Exhibit 10.0




                                                [Conformed Copy with Exhibits
                                            E, F, and G Conformed as Executed]

==============================================================================





                             CREDIT AGREEMENT

                                   among

                            ACG HOLDINGS, INC.,

                      AMERICAN COLOR GRAPHICS, INC.,

                      VARIOUS FINANCIAL INSTITUTIONS,

                   GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Documentation Agent,

                   MORGAN STANLEY SENIOR FUNDING, INC.,
                           as Syndication Agent,

                                    and

                          BANKERS TRUST COMPANY,
                          as Administrative Agent



                         -------------------------

                        Dated as of August 15, 1995

                                    and

                  Amended and Restated as of May 8, 1998

                         -------------------------






==============================================================================






                               TABLE OF CONTENTS


                                                                        Page

ARTICLE 1.
   Definitions.........................................................  1
         1.1  General Definitions......................................  1
         1.2  Accounting Terms and Determinations...................... 38
         1.3  Other Defined Terms...................................... 39

ARTICLE 2.
   Loans............................................................... 39
         2.1  Term Loans............................................... 39
         2.2  Revolving Loans.......................................... 40
         2.3  Swingline Loans.......................................... 41
         2.4  Borrowing Mechanics...................................... 42
         2.5  Disbursement of Funds.................................... 44
         2.6  Mandatory and Voluntary Payment; Mandatory and Voluntary
              Voluntary Reduction of Commitments....................... 45
         2.7  Payments................................................. 52
         2.8  Sharing of Payments...................................... 53

ARTICLE 3.
  Letters of Credit.................................................... 53
         3.1  Issuance of Letters of Credit............................ 53
         3.2  Terms of Letters of Credit............................... 54
         3.3  Lenders' Participation................................... 54
         3.4  Notice of Issuance, etc.................................. 55
         3.5  Payment of Amount Drawn Under Letters of Credit.......... 55
         3.6  Payment by Lenders....................................... 56
         3.7  Nature of Issuing Bank's Duties.......................... 56
         3.8  Obligations Absolute..................................... 57
         3.9  Original Letters of Credit............................... 58

ARTICLE 4.
  Interest, Fees and Expenses.......................................... 58
         4.1  Interest on Eurodollar Rate Loans........................ 58
         4.2  Interest on Base Rate Loans.............................. 59
         4.3  Notice of Continuation and Notice of Conversion.......... 59
         4.4  Interest and Letter of Credit Fees After Event of Default 61
         4.5  Reimbursement of Expenses................................ 61
         4.6  Unused Line Fee.......................................... 62
         4.7  Letter of Credit Fee..................................... 62
         4.8  Other Fees and Expenses.................................. 62
         4.9  Calculations............................................. 63
         4.10  Indemnification in Certain Events....................... 63
         4.11  Net Payments............................................ 64
         4.12  Affected Lenders........................................ 68
         4.13  Change of Applicable Lending Office..................... 68
         4.14  Limitation on Certain Additional Amounts................ 69

ARTICLE 5.
  Conditions Precedent................................................. 69
         5.1  Conditions to Restatement Effective Date................. 69
              (a)  Execution of Agreement; Notes....................... 69
              (b)  Officer's Certificate............................... 70
              (c)  Opinions of Counsel................................. 70
              (d)  Corporate Proceedings............................... 70
              (e)  Existing Term Loan Agreement........................ 71
              (f)  Approvals........................................... 71
              (g)  Litigation.......................................... 71
              (h)  Subsidiaries Guaranty............................... 71
              (i)  Pledge Agreement.................................... 72
              (j)  Security Agreement.................................. 72
              (k)  Mortgages Amendments; etc........................... 72
              (l)  Canadian Debenture and Canadian Pledge Agreement.... 73
              (m)  Insurance Policies.................................. 73
              (n) Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements; Tax
                   Sharing Agreements.................................. 74
               (o) Balance Sheet....................................... 75
               (p) Solvency Certificate................................ 76
               (q) Payment of Fees..................................... 76
               (r) Original Credit Agreement........................... 76
               (s) Projections......................................... 77
         5.2  Conditions to Each Loan and Letter of Credit............. 77

ARTICLE 6.
  Representations and Warranties....................................... 78
         6.1  Corporate Status......................................... 78
         6.2  Corporate Power and Authority............................ 78
         6.3  No Violation............................................. 78
         6.4  Litigation............................................... 79
         6.5  Use of Proceeds.......................................... 79
         6.6  Governmental Approvals................................... 79
         6.7  Investment Company Act................................... 79
         6.8  Public Utility Holding Company Act....................... 79
         6.9  True and Complete Disclosure............................. 80
         6.10 Financial Condition; Financial Statements................ 80
         6.11 Locations of Offices, Records and Inventory.............. 81
         6.12 Senior Indebtedness, etc................................. 81
         6.13 Security Interests....................................... 82
         6.14 Tax Returns and Payments................................. 82
         6.15 Compliance with ERISA.................................... 82
         6.16 Subsidiaries............................................. 84
         6.17 Patents, etc............................................. 84
         6.18 Compliance with Statutes, etc............................ 84
         6.19 Properties............................................... 85
         6.20 Labor Relations; Collective Bargaining Agreements........ 85
         6.21 Restrictions on Subsidiaries............................. 86
         6.22 Material Contracts....................................... 86

ARTICLE 7.
  Affirmative Covenants................................................ 86
         7.1  Financial Information.................................... 86
         7.2  Corporate Franchises..................................... 90
         7.3  Compliance with Statutes, etc............................ 90
         7.4  ERISA.................................................... 91
         7.5  Good Repair.............................................. 92
         7.6  Books and Records........................................ 92
         7.7  Additional Security; Further Assurances; etc............. 93
         7.8  Insurance; Casualty Loss................................. 94
         7.9  Taxes.................................................... 94
         7.10 End of Fiscal Years; Fiscal Quarters..................... 95
         7.11 Real Estate Appraisals................................... 95
         7.12 Corporate Separateness................................... 95
         7.13 Permitted Transactions................................... 96
         7.14 New Wholly-Owned Subsidiaries............................ 97
         7.15 Foreign Subsidiaries Security............................ 97

ARTICLE 8.
  Negative Covenants................................................... 99
         8.1  Consolidation, Merger, Sale or Purchase of Assets, etc... 99
         8.2  Liens....................................................101
         8.3  Indebtedness.............................................103
         8.4  Capital Expenditures.....................................104
         8.5  Investments..............................................106
         8.6  Dividends, etc...........................................108
         8.7  Transactions with Affiliates.............................109
         8.8  Changes in Business......................................109
         8.9  Minimum Consolidated EBITDA..............................110
         8.10 Consolidated Interest Coverage Ratio.....................110
         8.11 Leverage Ratio...........................................111
         8.12 Limitation on Voluntary Payments; Preferred Stock; Amendments or Modifications of Certain Agreements; etc...112
         8.13 Issuance of Subsidiary Stock.............................113
         8.14 Limitation on Restrictions Affecting Subsidiaries........113
         8.15 Additional Negative Pledges..............................114
         8.16 Additional Designated Senior Indebtedness................114
         8.17 Limitation on Subsidiaries and Joint Ventures;
              Creation of New Subsidiaries and Joint Ventures..........114

ARTICLE 9.
  Events of Default and Remedies.......................................115
         9.1  Events of Default........................................115
              (a) Payments.............................................115
              (b) Representations, etc.................................115
              (c) Covenants............................................115
              (d) Default Under Other Agreements.......................115
              (e) Bankruptcy, etc......................................116
              (f) ERISA................................................116
              (g) Collateral Documents.................................117
              (h) Guaranty.............................................117
              (i) Judgments............................................117
              (j) Change of Control....................................117

ARTICLE 10.
  The Agents...........................................................118
         10.1  Appointment.............................................118
         10.2  Delegation of Duties....................................119
         10.3  Exculpatory Provisions..................................119
         10.4  Reliance by Agents......................................120
         10.5  Notice of Default.......................................120
         10.6  Nonreliance on Agents and Other Lenders.................121
         10.7  Indemnification.........................................121
         10.8  Agents in Their Individual Capacities...................122
         10.9  Holders.................................................122
         10.10 Resignation of Agents...................................122
         10.11 Collateral Matters......................................124
         10.12 Delivery of Information.................................125

ARTICLE 11.
  Miscellaneous........................................................126
         11.1  Submission to Jurisdiction; Waivers.....................126
         11.2  WAIVER OF JURY TRIAL....................................126
         11.3  GOVERNING LAW...........................................127
         11.4  Delays; Partial Exercise of Remedies....................127
         11.5  Notices.................................................127
         11.6  Benefit of Agreement....................................127
         11.7  Confidentiality.........................................130
         11.8  Indemnification.........................................130
         11.9  Entire Agreement; Successors and Assigns................131
         11.10 Amendment or Waiver.....................................132
         11.11 Nonliability of Agents and Lenders......................133
         11.12 Registry................................................133
         11.13 Counterparts............................................133
         11.14 Effectiveness...........................................134
         11.15 Severability............................................134
         11.16 Headings Descriptive....................................134
         11.17 Maximum Rate............................................134
         11.18 Right of Setoff.........................................135
         11.19 Entire Agreement; Successors and Assigns................135
         11.20 Additions of New Lenders; Conversion of Original Loans
               of Continuing Lenders; Termination of Commitments of
               Non-Continuing Lenders..................................135
         11.21 Post-Closing Actions....................................137

ARTICLE 12.
  Parent Guaranty......................................................138
         12.1  The Parent Guaranty.....................................138
         12.2  Bankruptcy..............................................139
         12.3  Nature of Liability.....................................139
         12.4  Independent Obligation..................................139
         12.5  Authorization...........................................139
         12.6  Reliance................................................140
         12.7  Subordination...........................................141
         12.8  Waiver..................................................141
         12.9  Limitation on Enforcement...............................142


SCHEDULE I     List of Lenders
SCHEDULE II    Original Letters of Credit
SCHEDULE III Chief Executive Offices, Records Locations and Inventory and Equipment Locations
SCHEDULE IV    Transactions with Affiliates
SCHEDULE V     Tax Matters
SCHEDULE VI    Subsidiaries
SCHEDULE VII   Real Properties
SCHEDULE VIII  Collective Bargaining Agreements
SCHEDULE XI    Insurance
SCHEDULE X     Existing Liens
SCHEDULE XI    Existing Indebtedness
SCHEDULE XII   Existing Investments



EXHIBIT A-1    Form of A Term Note
EXHIBIT A-2    Form of B Term Note
EXHIBIT A-3    Form of Revolving Note
EXHIBIT A-4    Form of Swingline Note
EXHIBIT B-1    Form of Notice of Borrowing
EXHIBIT B-2    Form of Letter of Credit Request
EXHIBIT B-3    Form of Notice of Continuation
EXHIBIT B-4    Form of Notice of Conversion
EXHIBIT C-1    Form of Opinion of Davis Polk & Wardwell
EXHIBIT C-2    Form of Opinion of General Counsel of Holdings
EXHIBIT D      Form of Officer's Certificate
EXHIBIT E      Form of Subsidiaries Guaranty
EXHIBIT F      Form of Pledge Agreement
EXHIBIT G      Form of Security Agreement
EXHIBIT H-1    Form of Canadian Debenture
EXHIBIT H-2    Form of Canadian Pledge Agreement
EXHIBIT I      Form of Compliance Certificate
EXHIBIT J      Form of Collateral Access Agreement
EXHIBIT K      Form of Assignment and Assumption Agreement
EXHIBIT L      Form of Section 4.11(e) Certificate




               CREDIT AGREEMENT, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), each of those financial institutions listed from time to time on
Schedule I hereto (each, a "Lender" and, collectively, the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent (in such capacity, the "Documentation Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent", and together with the Documentation Agent, the Syndication Agent, each an "Agent", and collectively, the "Agents"). Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Section 1.1 hereof.


                             W I T N E S S E T H :


               WHEREAS, Holdings, the Borrower, the Original Lenders, BT Commercial Corporation, as Agent, and Bankers Trust Company, as Issuing Bank, are parties to a Credit Agreement, dated as of August 15, 1995 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

               WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement to make available to the Borrower the respective credit facilities provided for herein;


               NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

                                ARTICLE 1.
                                Definitions

               1.1 General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

               A Term Loan Commitment of any Lender shall mean, at any time, the amount set forth opposite such Lender's name on Schedule I, as such Schedule may be time to time, under the heading "A Term Loan Commitment," as such amount may be reduced from time to time pursuant to the terms of this Agreement at or prior to such time.

               A Term Loans shall have the meaning provided in Section 2.1(a).

               A Term Loan Percentage of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the outstanding principal amount of A Term Loans (or, if prior to the occurrence of the Restatement Effective Date, the A Term Loan Commitment) of such Lender at such time and the denominator of which is the then total outstanding principal amount of the A Term Loans of all the Lenders (or if the determination is being made prior to the occurrence of the Restatement Effective Date, the Total A Term Loan Commitments, as then in effect).

               A Term Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-1, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the A Term Loans made by such Lender or acquired by such Lender pursuant to Section 11.6.

               A TL/RL Maturity Date shall mean March 31, 2004.

               Accounts of any Person shall mean all of such Person's rights to payment for goods sold or leased or services performed by such Person, whether presently existing or hereafter arising, including, without limitation, rights evidenced by accounts, instruments, notes, drafts, documents, chattel paper, and all other forms of obligations owing to such Person arising out of the sale of goods or the rendition of services by such Person, whether or not earned by performance, and any and all credit insurance, letters of credit, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by such Person, and such Person's books and records (except minute books) relating to any of the foregoing.

               Additional Security Documents has the meaning provided in
Section 7.7.

               Adjusted Eurodollar Rate shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 100% minus the then stated maximum rate (stated as a decimal), as of the date of determination, of all reserves, if any, required by the Board of Governors of the Federal Reserve System to be maintained by a member bank of the Federal Reserve System in New York City with deposits in excess of five billion dollars against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities specified in Regulation D which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets specified in Regulation D which includes loans by a non-United States office of any Lender to United States residents).

               Administrative Agent shall have the meaning provided in the preamble to this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.10.

               Affected Eurodollar Rate Loans shall have the meaning provided in Section 2.6(m).

               Affiliate shall mean, with respect to any Person, any entity which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director or officer of such Person or any Subsidiary of such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Neither any Lender nor any person controlling any Lender nor any of their respective Subsidiaries shall be treated as an Affiliate of the Credit Parties or their respective Subsidiaries.

               Agents shall have the meaning provided in the preamble to this Agreement.

               Agreement shall mean this Agreement, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

               Applicable Margin initially shall mean a percentage equal to
(i) in the case of A Term Loans and Revolving Loans maintained as (x) Base Rate Loans, 1.25% and (y) Eurodollar Rate Loans, 2.50%, (ii) in the case of B Term Loans maintained as (x) Base Rate Loans, 1.50% and (y) Eurodollar Rate Loans, 2.75%, (iii) in the case of Swingline Loans, 1.25%, (iv) in the case of the Unused Line Fee, 0.50% and (v) in the case of Letter of Credit Fees, 2.25%. From and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to a different Applicable Margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall be that set forth below opposite the Leverage Ratio indicated as having been achieved in such certificate delivered in accordance with the following sentence:


                                                                Base Rate
                                                               Margin for A
                                                                Term Loans,
                                                                Revolving
                        Eurodollar Margin for    Eurodollar     Loans and        Base Rate
                           A Term Loans and     Margin for B    Swingline      Margin for B     Unused Line    L/C Fee
Leverage Ratio             Revolving Loans       Term Loans       Loans         Term Loans          Fee       Percentage
---------------------   ---------------------   ------------   ------------    ------------     -----------   ----------
Greater than or                 2.250%             2.50%         1.00%           1.250%            0.500%         2.000%
equal to 4.5:1
but less than 5.0:1.0

Greater than or                 2.000%             2.250%        0.750%          1.000%            0.500%         1.750%
equal to 4.0:1 but
less than 4.5:1

Greater than or                 1.750%             2.000%        0.500%          0.750%            0.375%         1.500%
equal to 3.50:1 but
less than 4.0:1

Less than 3.5:1                 1.500%             1.750%        0.250%          0.500%            0.375%         1.250%

The Leverage Ratio shall be determined based on a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent (with a copy to be sent by the Borrower to each Lender) within 45 days of the last day of each fiscal quarter of Holdings, which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Transaction, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a Pro Forma Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Transaction is consummated for which Financial Statements have been made available (or were required to be made available) pursuant to Section 7.1(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Transaction is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to Applicable Margins other than those described in the first sentence of this definition (and thus commencing a new Start Date), the Applicable Margins shall be those described in the first sentence of this definition. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be those described in the first sentence of this definition at all times during which there shall exist a Default or any Event of Default.

               Applicable Prepayment Percentage shall mean initially 50%, provided that at any time that the Applicable Margin for B Term Loans maintained as Eurodollar Rate Loans is 1.750%, the Applicable Prepayment Percentage shall instead be 0%.

               Applicable Lending Office shall mean, with respect to each Lender, such Lender's Eurodollar Lending Office (in the case of a Eurodollar Rate Loan), and such Lender's Domestic Lending Office (in the case of a Base Rate Loan).

               Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by an assigning Lender and an assignee Lender, and accepted by the Administrative Agent, in accordance with Section 11.6, substantially in the form of Exhibit K.

               Auditors shall mean any "big-six" firm of independent public accountants and any other nationally-recognized firm of independent public accountants selected by Holdings or the Borrower and reasonably satisfactory to the Agents.

               Authorized Officer shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Notices of Continuation, Letter of Credit Requests and similar notices, and delivering financial information and officer's certificates pursuant to this Agreement, the chief operating officer, any treasurer or other financial officer of the Borrower or Holdings, as the case may be, and (ii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

               Available Basket Amount shall mean, on any date of determination, an amount equal to the sum of (i) $14,000,000 minus (ii) the aggregate Permitted Transaction Costs of all Permitted Transactions effected after the Restatement Effective Date, minus (iii) without duplication of any amount included in Permitted Transaction Costs, the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture for which Holdings or any of its Subsidiaries (other than the respective Joint Venture) is liable, minus (iv) all payments made by Holdings or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii)), plus (v) the amount of any increase to the Available Basket Amount made after the Restatement Effective Date in accordance with the provisions of Section 8.5(d).

               B Term Loan Commitment of any Lender shall mean, at any time, the amount set forth opposite such Lender's name on Schedule I, as such Schedule may be amended from time to time, under the heading "B Term Loan Commitment," as such amount may be reduced from time to time pursuant to the terms of this Agreement at or prior to such time.

               B Term Loan Percentage of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the outstanding principal amount of B Term Loans (or, if prior to the occurrence of the Restatement Effective Date, the B Term Loan Commitment) of such Lender at such time and the denominator of which is the then total outstanding principal amount of the B Term Loans of all the Lenders (or if the determination is being made prior to the occurrence of the Restatement Effective Date, the Total B Term Loan Commitments, as then in effect).

               B Term Loans shall have the meaning provided in Section 2.1(b).

               B Term Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-2, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the B Term Loans made by such Lender or acquired by such Lender pursuant to Section 11.6.

               B TL Maturity Date shall mean March 31, 2005.

               Bankruptcy Code shall have the meaning provided in Section
9.1(e).

               Base Rate shall mean, at any time, the highest of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate then in effect.

               Base Rate Loan shall mean (i) each Swingline Loan and (ii) each Loan bearing interest as provided in Section 4.2.

               Borrower shall have the meaning provided in the preamble to this Agreement.

               Borrowing shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of such Tranche (or from the Swingline Bank, in the case of Swingline Loans) on a given date (or resulting from Conversion or Continuance on such date), having, in the case of Eurodollar Rate Loans, the same Interest Period.

               BTCo shall mean Bankers Trust Company, in its individual capacity.

               BTCC shall mean BT Commercial Corporation, in its individual capacity.

               Business Day shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York, New York are authorized to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. Dollar deposits in the New York interbank Eurodollar market.

               Calculation Period shall have the meaning provided in Section
7.13.

               Canadian Debenture shall have the meaning provided in Section 5.1(l).

               Canadian Pledge Agreement shall have the meaning provided in
Section 5.1(l).

               Capital Expenditures shall mean, as applied to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities (including Capitalized Lease Obligations)) made by such Person and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of such Person. For purposes of this Agreement, if a Capital Expenditure is made to purchase an asset and the asset is subsequently sold in a sale-leaseback transaction in accordance with
Section 8.1(d), and if Capitalized Lease Obligations arise pursuant to said sale-leaseback transaction, the respective sale-leaseback transaction shall not be deemed to constitute additional Capital Expenditures (including for purposes of Section 8.4(a)), although the Indebtedness arising from the respective Capitalized Lease Obligation shall be treated as such for purposes of this Agreement and shall be required to be incurred in accordance with the applicable requirements of this Agreement (including, without limitation, Section 8.4(a)).

               Capital Lease, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person or any of its Subsidiaries as lessee which, in conformity with GAAP, is accounted for as a capital lease on the consolidated balance sheet of that Person.

               Capitalized Lease Obligations shall mean the obligations under Capital Leases of Holdings and its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

               Cash Equivalents shall mean any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (A) any Lender or (B) a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which Lender bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a Lender or a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

               Casualty Loss shall have the meaning provided in Section 7.8.

               CERCLA shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

               Change of Control shall mean the occurrence of any of the following events: (i) a "Change of Control" (or any similar term) under and as defined in the Senior Subordinated Notes, (ii) any Person, entity or "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")) other than the Permitted Holders shall become the beneficial owner of shares representing 30% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of Holdings, (iii) there shall occur during any period after the Original Effective Date a change in the Board of Directors of Holdings pursuant to which the individuals who constituted the Board of Directors of Holdings at the beginning of such period (together with any other director whose election by the Board of Directors of Holdings (or whose nomination by the Board of Directors for election by the stockholders of Holdings) was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election was previously so approved by a duly authorized committee of the Board of Directors (which committee was designated by at least a majority of directors then in office who either were directors at the beginning of such period or whose election was previously so approved)) cease to constitute a majority of the Directors of Holdings at the end of such period or (iv) Holdings shall at any time cease to own 100% of the issued and outstanding capital stock of the Borrower. Notwithstanding anything to the contrary contained above, if any of the stockholders, who are not Permitted Holders of Holdings, as determined on the Original Effective Date, or their permitted transferees under the Shareholders' Agreement as furnished to the Administrative Agent prior to the Original Effective Date, are deemed to constitute a part of the same "group" (as such term is defined in the Exchange
Act) as the Permitted Holders, their inclusion in such "group" shall not cause a Change of Control pursuant to clause (ii) of the immediately preceding sentence unless (x) any such Person (and any of its Affiliates), other than a Permitted Holder, would individually exceed the 30% threshold contained in said clause
(ii), (y) all such Persons (and any of their Affiliates), other than the Permitted Holders, which are members of such "group" would exceed the threshold contained in said clause (ii) if the percentage "30%" appearing therein were changed to "40%" or (z) any such Persons are members of another such "group" (which does not include the Permitted Holders) which exceeds the 30% threshold contained in said clause (ii).

               Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               Collateral shall mean all of the Collateral as defined in each of the Collateral Documents.

               Collateral Access Agreements shall mean any landlord waivers, mortgagee waivers and access agreements, in each case substantially in the form of Exhibit J with such changes thereto as are reasonably acceptable to the Administrative Agent.

               Collateral Agent shall mean BTCC acting as collateral agent pursuant to the Collateral Documents.

               Collateral Documents shall mean all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Agreement, pursuant to which liens and security interests are granted to the Collateral Agent in the Collateral for the benefit of the Lenders, including, without limitation, the Pledge Agreement, the Security Agreement, each Mortgage, the Canadian Debenture, the Canadian Pledge Agreement, each Collateral Access Agreements and, after the execution and delivery thereof, each Additional Security Document.

               Collective Bargaining Agreements shall have the meaning provided in Section 5.1(n).

               Commitment of any Lender shall mean, at any time, the sum of the A Term Loan Commitment of such Lender at such time, the B Term Commitment of such Lender at such time and the Revolving Loan Commitment of such Lender at such time.

               Consolidated Cash Interest Expense for any period shall mean the aggregate consolidated cash interest expense, net of cash interest income, of Holdings and its Subsidiaries in respect of Indebtedness for such period determined in accordance with GAAP, including in any event the cash interest component of any Capitalized Lease Obligations.

               Consolidated Debt shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Holdings and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis (including unreimbursed drawings under letters of credit and performance, bid, surety and other similar bonds but excluding any amount available to be drawn on letters of credit and performance, bid, surety and other similar bonds to the extent not drawn) and (ii) all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of other Persons (i.e., Persons other than Holdings or any of its Subsidiaries) of the type referred to in preceding clause (i) of this definition; provided that Consolidated Debt shall not include (x) any Contingent Obligation arising under any guarantee in respect of industrial revenue bonds assumed by the purchaser of the Borrower's ink manufacturing operations and facilities which were sold in December 1989 if and to the extent that payment under such industrial revenue bonds is supported by an irrevocable letter of credit issued for the account of a Person or Persons other than Holdings or any of its Subsidiaries and which guarantee by its terms requires any beneficiary thereof to seek payment first under the letter of credit before seeking payment under such guarantee and
(ii) indebtedness under an industrial revenue bond originally funded by a Subsidiary of the Borrower to finance improvements at its facility in Sylacauga, Alabama and assumed by the Borrower subsequent to such Subsidiary's merger with and into the Borrower to the extent that the Borrower is both the payor and the payee under such industrial revenue bonds.

               Consolidated EBIT shall mean, for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period, determined on a consolidated basis, before Consolidated Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes based on income or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

               Consolidated EBITDA shall mean, for any period, Consolidated EBIT, adjusted by (i) adding thereto without duplication (to the extent deducted in arriving at Consolidated EBIT for such period) (a) amortization, depreciation and similar non cash charges, plus (b) restructuring charges, severance expenses and other non-recurring charges accrued during such period and (ii) subtracting therefrom restructuring charges, severance expenses and other non-recurring charges paid during such period whether or not such charges and expenses were accrued during such period (provided such charges and expenses are accrued after the Restatement Effective Date).

               Consolidated Interest Coverage Ratio for any period shall mean the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period. All calculations of the Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis.

               Consolidated Interest Expense shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, in each case net of the total consolidated cash interest income of Holdings and its Subsidiaries for such period, but excluding the amortization of any deferred financing costs.

               Consolidated Net Income shall mean, for any period, the net after tax income of Holdings and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary items which would otherwise be reflected therein and any non-cash expenses incurred or payments made in connection with the Transaction; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income or net losses of any Person in which any other Person or Persons (other than the Borrower or any of its Wholly-Owned Subsidiaries) has an equity interest or interests, (ii) the net income or net losses of any Unrestricted Subsidiary, (iii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iv) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time of such declaration or payment permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, except, in the case of clauses (i) and (ii) above, to the extent of the amount of dividends and other distributions actually paid to the Borrower or Wholly-Owned Subsidiaries by such Person during such period.

               Contingent Obligations shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligations shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) guarantees made by a Person of the obligations of a Wholly-Owned Subsidiary of such Person which do not constitute Indebtedness of such Wholly-Owned Subsidiary and are incurred in the ordinary course of business of such Wholly-Owned Subsidiary. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               Continuation and Continuance each shall refer to a continuation of Loans pursuant to Section 4.3, provided that each such term shall not constitute the making of a Loan for purposes of this Agreement.

               Continuing Lender shall mean each Original Lender with a Commitment under this Agreement (immediately upon giving effect to the Restatement Effective Date).

               Convert, Conversion and Converted each shall refer to a conversion of Loans (other than Swingline Loans) of one Type (so long as of the same Tranche) into Loans of another Type (of the same Tranche) pursuant to
Section 4.3, provided that each such term shall not constitute the making of a Loan for purposes of this Agreement.

               Converted B Term Loans shall have the meaning provided in
Section 2.1(b).

               Covered Taxes shall have the meaning provided in Section
4.11(a).

               Credit Documents shall mean, collectively, this Credit Agreement, the Notes, the Letters of Credit, the Subsidiaries Guaranty and each of the Collateral Documents, as the same may be modified, amended, extended, restated or supplemented from time to time.

               Credit Event shall mean the making of a Loan or the issuance of a Letter of Credit.

               Credit Parties shall mean, collectively, Holdings, the Borrower and the Subsidiary Guarantors.

               Default shall mean an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

               Defaulting Lender shall have the meaning provided in Section 2.5(a).

               Dividend shall have the meaning given to such term in Section
8.6.

               Documentation Agent shall have the meaning provided in the preamble to this Agreement and shall include any successor to the Documentation Agent appointed pursuant to Section 10.10.

               DOL shall mean the United States Department of Labor and any successor department or agency.

               Dollar Equivalent shall mean on any date, with respect to any currency other than Dollars, the amount of Dollars into which such currency could be converted at the Exchange Rate on such date.

               Dollars and the sign $ shall each mean freely transferable lawful money of the United States.

               Domestic Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I, as such schedule may be amended from time to time.

               Domestic Subsidiary shall mean each Subsidiary of Holdings incorporated or organized in the United States, Canada or any State, province or territory thereof.

               Eligible Transferee shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D).

               Employment Agreements shall have the meaning provided in Section 5.1(n).

               Environmental Claims shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business or as required in connection with a financing transaction and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, specific performance or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

               Environmental Law shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300F et seq.; the Oil Pollution Act of 1990, 33 U.S.C Section 2701 et seq. and any applicable state, provincial and local or foreign counterparts, or equivalents or similar statutes.

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               ERISA Affiliate shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, the Borrower or any Subsidiary of Holdings or the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code, and for the purpose of any specific provision of this Agreement which expressly refers to Section 302 of ERISA or Section 412, 4971 or 4977 of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

               Eurodollar Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I, as such schedule may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               Eurodollar Rate shall mean, with respect to an Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 11:00 A.M. (New York time) two
(2) Business Days prior to the commencement of such Interest Period.

               Eurodollar Rate Loan shall mean a Loan bearing interest as provided in Section 4.1.

               Event of Default shall have the meaning provided in Section
9.1.

               Excess Cash Flow shall mean, without duplication, in respect of any fiscal year of Holdings, Consolidated EBITDA in respect of such fiscal year plus (i) the aggregate amount of proceeds received during such period from the incurrence of Indebtedness (other than Revolving Loans and Swingline Loans) or pursuant to sale-leaseback transactions pursuant to Section 8.1(d), in each case except to the extent such Indebtedness or sale-leaseback transaction is incurred to finance Capital Expenditures made in the same fiscal year in which the Indebtedness is incurred or sale-leaseback transaction is entered into, minus (ii) the sum of (a) the amount of Capital Expenditures (to the extent not financed with Indebtedness or pursuant to sale-leaseback transactions or made pursuant to Section 8.4(b)) made by Holdings or any of its Subsidiaries during such fiscal year, (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money, and payments of the principal component of Capitalized Lease Obligations, by Holdings or its Subsidiaries (other than (A) payments pursuant to the Refinancing and (B) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (1) required as a result of a Scheduled Repayment under Section 2.6(f) or
(2) made as a voluntary prepayment pursuant to Section 2.6(e)(but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitments)) on a consolidated basis during such fiscal year, (c) Consolidated Cash Interest Expense paid during such fiscal year, (d) cash payments of income taxes made by Holdings and its Subsidiaries during such fiscal year, and (e) cash Investments made by the Borrower and its Subsidiaries during the respective fiscal year (except to the extent the Investment is made in the Borrower or any of its Subsidiaries) pursuant to
Section 8.5(k)

               Excess Cash Payment Date shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower.

               Excess Cash Payment Period shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

               Exchange Rate shall mean, when converting any amount denominated in a currency (the "First Currency") into another currency (the "Second Currency"), the rate determined in good faith by the Administrative Agent at the opening of business in New York, on the date as to which any determination thereof is to be made, as the spot rate at which such First Currency is offered for sale to the Agent against delivery of the Second Currency by the Administrative Agent. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, the Administrative Agent shall calculate the Exchange Rate on such basis as it deems fair and equitable.

               Existing Indebtedness shall mean all Indebtedness of the Borrower and its Subsidiaries outstanding prior to, and to remain outstanding on and after, the Restatement Effective Date, and set forth on Schedule XI, without giving effect to extensions or renewals thereto, except as expressly provided therein.

               Existing Indebtedness Agreements shall have the meaning provided in Section 5.1(n).

               Existing Mortgage Policies shall mean each mortgage insurance policy issued with respect to an Existing Mortgage under the Original Credit Agreement.

               Existing Mortgaged Property shall mean all Real Property of the Borrower and its Restricted Subsidiaries listed as such on Schedule VII (which shall include all Real Property subject to any Existing Mortgage).

               Existing Mortgages shall mean all Mortgages under, and as defined in, the Original Credit Agreement, granted by the Credit Parties pursuant to the Original Credit Agreement and which have not been released by the lenders thereunder prior to the Restatement Effective Date.

               Existing Term Loan Agreement shall mean the Term Loan Agreement, dated as of June 30, 1997, among Holdings, the Borrower, various financial institutions and Bankers Trust Company, as Administrative Agent, as in effect on the Restatement Effective Date.

               Expenses shall mean all present and future expenses incurred by or on behalf of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent, the Syndication Agent, the Documentation Agent or the Collateral Agent, as the case may be, under this Agreement or any other Credit Document, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all costs and expenses incurred by the Administrative Agent, the Syndication and the Collateral Agent in opening bank accounts, depositing checks, receiving and transferring funds, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent, the Syndication Agent, the Documentation Agent or the Collateral Agent, out-of-pocket syndication fees and expenses, fees and taxes relative to the filing of financing statements, costs of preparing and recording any other Collateral Documents, all expenses, costs and fees set forth in Article 4 of this Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter and all reasonable fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

               Facing Fee shall have the meaning provided in Section 4.7(b).

               Federal Funds Rate shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

               Fee Letter shall mean that certain letter, dated as of April 17, 1998, among BTCo, Morgan, Holdings and the Borrower providing for the payment of certain fees in connection with this Agreement.

               Fees shall mean, collectively, the Unused Line Fee, the Letter of Credit Fees, the Facing Fees and the other fees provided for in the Fee Letter.

               Financial Statements shall mean the consolidated and, if requested by the any Agent, consolidating balance sheet and statement of operations and statement of cash flows and statements of changes in shareholder's equity of each of (x) Holdings and (y) the Borrower, for the period specified prepared in accordance with GAAP and consistent with prior practices; provided, however, that so long as Holdings owns all the capital stock of the Borrower, owns no other significant assets and owns no capital stock of any other Subsidiary or Unrestricted Subsidiary, separate financial statements for the Borrower shall not be required to be furnished pursuant to Sections 7.1(a) and (b).

               Foreign Lender shall mean any Lender organized under the laws of a jurisdiction outside of the United States.

               Foreign Pension Plan means any plan, fund (including, without limitation, any superannuation fund) or other similar program or arrangement established or maintained outside the United States of America by Holdings, the Borrower or any one or more of their Subsidiaries primarily for the benefit of employees of Holdings, the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon any termination of employment, and which plan is not subject to ERISA or the Code.

               Foreign Subsidiary shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.

               GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time subject to Section 1.2.

               Governing Documents shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

               Governmental Authority shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               Guaranteed Creditors shall mean and include the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Lenders and each party (other than any Credit Party) party to an Interest Rate Agreement to the extent such party constitutes a Secured Creditor under the Collateral Documents.

               Guaranteed Obligations shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Lender, and Loans made, under this Agreement and all reimbursement obligations with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to each Lender, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any of its Subsidiaries owing under each Interest Rate Agreement entered into by the Borrower or any of its Subsidiaries with any Lender or a syndicate of financial institutions organized by BTCo or any affiliate of any Lender (even if BTCo or such Lender subsequently ceases to be a Lender under this Agreement for any reason) and any institution that participates in such Interest Rate Agreement, and in each case their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

               Guaranties shall mean the Parent Guaranty and the Subsidiaries Guaranty.

               Guarantors shall mean the Parent Guarantor and the Subsidiary Guarantors.

               Hazardous Materials shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

               Highest Lawful Rate shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

               Holdings shall have the meaning provided in the preamble to this Agreement.

               Holdings Common Stock shall mean the common stock of Holdings, $.01 par value per share.

               Immaterial Subsidiaries at any time shall mean all Subsidiaries of the Borrower which would otherwise be subject to Defaults or Events of Default pursuant to any of Sections 9.1(d), (e) and/or (i), so long as, if all of such Subsidiaries which would otherwise be subject to such Defaults or Events of Default and their respective Subsidiaries were aggregated and treated as one Subsidiary, such Subsidiary would not have consolidated total assets in excess of 3% of the consolidated total assets of the Borrower and its Subsidiaries as determined at the end of the last fiscal quarter for which financial statements have been delivered pursuant to Section 7.1(a) or (b), as the case may be.

               Indebtedness of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements, (viii) all reimbursement or other monetary obligations with respect to surety, performance and bid bonds, and
(ix) all Contingent Obligations of such Person; provided that Indebtedness shall not include (A) trade payables and accrued expenses, in each case arising in the ordinary course of business or (B) endorsements of instruments for deposit or collection in the ordinary course of business.

               Interest Period shall mean for any Eurodollar Rate Loan the period commencing on the date of the Borrowing, Conversion or Continuance thereof and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or (if available to all the Lenders with Loans of the respective Tranche, as determined by such Lenders) twelve months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, however, that the
(x) Borrower may not select any Interest Period for Revolving Loans maintained as Eurodollar Rate Loans that ends after the A TL/RL Maturity Date and (y) the Borrower shall not select any Interest Period in respect of Term Loans of any Tranche which extends beyond the date upon which a Scheduled Repayment will be required to be made if the aggregate principal amount of Term Loans of the respective Tranche which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans of the respective Tranche then outstanding less the aggregate amount of such required repayment. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Whenever any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the applicable calendar month.

               Interest Rate Agreement shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which Holdings or its Subsidiaries is a party or beneficiary.

               Inventory of any Person shall mean all of the inventory owned by such Person, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by such Person.

               Investment shall have the meaning provided in Section 8.5.

               Issuing Bank shall mean BTCo.

               Issuing Bank Fees shall have the meaning provided in Section
4.7.

               Joint Venture shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of Holdings or the Borrower, in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

               Lender shall have the meaning provided in the preamble to this Agreement and shall, in the case of any extension of Swingline Loans, include the Swingline Bank.

               Lender Default shall mean any default by a Defaulting Lender pursuant to Section 2.5(a).

               Letter of Credit Fees shall have the meaning provided in
Section 4.7(a).

               Letter of Credit Obligations shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans).

               Letter of Credit Request shall have the meaning provided in
Section 3.4.

               Letters of Credit shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued for the account of the Borrower pursuant to Article 3 of this Agreement and all amendments, renewals, extensions or replacements thereof.

               Leverage Ratio shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Leverage Ratio shall be made on a Pro Forma Basis.

               Lien(s) shall mean any lien, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

               Loan shall mean any advance or loan made by a Lender (including the Swingline Bank) to, or for the benefit of, the Borrower pursuant to this Agreement, whether Revolving Loans, Swingline Loans, A Term Loans or B Term Loans and whether Eurodollar Rate Loans or Base Rate Loans.

               Majority Lenders shall mean, with respect to any Tranche hereunder, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if no Obligations in respect of the other Tranches were outstanding hereunder and all Commitments with respect to such other Tranches were terminated.

               Management Agreements shall have the meaning provided in Section 5.1(n).

               Mandatory Borrowings shall have the meaning provided in Section 2.3(c).

               Margin Stock shall have the meaning provided in Regulation U.

               Material Adverse Effect shall mean a material adverse effect on
(i) the business, prospects, operations, results of operations, assets, liabilities or financial condition of Holdings and its Subsidiaries taken as a whole, (ii) any Credit Party's (other than any Immaterial Subsidiary's) ability to perform its material obligations under the Credit Documents to which it is a party, or (iii) the material rights and remedies of the Agents, the Collateral Agent, the Issuing Bank or the Lenders under any Credit Document.

               Material Contract shall mean any contract or other arrangement (other than the Credit Documents), whether written or oral, to which Holdings or its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto may be reasonably expected to have a Material Adverse Effect.

               Maximum Swingline Amount shall mean $5,000,000.

               Moody's shall mean Moody's Investors Services, Inc.

               Morgan shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity.

               Mortgage Amendments shall have the meaning provided in Section 5.1(k).

               Mortgaged Properties shall mean the Existing Mortgaged Properties and shall include any real property mortgaged pursuant to Section 7.7.

               Mortgage Policies shall mean the Existing Mortgage Policies and shall include any mortgage policy delivered pursuant to Section 7.7.

               Mortgages shall mean each Existing Mortgage, as modified by the relevant Mortgage Amendment, and shall include any mortgage or similar security document delivered pursuant to Section 7.7.

               Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

               MWD shall mean Morgan Stanley Dean Witter & Co., a Delaware corporation.

               Net Cash Proceeds shall mean for any event requiring a reduction of the Total Revolving Loan Commitments and/or repayment of Term Loans pursuant to Section 2.6, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

               Net Sale Proceeds shall mean for any sale, lease, transfer or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by Holdings, the Borrower or any of their respective Wholly-Owned Subsidiaries from such sale, lease, transfer or other disposition, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness to the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Lenders a certificate signed by an authorized officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Wholly-Owned Subsidiaries shall constitute Net Sale Proceeds on such date).

               New B Term Loans shall have the meaning provided in Section
2.1(b).

               New Credit Party shall mean each Credit Party that was not a Credit Party (as defined in the Original Credit Agreement) on the Original Effective Date.

               New Lender shall mean each Person listed on Schedule I that is not a Continuing Lender.

               Non-Continuing Lender shall have the meaning provided in Section 11.20.

               Non-Defaulting Lender shall mean and include each Lender other than a Defaulting Lender.

               Notes shall mean, collectively, the A Term Notes, the B Term Notes, the Revolving Notes and the Swingline Notes.

               Notice of Borrowing shall have the meaning provided in Section
2.4 and shall include any deemed Notice of Borrowing pursuant to Section 3.5.

               Notice of Continuation shall have the meaning provided in
Section 4.3.

               Notice of Conversion shall have the meaning provided in Section 4.3.

               Obligations shall mean, without duplication, the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, the Borrower or any Subsidiary of the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, any reimbursement obligation or indemnity of Holdings, the Borrower or any Subsidiary of the Borrower on account of Letters of Credit or any accommodation extended with respect to applications for Letters of Credit, the Fees, the Expenses and all other obligations and liabilities of Holdings, the Borrower or any Subsidiary of the Borrower to the Agents, the Collateral Agent, the Issuing Bank, the Swingline Bank or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Credit Document and any other document made, delivered or given in connection herewith or therewith.

               Original Equipment Loans shall mean the "Equipment Loans" under, and as defined in, the Original Credit Agreement.

               Original Lender shall mean each Person which was a Lender under, and as defined in, the Original Credit Agreement on the Restatement Effective Date.

               Original Credit Agreement shall have the meaning provided in the first WHEREAS clause of this Agreement.

               Original Effective Date shall mean the Closing Date under, and as defined in, the Original Credit Agreement.

               Original Letter of Credit shall have the meaning provided in
Section 3.9.

               Original Loans shall mean, collectively, the Original Term Loans, the Original Revolving Loans, the Original Equipment Loans and the Agent Advances, under, and as defined in, the Original Credit Agreement.

               Original Revolving Loans shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

               Original Term Loans shall mean the "Term Loans" under, and as defined in, the Original Credit Agreement.

               Other Taxes shall have the meaning provided in Section 4.11(b).

               Parent Guarantor shall mean Holdings in its capacity as the guarantor under Article 12.

               Parent Guaranty shall mean the guaranty provided by Holdings pursuant to Article 12.

               Payment Office shall mean 130 Liberty Street, New York, New York 10006 or any other office within the continental United States designated by the Administrative Agent to the Borrower from time to time as the office for payment of all amounts required to be paid by the Borrower or Holdings under this Agreement.

               PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA and any Person succeeding to the functions thereof.

               Percentage of any Lender at any time shall mean its Revolving Loan Percentage, A Term Loan Percentage or B Term Loan Percentage, as the case may be, at such time.

               Permitted Acquired Debt shall mean Indebtedness of a Subsidiary of the Borrower acquired after the Restatement Effective Date pursuant to a Permitted Acquisition, to the extent such Indebtedness was outstanding prior to the consummation of the Permitted Acquisition and remains outstanding as Indebtedness of the respective Subsidiary after giving effect thereto, provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition or the respective Person becoming a Subsidiary of the Borrower, (ii) such Indebtedness does not constitute Indebtedness of Holdings, the Borrower or any of their Subsidiaries other than the respective Subsidiary acquired pursuant to the respective Permitted Acquisition and shall not be secured by any assets of any Person other than assets of the Subsidiary so acquired serving as security therefor at the time of the respective Permitted Acquisition and (iii) no Person other than the respective Subsidiary shall have any liability (contingent or otherwise) with respect to any such Indebtedness.

               Permitted Acquisition shall mean the acquisition by the Borrower or any of its Wholly-Owned Domestic Subsidiaries of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries or of 100% of the capital stock or other equity interests of any such Person, which Person shall, as a result of such acquisition, become a Domestic Subsidiary of the Borrower or such Wholly-Owned Subsidiary, provided that (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of Holdings Common Stock, and the assumption/ acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 8.3, (B) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless either (x) the Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (y) if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), both (1) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (2) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States or Canada, (D) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Related Business and (E) all requirements of Sections
7.13 and 8.1 applicable to Permitted Acquisitions are met with respect thereto. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

               Permitted Affiliate Transactions shall mean (i) reasonable and customary fees, compensation and benefits paid to officers, directors, employees or consultants of the Borrower or any of its Subsidiaries or their respective Affiliates for services rendered to the Borrower or any such Subsidiary in the ordinary course of business consistent with past practices;
(ii) transfers of goods and services by or among the Borrower and its Subsidiaries in the ordinary course of business on fair and reasonable terms;
(iii) Dividends permitted under Section 8.6; (iv) transactions pursuant to the Tax Sharing Agreement; (v) Investments permitted under Section 8.5; and (vi) options to purchase common stock of Holdings granted to officers and directors of Holdings and its Subsidiaries.

               Permitted Encumbrance shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

               Permitted Holders shall mean the Morgan Stanley Leveraged Equity Fund II, L.P., MWD, Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III 89 Investors, L.P., and any Affiliate of MWD.

               Permitted JV Investment shall mean an Investment by the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower in any Person not already a Subsidiary or Joint Venture of the Borrower, provided that (A) the consideration used in connection therewith consists solely of cash (including proceeds of Revolving Loans) and/or assets of the Borrower or such Wholly-Owned Domestic Subsidiary, (B) the business of the Person in whom the respective Investment is made shall be a Related Business and (C) all requirements of Section 7.13 applicable to Permitted JV Investments are met with respect thereto.

               Permitted Liens shall mean any Liens permitted under Sections 8.2(c), (d), (e), (f), (g), (h), (i), (j), (k), (l) and (m) and, to the extent such Liens may by operation of law take priority over a previously perfected Lien, Sections 8.2(a), (b) and (l).

               Permitted Materials shall have the meaning provided in Section 6.18.

               Permitted Transaction shall mean any Permitted Acquisition and any Permitted JV Investment.

               Permitted Transaction Costs shall mean, with respect to any Permitted Transaction, the sum of (i) the amount of cash to be paid as consideration in respect thereof, (ii) the aggregate amount of fees and expenses payable by Holdings, the Borrower or any of their respective Subsidiaries in connection with the respective Permitted Transaction, (iii) the aggregate principal amount of all Permitted Acquired Debt or other Indebtedness incurred, acquired or assumed in connection with such Permitted Transaction and (iv) in the case of a Permitted JV Investment, the fair market value of all assets (if any) of the Borrower and its Subsidiaries contributed to the respective Joint Venture (as determined in good faith by senior management of the Borrower) in connection with such Permitted JV Investment, in each case as such amounts are certified by the Borrower pursuant to Section
7.13 in connection with the respective Permitted Transaction.

               Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

               Plan shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which (i) is maintained or contributed to by (or to which there is an obligation to contribute of), or (ii) at any time during the five year period preceding (A) in the case of any Credit Event, the date of such Credit Event or (B) in the case of any event or condition described in Section 7.4 or 9.1(f), the date thereof, was maintained or contributed to by (or to which there is or was an obligation to contribute to), Holdings, the Borrower, a Subsidiary of Holdings or the Borrower or an ERISA Affiliate.

               Pledge Agreement shall have the meaning provided in Section
5.1(i).

               Pledged Securities shall have the meaning provided in the Pledge Agreement.

               PPSA shall mean the Personal Property Security Act (Ontario).

               Prime Lending Rate shall mean the rate which BTCo publicly announces in New York City from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               Pro Forma Basis shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) if the relevant period to be tested includes any period occurring prior to the Restatement Effective Date, the consummation of the Transaction as if the same had occurred on the first day of such period, (x) the assumption, incurrence or issuance of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Transactions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period,
(y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Transaction, if any, then being consummated as well as any other Permitted Transaction consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Transaction then being effected, with the following rules to apply in connection therewith:

               (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness, or to finance Permitted Transactions) assumed, incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Transaction, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 7.13(a)(iv)) and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 7.13(a)(iv));

              (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section 7.13(a)(iv), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

             (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Transaction consummated after the first day of the respective period being tested, taking into account cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings and expenses were realized on the first day of the relevant period.

               Projections shall have the meaning provided in Section 5.1(s).

               Public Equity Offering means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended.

               Qualified Preferred Stock shall mean any preferred stock of Holdings, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Holdings relating to outstanding Indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any Change of Control), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a Change of Control), in whole or in part, on or prior to the date occurring two years after the B TL Maturity Date.

               RCRA shall mean the Resources Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

               Real Property of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

               Recovery Event shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries,
(ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and
(iii) under any policy of insurance required to be maintained under Section
7.8.

               Refinancing shall mean (i) the refinancing transactions described in Section 5.1(e), (ii) the conversion of Original Loans pursuant to Sections 2.1(b) and 2.2 and (iii) the repayment of Original Loans (including Original Equipment Loans) pursuant to Section 5.1(r).

               Refinancing Documents shall mean all documents executed and delivered in connection with the Refinancing.

               Register shall have the meaning provided in Section 11.12.

               Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

               Regulation U shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

               Related Businesses shall mean the businesses as conducted by the Borrower and its Subsidiaries on the Original Effective Date, and any businesses reasonably related, ancillary or complementary to the businesses in which the Borrower and its Subsidiaries are engaged on the Original Effective Date.

               Reportable Event shall mean any of the events described in
Section 4043 of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

               Required Appraisal shall have the meaning provided in Section
7.11.

               Required Lenders shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Revolving Loan Percentage of outstanding Swingline Loans and outstanding Letter of Credit Obligations) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Lenders and the Total Revolving Loan Commitments (less the Revolving Loan Commitments of Defaulting Lenders) (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and their aggregate Revolving Loan Percentages of all then outstanding Swingline Loans and outstanding Letter of Credit Obligations); provided, however, that at any time when there exists more than one Lender (for all purposes of this proviso, each Lender and any of its Affiliates which is also a Lender shall be deemed to constitute a single Lender) under this Agreement, and if a single Lender hereunder would constitute the Required Lenders in accordance with the foregoing definition, then the "Required Lenders" shall be required to include at least two Lenders.

               Requirement of Law shall mean, as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               Restatement Effective Date shall have the meaning provided in
Section 11.14.

               Retained Equity Amount shall mean initially zero, which amount shall be (x) increased by the net cash proceeds from all sales or issuances of equity by Holdings (but only to the extent such net cash proceeds are contributed to the equity of the Borrower) after the Restatement Effective Date (but excluding such net cash proceeds to the extent (i) same are required to be used to repay principal of outstanding Term Loans as required by Section 2.6(g) or to repay principal of outstanding Revolving Loans pursuant to
Section 2.6(a) as a result of a mandatory reduction of Revolving Loan Commitments pursuant to Section 2.6(g) or (ii) such proceeds were received from one or more Public Equity Offerings and are used to repurchase, repay or retire Senior Subordinated Notes) and (y) decreased, on the date each Capital Expenditure or Investment is made pursuant to Section 8.4(b)(iii) or Section 8.5(m) by the amount of such Capital Expenditure or Investment.

               Retained Excess Cash Flow Amount shall mean initially zero, which amount shall be (x) increased on each Excess Cash Payment Date by the amount of Excess Cash Flow for the respective Excess Cash Payment Period less the aggregate amount of mandatory prepayments required to be made in respect of such Excess Cash Flow pursuant to Section 2.6(h), provided that if Excess Cash Flow for any such Excess Cash Payment Period is negative, the Retained Excess Cash Flow Amount shall be reduced by the amount thereof, and (y) decreased, on the date of each Capital Expenditure or Investment is made pursuant to Section 8.4(b)(ii) or 8.5(l), by the amount of the respective such Capital Expenditure or Investment.

               Revolving Loan Commitment of any Lender, at any time, shall mean the amount set forth opposite such Lender's name on Schedule I, as such Schedule may be amended from time to time, under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to the terms of this Agreement at or prior to such time.

               Revolving Loan Percentage of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitments at such time; provided that if the Revolving Loan Percentage of any Lender is to be determined after the Total Revolving Loan Commitments have been terminated, then the Revolving Loan Percentages of the Lenders shall be determined by reference to the Revolving Loan Commitment of such Lender and the Total Revolving Loan Commitments in effect immediately prior (and without giving effect) to such termination.

               Revolving Loans shall have the meaning provided in Section 2.2.

               Revolving Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-3, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender or acquired by such Lender pursuant to
Section 11.6.

               S&P shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

               Scheduled Repayment shall mean any Tranche A Term Loan Scheduled Repayment and any Tranche B Term Loan Scheduled Repayment.

               Second Tier Taxes shall have the meaning provided in Section 4.11(a).

               Section 4.11(e) Certificate shall have the meaning provided in
Section 4.11(e).

               Security Agreement shall have the meaning provided in Section 5.1(j).


               Secured Creditors shall have the meaning provided in the respective Collateral Documents.

               Securities Act shall mean the Securities Act of 1933, as amended.

               Senior Subordinated Note Documents shall mean and include each of the documents and other agreements entered into (including, without limitation, the Senior Subordinated Notes and the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Restatement Effective Date and as the same may be entered into, modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

               Senior Subordinated Note Indenture shall mean the Indenture, dated as of August 15, 1995, entered into by and between the Borrower and NationsBank of Georgia, National Association, as trustee thereunder, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms hereof and thereof.

               Senior Subordinated Notes shall mean the Borrower's 12-3/4% Senior Subordinated Notes due 2005, as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

               Shareholders' Agreements shall have the meaning provided in
Section 5.1(n).

               Specified Default shall mean a Default under Section 9.1(a) or
(e).

               Stated Amount of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

               Subsidiaries Guaranty shall have the meaning provided in
Section 5.1(h).

               Subsidiary shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein and for purposes of Sections 6.14, 6.15, 7.1(a) and (b) and
7.10 hereof), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its other Subsidiaries for purposes of this Agreement. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               Subsidiary Guarantor shall have the meaning provided in Section 5.1(h); provided that, from and after the date that any Wholly-Owned Subsidiary of the Borrower executes and delivers a counterpart of the Subsidiaries Guaranty pursuant to the requirements of Section 7.14, such Wholly-Owned Subsidiary shall also be a Subsidiary Guarantor.

               Sullivan Media shall mean Sullivan Media Corporation, a Delaware corporation which on the Restatement Effective Date is a Wholly-Owned Subsidiary of the Borrower.

               Supermajority A Term Lenders at any time shall mean those Non-Defaulting Lenders whose outstanding A Term Loans constitute at least 66-2/3% of the outstanding A Term Loans of all Non-Defaulting Lenders at such time.

               Supermajority B Term Lenders at any time shall mean those Non-Defaulting Lenders whose outstanding B Term Loans constitute at least 66-2/3% of the outstanding B Term Loans of all Non-Defaulting Lenders at such time.

               Swingline Bank shall mean BTCo, in its capacity as the lender of Swingline Loans.

               Swingline Expiry Date shall mean the date which is five Business Days prior to the A TL/RL Maturity Date.

               Swingline Loans shall have the meaning provided in Section 2.3.

               Swingline Note shall mean a promissory note of the Borrower payable to the order of the Swingline Bank, in the form of Exhibit A-4, evidencing the aggregate Indebtedness of the Borrower to the Swingline Bank resulting from the Swingline Loans made by the Swingline Bank.

               Syndication Agent shall have the meaning provided in the preamble to this Agreement and shall include any successor to the Syndication Agent appointed pursuant to Section 10.10.

               Syndication Date shall mean the earlier of (x) the date which is 90 days after the Restatement Effective Date and (y) the date upon which the Agents determined in their sole discretion (and notify the Borrower) that the primary syndication (and the resulting addition of institutions as Lenders pursuant to Section 11.6) has been completed, notice of which shall be promptly given to the Borrower.

               Tax Sharing Agreements shall have the meaning provided in
Section 5.1(n); provided that on and after the Restatement Effective Date there shall be only one Tax Sharing Agreement in effect, which Tax Sharing Agreement shall be in the form submitted to the Agents and the Lenders prior to the Restatement Effective Date pursuant to Section 5.1(n) and found acceptable to them, as such Tax Sharing Agreement shall be amended, modified or supplemented after the Restatement Effective Date, but only with the consent of the Required Lenders, and references in this Agreement to the "Tax Sharing Agreement" shall be references to the Tax Sharing Agreement as described in this proviso.

               Taxes shall have the meaning provided in Section 4.11(a).

               Test Period shall mean each period of four consecutive fiscal quarters of Holdings then last ended, in each case taken as one accounting period.

               Total Commitments shall mean, at any time, the sum of (x) the Total A Term Loan Commitments at such time, (y) the Total B Term Loan Commitments at such time and (z) the Total Revolving Loan Commitments at such time.

               Total Revolving Loan Commitments shall mean, at any time, the aggregate of the Revolving Loan Commitments of all the Lenders at such time.

               Total A Term Loan Commitments shall mean, at any time, the aggregate of the A Term Loan Commitments of all the Lenders at such time.

               Total B Term Loan Commitments shall mean, at any time, the aggregate of the B Term Loan Commitments of all the Lenders at such time.

               Tranche shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., A Term Loans, B Term Loans, Revolving Loans and Swingline Loans.

               Tranche A Term Loan Scheduled Repayment shall have the meaning provided in Section 2.6(f)(i).

               Tranche B Term Loan Scheduled Repayment shall have the meaning provided in Section 2.6(f)(ii).

               Transaction shall mean, collectively, (i) the amendment and restatement of the Original Credit Agreement in the form of this Agreement as provided herein, (ii) the consummation of the Refinancing, (iii) the incurrence of all Loans hereunder on the Restatement Effective Date and (iv) the payment of fees and expenses in connection with the foregoing.

               Transaction Documents shall mean, collectively, (i) the Credit Documents and (ii) the Refinancing Documents.

               Type shall mean, with respect to any Loan, whether such Loan is a Eurodollar Rate Loan or a Base Rate Loan.

               UCC shall mean the Uniform Commercial Code.

               Unfunded Current Liability of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

               Unrestricted Subsidiary shall mean any Subsidiary of Holdings or of another Unrestricted Subsidiary of Holdings that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by Holdings, as provided below). Holdings may designate any Person to be an Unrestricted Subsidiary if (a) on the date of such designation, no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, Holdings, the Borrower or any other Subsidiary (excluding other Unrestricted Subsidiaries) and (c) such Subsidiary shall have entered into a counterpart of the Tax Sharing Agreement on a basis which is satisfactory to the Administrative Agent. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an authorized officer certifying that such designation complied with the foregoing conditions.

               Unused Line Fee shall have the meaning provided in Section 4.6.

               Unutilized Revolving Loan Commitment with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's Revolving Loan Percentage of the sum of (x) the total Letter of Credit Obligations outstanding at such time and (y) the aggregate outstanding principal amount of Swingline Loans at such time.

               Wholly-Owned Domestic Subsidiary shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

               Wholly-Owned Foreign Subsidiary shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

               Wholly-Owned Subsidiary of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person or a Wholly-Owned Subsidiary thereof.

               1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Administrative Agent on or before the Restatement Effective Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in Article 8, Excess Cash Flow and the Applicable Margin, and all defined terms as used in said Article 8 and in the definitions of Excess Cash Flow and Applicable Margin, shall be made consistent with practices in effect as of the Restatement Effective Date and, if applicable, in accordance with GAAP as in effect on the Restatement Effective Date (or, if the Administrative Agent shall have given its prior written approval thereto, such determinations may be made by the Borrower in accordance with GAAP as in effect on the date for which the determinations of such compliance shall be made), and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Administrative Agent on or before the Restatement Effective Date, except as otherwise previously disclosed to the Administrative Agent. The Financial Statements required to be delivered hereunder from and after the Restatement Effective Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Administrative Agent on or before the Restatement Effective Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include (except as otherwise provided above) at the election of the Borrower or upon the request of the Required Lenders, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Restatement Effective Date.

               1.3 Other Defined Terms. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York shall have the meanings given them in such UCC. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.


                                ARTICLE 2.
                                   Loans

               2.1 Term Loans. (a) Subject to the terms and conditions set forth in this Agreement, each Lender with an A Term Loan Commitment severally agrees to make to the Borrower on the Restatement Effective Date a term loan (each, a "A Term Loan" and, collectively, the "A Term Loans") in an amount equal to the A Term Loan Commitment of such Lender as in effect on such date, which A Term Loans may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Rate Loans in accordance with the terms of this Agreement. Once repaid, A Term Loans incurred hereunder may not be reborrowed. The Borrower hereby agrees to execute and deliver to each Lender that makes an A Term Loan an A Term Note in the form of Exhibit A-1 to evidence the A Term Loan made by such Lender.

               (b) Subject to and upon the terms and conditions set forth herein, each Lender with a B Term Loan Commitment severally agrees, (A) in the case of each Continuing Lender to convert into term loans (the "Converted B Term Loans") on the Restatement Effective Date, Original Term Loans made by such Continuing Lender to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of such Original Term Loans made by such Continuing Lender and so outstanding and
(y) such Continuing Lender's B Term Loan Commitment as in effect on the Restatement Effective Date and/or (B) to make on the Restatement Effective Date a term loan or term loans (each, a "New B Term Loan" and, collectively, the "New B Term Loans" and together with the Converted B Term Loans, the "B Term Loans") to the Borrower, which B Term Loans (i) shall not exceed for any Lender, in initial principal amount, that amount (which, in the case of each Continuing Lender, shall include the principal amount of Converted B Term Loans of such Lender) which equals the B Term Loan Commitment of such Lender as in effect on the Restatement Effective Date and (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Rate Loans in accordance with the terms of this Agreement. Once repaid, B Term Loans incurred hereunder may not be reborrowed. The Borrower hereby agrees to execute and deliver to each Lender that makes a B Term Loan a B Term Note in the form of Exhibit A-2 to evidence the B Term Loan made by such Lender.

               2.2 Revolving Loans. Subject to and upon the terms and conditions herein set forth, each Lender with a Revolving Loan Commitment severally agrees, (A) in the case of each Continuing Lender, to convert into Revolving Loans, on the Restatement Effective Date, Original Revolving Loans made by such Continuing Lender to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of such Original Revolving Loans made by such Continuing Lender and so outstanding and (y) such Continuing Lender's Revolving Loan Commitment as in effect on the Restatement Effective Date and/or (B) at any time and from time to time on and after the Restatement Effective Date and prior to the A TL/RL Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Revolving Loan Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Obligations outstanding at such time (exclusive of Letter of Credit Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) and
(II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Rate Loans in accordance with the terms of this Agreement. The Borrower hereby agrees to execute and deliver to each Lender with a Revolving Loan Commitment a Revolving Note in the form of Exhibit A-3 to evidence the Revolving Loans made by such Lender.

               2.3 Swingline Loans. (a) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, which Swingline Loans
(i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Obligations outstanding at such time, an amount equal to the Total Revolving Loan Commitments at such time (after giving effect to any reductions to the Total Revolving Loan Commitments on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

               (b) The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Bank has entered into arrangements satisfactory to it to eliminate the Swingline Bank's risk with respect to the Lender which is subject of such Lender Default, including by cash collateralizing such Lender's Revolving Loan Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 2.3, the Swingline Bank shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Required Lenders or (iii) the Administrative Agent in good faith believes that such Default or Event of Default has ceased to exist.

               (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.1(e) or upon the exercise of any of the remedies provided in the last paragraph of Article 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Lenders with a Revolving Loan Commitment (without giving effect to any terminations and/or reductions thereto pursuant to the last paragraph of Article 9) pro rata on the basis of their respective Revolving Loan Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Article 9) and the proceeds thereof shall be paid directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any of the conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total
Revolving Loan Commitments at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Revolving Loan Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Article 9); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

               2.4 Borrowing Mechanics. (a) Except as provided in Section 2.4(b), Borrowings shall be made on notice from the Borrower to the Administrative Agent, given not later than 10:00 A.M. (New York City time) on the date on which the proposed Borrowing consisting of Base Rate Loans is requested to be made and on the third Business Day prior to the date on which any proposed Borrowing consisting of Eurodollar Rate Loans is requested to be made.

                (i) Each Notice of Borrowing shall be given by either telephone, telecopy, telex, or cable, and, if by telephone, confirmed in writing, substantially in the form of Exhibit B-1 (each a "Notice of Borrowing"). Each Notice of Borrowing shall be irrevocable by and binding on the Borrower.

               (ii) In a Notice of Borrowing, the Borrower may request one or more Borrowings on a single day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type. The aggregate principal amount of each Borrowing of A Term Loans and B Term Loans shall not be less than (x) if maintained as Eurodollar Rate Loans, $5,000,000 and (y) if maintained as Base Rate Loans, $1,000,000. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $1,000,000 if maintained as Eurodollar Rate Loans. Mandatory Borrowings shall be in the amounts required by Section 2.3(c). Unless otherwise requested in the applicable Notice of Borrowing, all Loans shall be Base Rate Loans. The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 4.3(c).

              (iii) Unless the Administrative Agent has determined that the Syndication Date has occurred, (x) no more than three Borrowings of A Term Loans to be maintained as Eurodollar Rate Loans may be incurred prior to the 90th day after the Restatement Effective Date or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Rate Loans referred to in the succeeding parenthetical (each of which Borrowings of Eurodollar Rate Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date, on or within 5 Business Days after the Restatement Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing), (y) B Term Loans may be incurred and maintained as Eurodollar Rate Loans prior to the 90th day after the Restatement Effective Date, but only with one month Interest Periods that begin and end on the same days as the beginning and end of Interest Periods applicable to A Term Loans maintained as Eurodollar Rate Loans in accordance with the requirements of preceding clause (x) and (z) Revolving Loans may be incurred and maintained as Eurodollar Rate Loans prior to the 90th day after the Restatement Effective Date, but only with one month Interest Periods that begin and end on the same days as the beginning and end of Interest Periods applicable to A Term Loans maintained as Eurodollar Rate Loans in accordance with the requirements of preceding clause (x).

               (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 1:00 p.m. (New York time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.3(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.3(c).

               (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

               2.5 Disbursement of Funds. (a) The Administrative Agent shall give to each Lender prompt notice of each Notice of Borrowing by telecopy, telex or cable. No later than 12:00 Noon (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 2.4(b)(i) or (y) in case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section
2.3(c)), each Lender or the Swingline Lender, as the case may be, will make available for the account of its Applicable Lending Office, to the Administrative Agent at its Payment Office, in immediately available funds,
(w) in the case of a Borrowing of A Term Loans, such Lender's A Term Loan Percentage of such Borrowing, (x) in the case of a Borrowing of B Term Loans, such Lender's B Term Loan Percentage of such Borrowing, (y) in the case of a Borrowing of Revolving Loans, such Lender's Revolving Loan Percentage of such Borrowing and/or (z) in the case of a Borrowing of Swingline Loans, the full amount of such Borrowing. All such amounts shall be made available in Dollars at the Payment Office of the Administrative Agent, and the Administrative
Agent will make available to the Borrower at the Payment Office (or, in the case of a Mandatory Borrowing, to the Swingline Lender), in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of such Borrowing to be made on such date, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent at its Payment Office on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender. If any amount described in this
Section 2.5 is not made available to the Administrative Agent by a Lender
(such Lender being hereinafter referred to as a "Defaulting Lender") and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately (but in any event no later than five Business Days after such demand) pay such amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (x) interest on such amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 4.1 or Section 4.2 hereof, plus (y) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement; provided, however, that the Administrative Agent shall not be entitled to demand payment by the Borrower of any amount under clause (y) above unless demand therefor has been made of the Defaulting Lender and not paid within five Business Days of such demand. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause
(y) above on account of such Defaulting Lender's default.

               (b) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

               (c) Notwithstanding anything contained herein to the contrary, so long as any Lender is a Defaulting Lender or has rejected its Commitment, the Administrative Agent shall not be obligated to transfer to such Lender any payments made by the Borrower to the Administrative Agent for the benefit of such Lender, and such Lender shall not be entitled to the sharing of any payments pursuant to Section 2.8. Amounts which would have been payable to such Lender in the absence of the immediately preceding sentence shall instead be paid to the Administrative Agent. The Administrative Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received by it for such Lender. This Section 2.5(c) shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been paid in full to the Administrative Agent and/or the Lenders other than the Defaulting Lender or (y) the Required Lenders, the Administrative Agent and the Borrower shall have waived such Defaulting Lender's default in writing. No Commitment of any Lender shall be increased or otherwise affected, and performance by the Borrower shall not be excused, by the operation of this Section 2.5(c).

               2.6 Mandatory and Voluntary Payment; Mandatory and Voluntary Reduction of Commitments. (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Obligations, in each case as of such date, exceeds the Total Revolving Loan Commitments as then in effect, the Borrower agrees to pay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Obligations exceeds the Total Revolving Loan Commitments as then in effect, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the outstanding Letter of Credit Obligations at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

               (b) On the A TL/RL Maturity Date, the Total Revolving Loan Commitments (and the Revolving Loan Commitment of each Lender with such a Commitment) shall automatically reduce to zero and all outstanding Revolving Loans shall be repaid in full.

               (c) The Total Commitments (and the Commitments of each Lender) shall terminate on May 15, 1998 and the Original Credit Agreement shall continue in effect, unless the Restatement Effective Date shall have occurred on or before such date.

               (d) Each of the Total A Term Commitments and Total B Term Commitments shall terminate in their entirety on the Restatement Effective Date (after giving effect to the making of A Term Loans and B Term Loans on such date).

               (e) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 1:00 P.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Rate Loans, whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment shall be in an aggregate principal amount of at least (x) in the case of Term Loans, $1,000,000, (y) in the case of Revolving Loans, $500,000, and (z) in the case of Swingline Loans, $100,000; (iii) if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than (1) in the case of A Term Loans or B Term Loans, $5,000,000, and (2) in the case of Revolving Loans, $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iv) prepayments of Eurodollar Rate Loans made pursuant to this Section 2.6(e) may only be made on the last day of an Interest Period applicable thereto; (v) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders which made such Loans; (vi) each voluntary prepayment of A Term Loans and B Term Loans pursuant to this Section 2.6(e) shall be applied, initially, to reduce the four Scheduled Repayments of the respective Tranche immediately following the date of such prepayment in direct order of maturity and, thereafter, to reduce the then remaining Scheduled Repayments of the respective Tranche on a pro rata basis and (vii) each prepayment of Term Loans pursuant to this Section 2.6(e) shall be applied to the A Term Loans and the B Term Loans on a pro rata basis (based upon the then outstanding principal amount of A Term Loans and B Term Loans).

               (f) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.6, on each date set forth below, the Borrower shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount from time to time as provided in Sections 2.6(e) and 2.6(l), a "Tranche A Term Loan Scheduled Repayment"):

               Quarter Ending                Installment Amount
               --------------                ------------------

               June 30, 1999                     $500,000
               September 30, 1999                $500,000
               December 31, 1999                 $500,000
               March 31, 2000                    $500,000
               June 30, 2000                   $1,437,500
               September 30, 2000              $1,437,500
               December 31, 2000               $1,437,500
               March 31, 2001                  $1,437,500
               June 30, 2001                   $1,437,500
               September 30, 2001              $1,437,500
               December 31, 2001               $1,437,500
               March 31, 2002                  $1,437,500
               June 30, 2002                   $1,437,500
               September 30, 2002              $1,437,500
               December 31, 2002               $1,437,500
               March 31, 2003                  $1,437,500
               June 30, 2003                   $1,437,500
               September 30, 2003              $1,437,500
               December 31, 2003               $1,437,500
               A TL/RL Maturity Date           $1,437,500

               (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.6, on each date set forth below, the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount from time to time as provided in Sections 2.6(e) and 2.6(l), a "Tranche B Term Loan Scheduled Repayment"):

               Quarter Ending                Installment Amount
               --------------                ------------------
               June 30, 1998                     $125,000
               September 30, 1998                $125,000
               December 31, 1998                 $125,000
               March 31, 1999                    $125,000
               June 30, 1999                     $125,000
               September 30, 1999                $125,000
               December 31, 1999                 $125,000
               March 31, 2000                    $125,000
               June 30, 2000                     $125,000
               September 30, 2000                $125,000
               December 31, 2000                 $125,000
               March 31, 2001                    $125,000
               June 30, 2001                     $125,000
               September 30, 2001                $125,000
               December 31, 2001                 $125,000
               March 31, 2002                    $125,000
               June 30, 2002                     $125,000
               September 30, 2002                $125,000
               December 31, 2002                 $125,000
               March 31, 2003                    $125,000
               June 30, 2003                   $5,937,500
               September 30, 2003              $5,937,500
               December 31, 2003               $5,937,500
               March 31, 2004                  $5,937,500
               June 30, 2004                   $5,937,500
               September 30, 2004              $5,937,500
               December 31, 2004               $5,937,500
               B TL Maturity Date              $5,937,500


               (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.6, on each date after the Restatement Effective Date upon which Holdings, the Borrower or any of their respective Subsidiaries receives any proceeds from any sale or issuance of its equity (but excluding proceeds from sales and issuances of equity to Persons who constituted (i) shareholders and optionholders of Holdings on the Restatement Effective Date and their respective Affiliates or (ii) permitted transferees under the Shareholders' Agreement of any such shareholders (other than permitted transferees of the Permitted Holders, Leeway & Co. and First Plaza Group Trust) (in each case unless the respective sale or issuance is made pursuant to, or in connection with, a Public Equity Offering)), an amount equal to the Applicable Prepayment Percentage of the cash proceeds of the respective sale or issuance (net of all reasonable costs associated therewith, including, without limitation, all due diligence costs and expenses paid for, or reimbursed by, Holdings, the Borrower and/or any of their respective Subsidiaries, underwriting or similar fees discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, Holdings, the Borrower and/or any of their respective Subsidiaries and other direct costs associated therewith) shall be applied as a mandatory repayment or commitment reduction in accordance with the requirements of Sections 2.6(l) and (m).

               (h)  In addition to the principal payments required under this
Section 2.6, on each Excess Cash Payment Date, an amount equal to the Applicable Prepayment Percentage of Excess Cash Flow determined for the Excess Cash Payment Period last ended shall be applied as a mandatory repayment or commitment reduction in accordance with the requirements of Sections 2.6(l) and (m).

               (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.6, on each date after the Restatement Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding (i) sales of Inventory in the ordinary course of business, (ii) the sale or other disposition of obsolete or uneconomic equipment in the ordinary course of business to the extent that
(x) no Specified Default or Event of Default is then in effect, (y) the aggregate proceeds of all such sales or dispositions do not exceed $5,000,000 after the Restatement Effective Date and (z) the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest such Net Sale Proceeds in replacement equipment within 270 days after the respective date of sale or disposition or, in lieu thereof, commit to so invest such Net Sale Proceeds within 270 days after such date of sale and actually expend the funds pursuant to such commitment within 365 days after such date of sale or disposition, (iii) proceeds of sale-leaseback transactions made in accordance with Section 8.1(d) and (iv) proceeds of sales of assets pursuant to Sections 8.1(e) and (f), except to the extent required to be applied pursuant to this Section 2.6(i) by virtue of the provisos thereto), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment or commitment reduction in accordance with the requirements of Sections 2.6(l) and (m); provided, however, that at any time when the aggregate amount of Net Sale Proceeds (from one or more asset sales) otherwise required to be applied pursuant to this Section 2.6(i) are less than $100,000 then, at the option of the Borrower, such Net Sale Proceeds shall not be required to be applied pursuant to this Section 2.6(i) until the first date upon which the aggregate amount of Net Sale Proceeds (from one or more asset sales) required to be applied pursuant to this Section 2.6(i) (but not yet applied) equal or exceed $100,000. To the extent any Net Sale Proceeds are not required to be applied pursuant to this Section 2.6(i) as a result of clause (ii) contained in the parenthetical appearing in the first sentence of this Section 2.6(i), then (x) on the 270th day after the date of the respective sale or disposition, the Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 2.6(i) to the extent not actually used or committed to be used as contemplated by said clause (ii) by such 270th day and (y) on the 365th day after the date of the respective sale or disposition, any Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 2.6(i) to the extent same were committed to be used within 270 days after the respective date of sale or other disposition but were not in fact used by such 365th day as contemplated by said clause (ii).

               (j) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.6, on each date on or after the Restatement Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.3 as in effect on the Restatement Effective Date) by Holdings or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 2.6(l) and (m).

               (k) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.6, within 2 Business Days following each date on or after the Restatement Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $1,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 2.6(l) and (m); provided that so long as no Default or Event of Default then exists and such proceeds do not exceed $20,000,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 270 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to the preceding proviso are either (A) not so used or committed to be so used within 270 days after the date of the respective Recovery Event or (B) if committed to be used within 270 days after the date of receipt of such net proceeds and not so used within 365 days after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring 270 days after the date of the respective Recovery Event in the case of clause (A) above or the date occurring 365 days after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 2.6(l) and (m).

               (l) Each amount required to be applied pursuant to Sections 2.6(g) through (k) in accordance with this Section 2.6(l) shall be applied (i) first, to repay the outstanding principal amount of Term Loans, with each such amount required to be applied to repay outstanding Term Loans to be applied pro rata to each Tranche of Term Loans based upon the then remaining principal amounts of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is equal to the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to reduce the Total Revolving Loan Commitments (it being understood and agreed that (x) the amount of any reduction to the Total Revolving Loan Commitments as provided in immediately preceding clause (ii) shall be deemed to be an application of proceeds for purposes of this Section 2.6(l) even though cash is not actually applied and
(y) any cash received by the Borrower or such Subsidiary will be retained by such Person except to the extent that such cash is otherwise required to be applied as provided in Section 2.5(a) as a result of any reduction to the Total Revolving Loan Commitments). All repayments of outstanding Term Loans pursuant to Sections 2.6(g) through (k) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto).

               (m) With respect to each mandatory repayment of Loans required by this Section 2.6, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that:
(i) mandatory repayments of Eurodollar Rate Loans pursuant to this Section 2.6 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than (x) in the case of A Term Loans and B Term Loans, $5,000,000, and
(y) in the case of Revolving Loans, $1,000,000, such Borrowing shall be Converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders making such Loans. Notwithstanding the foregoing provisions of this Section 2.6, if at any time the mandatory prepayment of Term Loans pursuant to Sections 2.6(g) through (k) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs as a result of Eurodollar Rate Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Rate Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Rate Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Rate Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which cash collateral agreement shall permit the investment of funds subject thereto in Cash Equivalents reasonably satisfactory to the Administrative Agent and the Borrower which will mature on or prior to the date the funds held pursuant to the cash collateral agreement are required to be applied pursuant to this sentence), with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Eurodollar Rate Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Eurodollar Rate Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Term Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 2.6(m) shall, subject to the requirements of applicable law, be immediately applied to such Term Loans.

               (n) The unutilized portion of the Total Revolving Loan Commitments may be permanently reduced or terminated, in whole or in part, from time to time by the Borrower upon at least 2 Business Days' prior written notice to the Administrative Agent; provided that (i) each such reduction (other than a termination in full of the Total Revolving Loan Commitments) shall be in integral multiples of $1,000,000, (ii) each reduction to the Total Revolving Loan Commitments pursuant to this Section 2.6(n) shall apply to proportionately reduce the Revolving Loan Commitment of each Lender with such a Commitment and (iii) the reduction to the Total Revolving Loan Commitments shall in no case be in an amount which would cause the Revolving Loan Commitment of any Lender to be reduced (as required by the preceding clause
(ii)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Lender as in effect immediately before giving effect to such reduction minus (y) such Lender's Revolving Loan Percentage of the aggregate principal amount of Swingline Loans then outstanding.

               (o) Each reduction to the Total A Term Loan Commitments, the Total B Term Loan Commitments and the Total Revolving Loan Commitments pursuant to this Section 2.6 shall be applied proportionately to reduce the A Term Loan Commitment, the B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

               (p) Notwithstanding anything to the contrary contained in this Agreement, all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

               2.7 Payments. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               2.8 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in Letters of Credit in excess of its relevant Percentage of payments on account of the respective Loans or Letters of Credit obtained by all the Lenders (other than any Lender that has waived its Percentage in writing), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                ARTICLE 3.
                             Letters of Credit

               3.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, upon the request of the Borrower pursuant to Section 3.4, the Issuing Bank shall issue Letters of Credit hereunder for the Borrower's account, as more specifically described below. The Issuing Bank shall not be obligated to issue any Letter of Credit for the account of the Borrower if at the time of such requested issuance:

               (a) The face amount of such requested Letter of Credits, when added to the Letter of Credit Obligations then outstanding, would (i) cause the Letter of Credit Obligations to exceed $40,000,000 or (ii) when added to the aggregate principal amount of Revolving Loans then outstanding and all Swingline Loans then outstanding, would exceed the Total Revolving Loan Commitments then in effect;

               (b)  Any order, judgment or decree of any Governmental
         Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request the Issuing Bank to refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect as of the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the Restatement Effective Date and which the Issuing Bank deems in good faith to be material to it; or

               (c)  A default of any Lender's obligations to fund under
         Section 3.6 exists, or such Lender is a Defaulting Lender under
         Section 2.5(a), unless the Administrative Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrower to eliminate the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Revolving Loan Percentage of the Letter of Credit Obligations.

               3.2 Terms of Letters of Credit. The Letters of Credit shall be in a form customarily issued by the Issuing Bank or in such other form as has been approved by the Issuing Bank. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and the form of any drafts thereunder, shall be subject to approval by the Administrative Agent and the Borrower. In no event may the term of any standby Letter of Credit issued hereunder exceed 12 months (except that such Letters of Credit may provide for annual extension) nor the term of any trade Letter of Credit exceed 180 days, and, in any event, all standby Letters of Credit issued hereunder shall expire no later than the date that is five Business Days prior to the A TL/RL Maturity Date and all trade Letters of Credit issued hereunder shall expire no later than the date occurring 30 days prior to the A TL/RL Maturity Date. Unless otherwise agreed by the Issuing Bank, any Letter of Credit containing an automatic extension provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five Business Days prior to the A TL/RL Maturity Date (in the case of standby Letters of Credit) and the date that is 30 days prior to the A TL/RL Maturity Date (in the case of trade Letters of Credit). All Letters of Credit shall be denominated in Dollars and shall be payable on a sight basis.

               3.3 Lenders' Participation. Immediately upon the issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Section 3.1, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Revolving Loan Percentage of the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

               3.4 Notice of Issuance, etc. (a) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Administrative Agent and the Issuing Bank a written notice no later than 1:00 P.M. (New York City time) at least three Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit B-2 (a "Letter of Credit Request"). The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Section 3.1 or 5.2. A Letter of Credit Request may be given in writing or by facsimile transmission with prompt confirmation in writing.

         (b) The Issuing Bank shall, promptly after each issuance of, or amendment or modification to, a standby Letter of Credit give each Lender with a Revolving Loan Commitment and the Borrower written notice of the issuance of, or amendment or modification to, such standby Letter of Credit and, if requested by any such Lender, a copy of such standby Letter of Credit and any such amendment or modification thereto.

         (c) The Issuing Bank shall within 10 days after the last Business Day of each calendar month, deliver to each Lender with a Revolving Loan Commitment a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding trade Letters of Credit during such calendar month.

               3.5 Payment of Amount Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify the Borrower of such drawing to the extent reasonably practicable not later than 11:00 A.M. on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower shall give notice to be received by the Administrative Agent and the Issuing Bank not later than 1:00 P.M. on the Business Day immediately prior to the date of the respective drawing if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans. Such notice from the Borrower shall be irrevocable and, if given, the Borrower shall reimburse the Issuing Bank not later than the close of business (New York City time) on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Administrative Agent shall not have timely received such notice (i) the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent to incur Revolving Loans, which shall be made as Base Rate Loans, on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 5.2 hereof and the other terms and conditions of Borrowings contained herein, the Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall be obligated to and shall reimburse the Issuing Bank, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.2; provided, however, that any such payments shall not prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender in funding such Revolving Loans, as provided in the final sentence of Section 2.5(a).

               3.6 Payment by Lenders. (a) In the event that the Borrower does not reimburse the Issuing Bank for the amount of any drawing pursuant to
Section 3.5 and the proceeds of Revolving Loans incurred for such purpose are insufficient for such purpose, the Administrative Agent shall promptly notify each Lender of the unreimbursed amount and of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 P.M. (New York City time) on the Business Day after the date notified by the Administrative Agent. In the event that any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Section 3.6, the Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest at the Federal Funds Rate.

               (b) The Administrative Agent or the Issuing Bank, as the case may be, shall distribute to each Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit such Lender's Revolving Loan Percentage of all payments subsequently received by the Administrative Agent or the Issuing Bank, as the case may be, from the Borrower in reimbursement of drawings honored under such Letter of Credit when such payments are received.

               3.7 Nature of Issuing Bank's Duties. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they substantially comply on their face with the requirements of that Letter of Credit. As between the Borrower, the Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason,
(iii) for failure of the beneficiary of such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms,
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, or (viii) for any consequences arising from actions or omissions taken or omitted in good faith or from causes beyond the control of the Issuing Bank or the other Lenders; provided, however that nothing in this sentence shall relieve the Issuing Bank of liability for its own gross negligence or willful misconduct.

               3.8 Obligations Absolute. The obligations of the Borrower to reimburse the Issuing Bank for drawings honored under a Letter of Credit issued by it and the obligations of the Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

               (a) any lack of validity or enforceability of this Agreement or any Letter of Credit;

               (b) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction, provided, however, that nothing contained herein shall preclude the Borrower from asserting any such claim, defense or counterclaim in a separate judicial proceeding or by compulsory counterclaim;

               (c) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

               (e) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit;

               (f) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

               (g) the fact that a Default or Event of Default shall have occurred and be continuing;

provided, however, that the Borrower shall have no obligation to reimburse the Issuing Bank and the Lenders shall have no obligation under Section 3.6 in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit substantially comply with the terms of such Letter of Credit or with respect to any other express obligation the Issuing Bank may have under this Agreement in making any payment pursuant to any Letter of Credit.

               3.9 Original Letters of Credit. Schedule II hereto contains a description of all letters of credit issued pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms hereof and thereof, an "Original Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 3.1, on the Restatement Effective Date. BTCo shall constitute the "Issuing Bank" with respect to such Letters of Credit for all purposes of this Agreement.


                                ARTICLE 4.
                        Interest, Fees and Expenses

               4.1 Interest on Eurodollar Rate Loans. Subject to the provisions of Section 4.4 hereof, interest on each Eurodollar Rate Loan shall be payable in arrears on the last day of each Interest Period with respect thereto (and, in the case of any Interest Period in excess of 3 months, on each date which occurs at three-month intervals after the first day of the respective Interest Period), on the date of any Conversion thereof (or portion thereof) to a Base Rate Loan, upon any prepayment (on the amount prepaid) and at maturity at an interest rate per annum equal during each Interest Period for such Eurodollar Rate Loan to the Adjusted Eurodollar Rate in effect for such Interest Period plus the Applicable Margin at such time. The Administrative Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders thereof. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               4.2  Interest on Base Rate Loans.  Subject to the provisions of
Section 4.4 hereof, interest on Base Rate Loans shall be payable quarterly in arrears on the second Business Day of each calendar quarter (which payment shall be made of all interest accrued on Base Rate Loans during the immediately preceding calendar quarter which has not yet been paid), upon any prepayment (on the amount prepaid) and at maturity at an interest rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin at such time. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               4.3  Notice of Continuation and Notice of Conversion.  (a)
With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Section 4.3(c) and the condition that no Default or Event of Default then exists, elect to maintain such Borrowing or any portion thereof equal to at least (x) in the case of A Term Loans and B Term Loans, $5,000,000, and (y) in the case of Revolving Loans, $1,000,000, as Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing (or portion thereof), which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of any such Continuation, by the Borrower to the Administrative Agent. Such notice (a "Notice of Continuation") shall be by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit B-3, which shall be completed in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. If the Borrower shall fail to, or does not have the right to, select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.3(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans. The Administrative Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

               (b) The Borrower may on any Business Day (provided that no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Administrative Agent, and subject to the provisions of Section 4.3(c), Convert the entire amount of or a portion of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing (of the same Tranche) of another Type of Loan; provided, however, that any Conversion of any Eurodollar Rate Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans. Each such Notice of Conversion shall be given not later than 12:00 Noon (New York City time) on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit B-4 in each case specifying (i) the requested date of such Conversion, (ii) the Type of Loans to be Converted, (iii) the portion of such Type of Loan to be Converted, (iv) the Type of Loan such Loans are to be Converted into and (v) if such Conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each Conversion shall be in an aggregate amount of not less than (i) in the case of A Term Loans and B Term Loans, (x) $5,000,000 if to be Converted into Eurodollar Rate Loans and (y) $1,000,000 if to be Converted into Base Rate Loans and (ii) in the case of Revolving Loans, $1,000,000 if to be Converted into Eurodollar Rate Loans.

               (c) Notwithstanding anything contained in Section 2.3 or Sections 4.3 (a) and (b) above to the contrary,

               (i) if the Administrative Agent is unable to determine the Adjusted Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan,

               (ii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, Continuation or Conversion, notify the Administrative Agent that the Adjusted Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan,

               (iii) if at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or resulting in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrower and the Administrative Agent and the Administrative Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrower to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Base Rate Loan, and

               (iv) there shall not be at any one time more than six (6) Interest Periods in effect with respect to Eurodollar Rate Loans.

               (d) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, Continuation or Conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Loan to be made by such Lender as part of such Borrowing, Continuation or Conversion.

               (e) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

               4.4 Interest and Letter of Credit Fees After Event of Default. From the date of occurrence and during the continuance of any of the Events of Default specified in Section 9.1(a) or (e), interest on the Loans and Letter of Credit Fees shall each be payable on demand at a rate per annum equal to, with respect to the Loans, the rate in effect under Section 4.2, plus two percent (2.00%), and with respect to the Letter of Credit Fees, the rate in effect under the first sentence of Section 4.7(a), plus two percent (2.00%). Following the occurrence and during the continuance of any of the Events of Default other than the Events of Default specified in Section 9.1(a) or (e), and the delivery of notice from the Required Lenders to the Borrower of the imposition of default interest rates, then, from the date of delivery of such notice until such Event of Default is no longer continuing, interest on the Loans and Letter of Credit Fees shall be payable on demand, at the rates respectively set forth in the preceding sentence.

               4.5 Reimbursement of Expenses. From and after the Restatement Effective Date, the Borrower shall promptly reimburse each Agent and the Collateral Agent for all Expenses of such Persons as the same are incurred by such Persons and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request.

               4.6 Unused Line Fee. The Borrower shall pay to the Administrative Agent for the benefit of each of the Lenders with a Revolving Loan Commitment (other than a Defaulting Lender for so long as such Lender is a Defaulting Lender) a non-refundable fee (the "Unused Line Fee") equal to the Applicable Margin calculated quarterly in arrears on the average Unutilized Revolving Loan Commitment of such Lender at the close of business each day during such fiscal quarter or occurring prior to the A TL/RL Maturity Date, which fee shall (i) accrue from the Restatement Effective Date until the A TL/RL Maturity Date and (ii) be due and payable quarterly in arrears on the second Business Day of each calendar quarter (which payment shall be made of all Unused Line Fee accrued during the immediately preceding calendar quarter which has not yet been paid), and on the A TL/RL Maturity Date.

               4.7 Letter of Credit Fee. (a) The Borrower shall pay to the Administrative Agent for distribution to the Lenders with Revolving Loan Commitments on the second Business Day of each calendar quarter (which payment shall be made of all Letter of Credit Fee accrued during the immediately preceding calendar quarter which has not yet been paid) a fee (the "Letter of Credit Fee"), calculated on the amount of Letter of Credit Obligations from time to time outstanding during the immediately preceding calendar quarter at a rate per annum equal to the Applicable Margin as in effect from time to time during such immediately preceding calendar quarter.

               (b) The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, $500 will be paid toward the next year's Facing Fees for such Letter of Credit, which amount shall be credited in direct order to the Facing Fees which would otherwise be payable with respect to such Letter of Credit in the succeeding annual period. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on the second Business Day of each calendar quarter and upon the termination of the Total Revolving Loan Commitments or the first day thereafter upon which no Letters of Credit remain outstanding.

               (c) The Borrower shall also pay the customary charges, fees and expenses of the Issuing Bank for the issuance, administration and negotiation of each Letter of Credit (the "Issuing Bank Fees"). Each determination by the Administrative Agent of Letter of Credit Fees and other fees, charges and expenses under this Section shall be conclusive and binding for all purposes, absent manifest error.

               4.8 Other Fees and Expenses. The Borrower agrees to pay fees to BTCo and Morgan in the amounts and at the times set forth in the Fee Letter and shall be obligated to reimburse the Expenses of the Agents and the Collateral Agent promptly upon demand.

               4.9 Calculations. All calculations of (i) interest hereunder and (ii) fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes soley of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends and (z) divided by 360, (ii) the principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

               4.10 Indemnification in Certain Events. If either (i) any change after the Restatement Effective Date in or in the interpretation of any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) is introduced or adopted, including, without limitation, with respect to reserve requirements (except, in the case of any such reserve requirements relating to any Eurodollar Rate Loan, to the extent such reserves are reflected in the Eurodollar Rate for the respective Interest Period relating thereto), applicable to Administrative Agent, the Issuing Bank or any of the Lenders, or (ii) the Administrative Agent, the Issuing Bank or any of the Lenders complies with any future or changed (from that in effect on the Restatement Effective Date) guideline or request from any central bank or other Governmental Authority or (iii) the Administrative Agent, the Issuing Bank or any of the Lenders determines that the adoption after the Restatement Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change after the Restatement Effective Date therein, or any change after the Restatement Effective Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below (whether directly on such Person or on a direct or indirect parent holding company thereof), or any of the Administrative Agent, the Issuing Bank or any of the Lenders (or any direct or indirect parent holding company thereof) complies with any future request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Administrative Agent's, the Issuing Bank's or any Lender's (or its direct or indirect parent holding company's) capital as a consequence of its obligations or Commitments hereunder to a level below that which such Person (or its direct or indirect parent holding company) could have achieved but for such adoption, change or compliance (taking into consideration the Administrative Agent's, the Issuing Bank's or such Lender's (or its parent holding company's) policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in clauses (i), (ii) or
(iii) increases the cost to the Administrative Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining its Commitment or Obligations or
(B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Administrative Agent, the Issuing Bank or any Lender, then the Borrower shall within 10 days after demand by the Administrative Agent, the Issuing Bank or the respective Lender, pay to the Administrative Agent, for the account of the Administrative Agent, the Issuing Bank or the respective Lender, such additional amounts as are sufficient to indemnify such Persons against such increases in costs or reductions in amounts receivable.
A certificate as to the amount of such increased costs or reductions in amounts receivable and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the Administrative Agent, the Issuing Bank or the applicable Lender, and shall be conclusive absent manifest error.

               4.11 Net Payments. (a) Except as provided in Section 4.11(e), any and all payments by the Borrower (or any other Credit Party on its behalf) hereunder, under the Loans, under the Letters of Credit or under the Guaranties to or for the benefit of any Lender, the Issuing Bank or any Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, the Issuing Bank or each such Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes (that are imposed on or computed by reference to net income) imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank or such Agent is organized or any political subdivision thereof, and (ii) in the case of each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). Except as provided in Section 4.11(e), if the Borrower or any Credit Party shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Loan, under any Letter of Credit or under the Guaranties to or for the benefit of any Lender, the Issuing Bank or any Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 4.11) such Lender, the Issuing Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse any Lender, the Issuing Bank or any Agent, within thirty days of the date of the written request of such Lender, the Issuing Bank or such Agent, as the case may be, for taxes imposed on or measured by the net income or profits of such Lender, the Issuing Bank or such Agent pursuant to the laws of the jurisdiction in which the principal office or Applicable Lending Office of such Lender, the Issuing Bank or such Agent is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender, the Issuing Bank or such Agent is located and for any withholding of income or similar taxes imposed by the United States as such Lender, the Issuing Bank or such Agent shall determine are payable by, or withheld from, such Lender, the Issuing Bank or such Agent in respect of such amounts so paid to or on behalf of such Lender, the Issuing Bank or such Agent pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender, the Issuing Bank or such Agent pursuant to this sentence ("Second Tier Taxes"). The written request referred to in the preceding sentence shall certify and set forth in reasonable detail the calculation of the payment and specify the type of such Taxes. Any such certificate submitted in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties; provided, however, that notwithstanding any of the foregoing with respect to the above-referenced calculations, none of the Lenders, the Issuing Bank or the Agents shall be obligated to provide any information with respect to its assets, income or operations other than assets, income or operations solely attributable to this Agreement, any Loan, any Letter of Credit, or any Guaranty.

               (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender (other than a Defaulting Lender) under any Credit Documents to any transferee pursuant to Section 4.12, or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by any Agent or the Lenders of their rights (subject to the provisions of Section 4.11(a), excluding transfers pursuant to Section 11.6) under, any and all Credit Documents (hereinafter referred to as "Other Taxes").

               (c) Except as provided in Section 4.11(e), the Borrower shall indemnify, to the extent not previously withheld and paid to the relevant taxation authority or other authority in accordance with applicable law, each Lender, the Issuing Bank and each Agent for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Second Tier Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender, the Issuing Bank or such Agent, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or any Agent certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by any Lender, the Issuing Bank or any Agent in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties; provided, however, that notwithstanding any of the foregoing with respect to the above-referenced calculations, none of the Lenders, the Issuing Bank or the Agents shall be obligated to provide any information with respect to its assets, income or operations other than assets, income or operations solely attributable to this Agreement, any Loan, any Letter of Credit, or any Guaranty.

               (d) Within 30 days after having received a receipt of Covered Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

               (e) Each Foreign Lender agrees to deliver to each of the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Foreign Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 4.12 or 11.6 (unless the respective Foreign Lender was already a Lender hereunder immediately prior to such assignment or transfer), on or prior to the date of such assignment or transfer to such Foreign Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Foreign Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under any and all Credit Documents or (ii) if the Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause
(i) above with respect to any payments of interest, (x) a certificate substantially in the form of Exhibit L (any such certificate, a "Section 4.11(e) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Foreign Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under any and all Credit Documents. In addition, each Foreign Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.11(e) Certificate, as the case may be, and such other forms and statements as may be required in order to confirm or establish the entitlement of such Foreign Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under any and all Credit Documents or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Foreign Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.11(e). Notwithstanding anything to the contrary contained in Section
4.11(a) and (c), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Foreign Lender for U.S. Federal income tax purposes to the extent that such Foreign Lender has not provided to the Borrower Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.11(a) and (c) hereof to indemnify or to gross-up payments to be made to a Foreign Lender in respect of income or similar taxes imposed by the United States if (I) such Foreign Lender has not provided to the Borrower the forms or statements required to be provided to the Borrower pursuant to this Section 4.11(e) or (II) in the case of a payment, other than interest, to a Foreign Lender described in clause (ii) above, to the extent that such forms or statements do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.11 and except as set forth in Section 11.6(b), the Borrower agrees to pay additional amounts and to indemnify each Lender, the Issuing Bank and each Agent in the manner set forth in Section 4.11(a) and (c) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

               (f) If any Taxes for which the Borrower would be required to make payment under this Section 4.11 are imposed, the Lender, the Issuing Bank or the Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender, the Issuing Bank or such Agent be otherwise disadvantageous to such Lender, the Issuing Bank or such Agent, as the case may be.

               (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations.

               (h)  If the Borrower pays any additional amount under this
Section 4.11 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities with respect to Taxes in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

               (i) Notwithstanding any provision of this Agreement to the contrary, Section 4.11 is the only provision of this Agreement that requires the Borrower (or any Credit Party) to make any payment to a Lender, an Agent, the Issuing Bank, or any of their successors and assigns, by reason of any Tax imposed upon a Lender, an Agent, the Issuing Bank, or any of their successors and assigns.

               4.12 Affected Lenders. If any Lender is not required to make Eurodollar Rate Loans as provided in Section 4.3(c)(iii) at a time when other Lenders are not excused from making Eurodollar Rate Loans pursuant to said provision, or if the Borrower is obligated to pay to any Lender any amount under Sections 4.10 or 4.11 in excess of any such amounts payable to the other Lenders or if any Lender is a Defaulting Lender and remains as such for five Business Days following its receipt of written notice from the Administrative Agent or the Borrower, the Borrower may, if no Event of Default then exists, replace such Lender with another lender reasonably acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

               (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to the Administrative Agent for the account of such Lender concurrently with such replacement;

               (b) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs or other circumstances described above in this Section 4.12 which may have effectuated the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, conforming to the provisions of Section 11.6, with a Commitment equal to that of the Lender being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced (or Loans that should have been made but for a Defaulting Lender's failure to lend);

               (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

               (d) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 4.12, but at no time shall the Administrative Agent be obligated to initiate any such replacement; and

               (e) Any Lender replaced under this Section 4.12 shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders (other than a Defaulting Lender).

               4.13 Change of Applicable Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Sections 4.3(c)(iii), 4.10 or 4.11 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Sections. Nothing in this Section 4.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 4.3(c)(iii), 4.10 and 4.11.

               4.14 Limitation on Certain Additional Amounts. Each Lender, the Issuing Bank or each Agent, as the case may be, will notify the Borrower and the Administrative Agent of any event occurring after the Restatement Effective Date which will entitle such Lender, Issuing Bank or Agent to payment pursuant to Section 4.10 or 4.11 as promptly as practicable after it obtains knowledge thereof, specifying the event giving rise to such claim and setting out in reasonable detail an estimate of the basis and computation of such claim. Upon receipt of such notice, the Borrower shall compensate such Lender, Issuing Bank or such Agent in accordance with Section 4.10 or 4.11, as the case may be, from the date such costs are incurred (including, without limitation, where such costs are retroactively applied); provided, however, that, notwithstanding anything to the contrary contained in said Sections 4.10 and 4.11, the Borrower shall not be required to compensate a Lender, the Issuing Bank or an Agent for cost incurred earlier than 150 days prior to the date of the notice required to be delivered to the Borrower pursuant to this
Section 4.14.


                                ARTICLE 5.
                           Conditions Precedent

               5.1 Conditions to Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 11.14, and the obligation of each Lender to convert and/or make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, in each case on the Restatement Effective Date, are subject at the time of the occurrence of the Restatement Effective Date to the satisfaction of the following conditions:

               (a) Execution of Agreement; Notes. On or prior to the Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 11.14 and (ii) there shall have been delivered to (x) the Administrative Agent for the account of each Lender the appropriate A Term Note, B Term Note and Revolving Note and (y) the Swingline Bank, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

               (b) Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.1(e), (f),
         (g) and (r) and 5.2 exist as of such date.

               (c) Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received opinions, addressed to the Agents, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date, (i) from Davis Polk & Wardwell, special counsel to Holdings and the Borrower, which opinion shall cover the matters contained in Exhibit C-1 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (ii) from Timothy M. Davis, Esq., General Counsel to Holdings and the Borrower, which opinion shall cover the matters contained in Exhibit C-2 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (iii) from local counsel (reasonably satisfactory to the Agents) legal opinions each of which (x) shall be in form and substance reasonably satisfactory to the Agents and (y) shall cover perfection of the security interests granted pursuant to the Collateral Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

               (d) Corporate Proceedings. (i) On the Restatement Effective Date, the Administrative Agent shall have received from the Borrower and each New Credit Party a certificate, dated the Restatement Effective Date, signed by the chairman, a vice-chairman, the president or any vice-president of such New Credit Party and attested to by the secretary or any assistant secretary of such New Credit Party, in the form of Exhibit D with appropriate insertions, together with copies of the Governing Documents of such New Credit Party and the resolutions of such New Credit Party referred to in such certificate and all of the foregoing (including each Governing Documents) shall be reasonably satisfactory to the Agents.

               (ii) On the Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party (other than the New Credit Parties) (x) certifying that there were no changes, or providing the text of any changes, to the Governing Documents of such Credit Party as delivered pursuant to Section 5.1(d) of the Original Credit Agreement, (y) to the effect that such Credit Party is in good standing in its respective state of organization and in those states where such Credit Party conducts business and (z) providing the resolutions adopted by such Credit Party with respect to the actions contemplated by this Agreement (including, without limitation, with respect to the amendment and restatement of this Agreement, and the obligations of such Credit Party with respect to the increased extensions of credit pursuant hereto), and all of the foregoing shall be acceptable to the Agents.

               (iii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which either Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

               (e) Existing Term Loan Agreement. (i) On the Restatement Effective Date and concurrently with the incurrence of any Loans, all loans under the Existing Term Loan Agreement shall have been paid in full, together with interest thereon, and all other amounts owing pursuant to the Existing Term Loan Agreement shall have been paid in full, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to them that the matters set forth in this Section 5.1(e) have been satisfied at such time.

              (ii) On the Restatement Effective Date and concurrently with the incurrence of any Loans, the creditors under the Existing Term Loan Agreement shall have terminated and released all security interests in and Liens on the capital stock of, and assets owned by, Holdings, the Borrower, and their respective Subsidiaries, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent.

               (f) Approvals. On the Restatement Effective Date, all necessary governmental and third party approvals in connection with the Transaction shall have been obtained and remain in effect, and evidence thereof shall have been provided to the Administrative Agent, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Required Lenders or any Agent, materially adverse conditions upon the consummation of the Transaction.

               (g) Litigation. On the Restatement Effective Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Transaction Document or
         (b) which any Agent or the Required Lenders shall determine is reasonably likely to have a Material Adverse Effect.

               (h) Subsidiaries Guaranty. On the Restatement Effective Date, each of the Wholly-Owned Subsidiaries of the Borrower (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Guaranty in the form of Exhibit E (as modified, amended, restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

               (i) Pledge Agreement. On the Restatement Effective Date, Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit F (as modified, amended, restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

               (j) Security Agreement. On the Restatement Effective Date, Holdings, the Borrower and each of the Subsidiary Guarantors shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit G (as modified, amended, restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") together with:

                     (A) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                     (B) evidence of the completion of all other filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                     (C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

               (k) Mortgages Amendments; etc. On the Restatement Effective Date, the Collateral Agent shall have received:

                     (i) fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Agents and the Required Lenders, to each of the Existing Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien of the Existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on the Existing Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

                     (ii) endorsements reasonably satisfactory to the Collateral Agent to each Existing Mortgage Policy assuring the Collateral Agent that each Existing Mortgage is a valid and enforceable first priority mortgage lien on the respective Existing Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

               (l) Canadian Debenture and Canadian Pledge Agreement. On the Restatement Effective Date, the Borrower shall have duly authorized, executed and delivered to the Collateral Agent and there shall have been registered against title to the real property therein described
         (i) and Amended and Restated Debenture in the form of Exhibit H-1 (as modified, amended, restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Canadian Debenture"), together with:

                     (A) executed copies of financial statements in appropriate form for filing under the PPSA of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Canadian Debenture;

                     (B) evidence of the completion of all other filings of, or with respect to, the Canadian Debenture as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Canadian Debenture; and

                     (C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Canadian Debenture have been taken;

         and (ii) an Amended and Restated Pledge Agreement in the form of Exhibit H-2 (as modified, amended, restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Canadian Pledge Agreement").

               (m) Insurance Policies. On the Restatement Effective Date, the Administrative Agent shall have received evidence (including, without limitation, insurance certificates of insurance complying with the requirements of Section 7.8 for the business and properties of the Borrower), in form and substance satisfactory to the Agents.

               (n) Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements; Tax Sharing Agreements. (I) On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of the following documents (in each case except to the extent already delivered or made available for review by the Administrative Agent on or prior to the Original Effective Date), in each case as same will be in effect on the Restatement Effective Date after the consummation of the Transaction:

                      (i) to the extent requested by the Agents prior to the Restatement Effective Date, any Plans and for each such Plan
               (i) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (ii) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (i) either in the possession of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan, and any other plans or arrangements for the benefit of employees or senior management of Holdings or the Borrower and any profit sharing plans and deferral compensation plans of Holdings or the Borrower (collectively, together with any agreements, plans or arrangements referred to in Section 5.1(p)(i) of the Original Credit Agreement and any amendments thereto referred to in Section 5.1(n)(II), the "Employee Benefit Plans");

                     (ii) to the extent requested by the Agent prior to the Restatement Effective Date, any collective bargaining agreements or any other similar agreement or arrangements covering the employees of Holdings, the Borrower or any of their Subsidiaries (collectively, together with any agreements referred to in Section 5.1(p)(ii) of the Original Credit Agreement and any amendments thereto referred to in Section 5.1(n)(II), the "Collective Bargaining Agreements");

                    (iii) all agreements evidencing or relating to the Existing Indebtedness (collectively, together with any agreements referred to in Section 5.1(p)(iii) of the Original Credit Agreement and any amendments thereto referred to in
               Section 5.1(n)(II), the "Existing Indebtedness Agreements");

                     (iv) all agreements entered into by Holdings or any of its Subsidiaries (x) governing the terms and relative rights of its capital stock or (y) with any shareholders relating to such entity with respect to their capital stock (collectively, together with any agreements referred to in Section 5.1(p)(iv) of the Original Credit Agreement and any amendments thereto referred to in Section 5.1(n)(II), the "Shareholders' Agreements");

                      (v) any material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.1(p)(v) of the Original Credit Agreement and any amendments thereto referred to in
               Section 5.1(n)(II), the "Management Agreements");

                     (vi) any employment agreements (or the forms thereof together with a list of employees who are parties to such agreements) entered into by Holdings or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.1(p)(vi) of the Original Credit Agreement and any amendments thereto referred to in Section 5.1(n)(II), the "Employment Agreements"); and

                    (vii) any tax sharing, tax allocation and other similar agreement entered into by Holdings or any Subsidiary of Holdings (collectively, together with any agreements referred to in Section 5.1(p)(vii) of the Original Credit Agreement and any amendments thereto referred to in Section 5.1(n)(II), the "Tax Sharing Agreements");

         all of which Employee Benefit Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements and Tax Sharing Agreements shall be in the form delivered to counsel to the Agents on or prior to the date hereof or otherwise in form and substance reasonably satisfactory to the Agents and shall be in full force and effect on the Restatement Effective Date.

               (II) On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from the appropriate officer of the Borrower that all agreements and plans referenced in Section 5.1(p) of the Original Credit Agreement, previously delivered (or made available) to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments to the agreements and plans referred to in Section 5.1(p) of the Original Credit Agreement.

               (o) Balance Sheet. On the Restatement Effective Date, Holdings shall have delivered to the Agents the unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as at March 31, 1998, after giving effect to the Transaction.

               (p) Solvency Certificate. On the Restatement Effective Date, the Lenders shall have received a solvency certificate from the Chief Financial Officer of Holdings, certifying that, after giving effect to the Transaction, Holdings and its Subsidiaries taken as a whole and the Borrower and its Subsidiaries taken as a whole will not be insolvent and will not be rendered insolvent by the indebtedness incurred or guaranteed in connection therewith, will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature.

               (q) Payment of Fees. On the Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Agents and the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

               (r) Original Credit Agreement. On the Restatement Effective Date, (i) each Continuing Lender shall have converted its Original Term Loans and Original Revolving Loans as contemplated by Sections 2.1(b) and 2.2, as the case may be, (ii) all Original Loans being converted as described in preceding clause (i) which were outstanding as Eurodollar Rate Loans shall, at the time of such conversion, be converted into Base Rate Loans or borrowed as Eurodollar Rate Loans in accordance with the requirements of Section 2.4(a)(iii), it being understood and agreed that the Borrower shall (x) take such actions as may be necessary to ensure that the Lenders participate in each Borrowing of outstanding B Term Loans pro rata on the basis of their respective B Term Loan Commitments (as in effect on the Restatement Effective Date), (y) take such actions as may be necessary to ensure that the Lenders participate in each Borrowing of outstanding Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (as in effect on the Restatement Effective Date) and
         (z) pay breakage or similar costs in accordance with the provisions of Section 4.10 of the Original Credit Agreement in connection therewith, (iii) all Original Loans (except to the extent converted pursuant to preceding clause (i)) shall be repaid in full on the Restatement Effective Date and, if any Original Loans were at such time maintained as Eurodollar Rate Loans, all breakage or similar costs owing in connection therewith shall have been paid as contemplated by Section 4.10 of the Original Credit Agreement, (iv) each Original Lender and BTCC shall have received payment in full of all amounts (including any accrued and unpaid interest and fees) then due and owing to it under the Original Credit Agreement in respect of its Original Loans being repaid, (v) all accrued interest on all outstanding extensions of credit pursuant to the Original Credit Agreement, and all regularly accruing fees pursuant to the Original Credit Agreement, shall be repaid in full on, and through, the Restatement Effective Date (whether or not same would otherwise be then due and payable pursuant to the Original Credit Agreement) and
         (vi) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.1(r) have been satisfied on such date.

               (s) Projections. On the Restatement Effective Date, there shall have been delivered to the Agents and the Lenders detailed projected consolidated financial statements of Holdings and its Subsidiaries after giving effect to the Transaction, for the period from April 1, 1998 to March 31, 2005 (the "Projections"), which Projections (x) shall reflect the forecasted financial conditions and income and expenses of Holdings and its Subsidiaries after giving effect to the Transaction and (y) shall be reasonably satisfactory to the Agents.

               5.2 Conditions to Each Loan and Letter of Credit. On the date of the making of any Loan or the issuance of any Letter of Credit (including any Credit Events occurring on the Restatement Effective Date but excluding any Mandatory Borrowing), both immediately before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true and correct (and each delivery or deemed delivery of each Notice of Borrowing and Letter of Credit Request, and the acceptance by the Borrower of the proceeds of such Loans or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Loans or issuance of such Letter of Credit immediately before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

               (a) The representations and warranties contained in this Agreement and in each other Credit Document shall be true and correct in all material respects on and as of the date of such Loans or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and

               (b) No event shall have occurred and be continuing, or would result from such Loans or the issuance of any Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default.

               The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its address specified in Section 11.5 hereof for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance as specified herein or otherwise satisfactory to the Agents.


                                ARTICLE 6.
                      Representations and Warranties

               To induce the Lenders to enter into this Agreement and to make Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, as to itself and as to each of its Subsidiaries, with the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Article 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date):

               6.1 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified, when aggregated with all other such failures, would not reasonably be expected to have a Material Adverse Effect.

               6.2 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, (ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification and (iii) general principles of equity (regardless of whether enforcement is sought in equity or at law).

               6.3 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will, after giving effect to any waivers, conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Senior Subordinated Note Documents) or (iii) will violate any provision of the charter or By-Laws of Holdings, the Borrower or any of the Borrower's Subsidiaries, except, in the case of clauses (i) and (ii) any immaterial contravention, conflict, inconsistency, breach or default which is not reasonably likely to adversely affect any Lender or have a Material Adverse Effect.

               6.4 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened with respect to Holdings, the Borrower or any of the Borrower's Subsidiaries that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

               6.5 Use of Proceeds. (a) The proceeds of the Loans shall be utilized (i) to effectuate the Refinancing, (ii) to pay certain fees and expenses relating to the Transaction and (iii) for the ongoing working capital needs and general corporate purposes of the Borrower and/or its Subsidiaries (including to effect Permitted Acquisitions and Permitted JV Investments).

               (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

               6.6 Governmental Approvals. Except for the filing of the Mortgage Amendments and continuation statements as required under the Collateral Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by each Credit Party of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document as against each Credit Party thereto.

               6.7 Investment Company Act. None of Holdings, the Borrower or any of the Borrower's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               6.8 Public Utility Holding Company Act. None of Holdings, the Borrower or any of the Borrower's Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               6.9 True and Complete Disclosure. (a) As supplemented to the date hereof, all information (taken as a whole) (excluding (x) the Projections furnished to the Lenders prior to the date hereof, which are covered below in
Section 6.9(b) and (y) the historical financial statements furnished to the Lenders prior to the date hereof, which are covered below in Section 6.10(b)) furnished by or on behalf of Holdings or the Borrower in writing to any Agent or any Lender for purposes of or in connection with this Agreement or the Transaction does not, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to any Agent or any Lender will be true and correct in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

               (b) The Projections prepared by the Borrower prior to the date hereof and furnished to the Lenders were prepared based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and necessarily were based upon numerous assumptions with respect to industry performance, general business and economic and competitive conditions and uncertainties, taxes and other matters which are beyond the control of Holdings, the Borrower and the Borrower's Subsidiaries, such that there can be no assurance that such projections will be realized and actual results may differ from the projected results.

               (c) As of the Restatement Effective Date, there is no fact known to any Credit Party (other than matters of general economic, political or social nature) which materially and adversely affects the business, property, assets, liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

               6.10 Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date on a pro forma basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred, and Liens created and to be created, by each Credit Party in connection with this Agreement, (w) the value of the assets of the Borrower, of the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), at a fair valuation, would exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower, of the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), (x) the fair salable value of the property of the Borrower, of the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), will be greater than the amount that will be required to pay the probable liability of the Borrower, of the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(y) the Borrower, the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (z) the Borrower, the Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Effective Date.

               (b) Holdings has furnished to the Lenders the following financial statements, which have been prepared in accordance with GAAP (except, in the case of the unaudited financial statements referred to below, for the omission of footnotes and ordinary year end adjustments) consistently applied throughout the periods involved: (i) Holdings' consolidated balance sheet as of, and consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended, March 31, 1997, audited by the Auditors, and accompanied by an unqualified opinion in respect thereof, and
(ii) an unaudited consolidated balance sheet of Holdings as of, and unaudited consolidated statements of operations, shareholders' equity and cash flows for the nine-month period ending December 31, 1997. The financial statements referred to in preceding clauses (i) and (ii) present fairly in all material respects the respective consolidated financial condition of Holdings at the dates of said financial statements and the results for the periods covered thereby, subject, in the case of the unaudited financial statements, to normal year-end adjustments. After giving effect to the Transaction, since March 31, 1997, there has occurred no Material Adverse Effect, and nothing has occurred which is reasonably likely to result in a Material Adverse Effect.

               6.11 Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of Holdings and the Borrower as of the date hereof and as of the Restatement Effective Date is set forth on Schedule III. The books and records of the Borrower, and all of its chattel paper and records of Accounts, are maintained exclusively at the locations listed on Schedule III. As of the date hereof and as of the Restatement Effective Date, there is no jurisdiction in which the Borrower has any chattel paper, records of Account and Inventory (except for Inventory in transit) other than those jurisdictions identified on Schedule III. Schedule III also contains a complete list of the legal names and addresses of each facility or warehouse at which Inventory is stored as of the date hereof and as of the Restatement Effective Date. None of the receipts received by the Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person other than the Borrower or its Subsidiaries or to a named person and such named person's assigns.

               6.12 Senior Indebtedness, etc. All Obligations pursuant to this Agreement constitute "Senior Indebtedness" under, and as defined in, and for all purposes of, the Senior Subordinated Notes Indenture. The Borrower and its Restricted Subsidiaries have not more than $10.0 million of outstanding Indebtedness under Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture (other than Indebtedness pursuant to this Agreement). $15.0 million of Indebtedness pursuant to this Agreement is permitted under Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture.

               6.13 Security Interests. On and after the Restatement Effective Date, each of the Collateral Documents create, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens, other than (i) Permitted Liens and (ii) as otherwise permitted under the Collateral Documents. At all times on or after the Restatement Effective Date, the respective grantor under each Collateral Document shall have good and marketable title to all the Collateral subject thereto free and clear of all Liens other than Liens permitted under
Section 8.2. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings made as required in connection with any such Collateral Document.

               6.14 Tax Returns and Payments. Each of Holdings, the Borrower and each of their respective Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all material returns and other material statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of Holdings, the Borrower and/or any of their respective Subsidiaries. Such returns accurately reflect all liability for material taxes of Holdings, the Borrower and their respective Subsidiaries for the periods covered thereby. Each of Holdings, the Borrower and their respective Subsidiaries has paid all material taxes payable by it other than taxes which are not yet due and payable, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as provided in Schedule V, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings, the Borrower or any of their respective Subsidiaries. Except as provided in Schedule V, as of the Restatement Effective Date, none of Holdings, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of Holdings, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. None of Holdings, the Borrower or any of their respective Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of Holdings, the Borrower or any of their respective Subsidiaries has incurred, or will incur, any material tax liability with respect to the Transaction and the other transactions contemplated hereby.

               6.15 Compliance with ERISA. (a) Except to the extent that all events and obligations described in the following clauses of this Section
6.15 and then in existence would not, in the aggregate, be reasonably likely to have a Material Adverse Effect; each Plan (other than a Multiemployer Plan) is in substantial compliance with ERISA and the Code; to the knowledge of Holdings, the Borrower, any Subsidiary of Holdings, or any ERISA Affiliate, each Multiemployer Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan (other than a Multiemployer Plan); no Multiemployer Plan is insolvent (as defined in Section 4245 of ERISA) or in reorganization (as defined in Section 4241 of ERISA); no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Holdings nor the Borrower nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any liability which as of the date hereof has not been fully satisfied, to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the
Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Holdings, the Borrower or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, there would be no liabilities of Holdings, the Borrower, any Subsidiaries and any ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, which would result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans the representations and warranties in this Section 6.15, other than any made with respect to liability under Section 4201 or 4204 of ERISA, are made to the knowledge of the Borrower.

               (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings, nor the Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. No Foreign Pension Plan has any unfunded liabilities, either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred or will occur and no condition exists or will exist with respect to any Foreign Pension Plan that has resulted or could reasonably be expected to result in any Foreign Pension Plan having its registration revoked or being wound up (in whole or in part) or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws.

               6.16 Subsidiaries. Schedule VI hereto lists each Subsidiary of the Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case existing on the Restatement Effective Date. Holdings is the record and beneficial owner of 100% of the capital stock of the Borrower. On the Restatement Effective Date, the only material asset of Holdings is the capital stock of the Borrower owned by it, and on such date Holdings owns no other capital stock of any other Person.

               6.17 Patents, etc. Holdings and each of its Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

               6.18 Compliance with Statutes, etc. (a) Each of Holdings, the Borrower and the Borrower's Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as are not likely to, in the aggregate, have a Material Adverse Effect.

               (b) Each of Holdings, the Borrower and the Borrower's Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and none of Holdings, the Borrower or any of the Borrower's Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above.
All licenses, permits, registrations or approvals required for the business of Holdings, the Borrower and each of the Borrower's Subsidiaries, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and each of Holdings, the Borrower and the Borrower's Subsidiaries is in material compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. None of Holdings, the Borrower or any of the Borrower's Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any of Holdings, the Borrower or such Subsidiary is a party or which would affect the ability of Holdings, the Borrower or such Subsidiary to operate its business or other Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would be reasonably likely to constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which
(a) question the validity, term or entitlement of Holdings, the Borrower or any of the Borrower's Subsidiaries for any permit, license, order or registration required for the operation of any facility which Holdings, the Borrower or any of the Borrower's Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no facts, circumstances, conditions or occurrences on any Real Property of Holdings, the Borrower or any of the Borrower's Subsidiaries or on any property adjoining or adjacent to any such Real Property, that are reasonably expected (i) to form the basis of an Environmental Claim against Holdings, the Borrower any of the Borrower's Subsidiaries or any Real Property of Holdings, the Borrower or any of the Borrower's Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not likely to have a Material Adverse Effect.

               (c) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, by Holdings, the Borrower or any of the Borrower's Subsidiaries, any Real Property of Holdings, the Borrower or any of the Borrower's Subsidiaries, except Hazardous Materials generated, used, treated or stored on, or transported to or from, any Real Property of Holdings, the Borrower or any of the Borrower's Subsidiaries in the ordinary course of business and in compliance with Environmental Laws ("Permitted Materials") or (ii) released or disposed of (not including the sale of Inventory) on any such Real Property in violation of any Environmental Laws or in any quantity or amount which would require any clean-up, removal, treatment or remediation, in each case where such occurrence or event is likely to have a Material Adverse Effect.

               6.19 Properties. Holdings and each of its Subsidiaries has good title to all material properties owned by it free and clear of all Liens, other than as permitted by Section 8.2. Schedule VII contains a true and complete list of each Real Property owned, if any, and each Real Property leased by Holdings, the Borrower or any of the Borrower's Subsidiaries on the Restatement Effective Date and the type of interest therein held by Holdings, the Borrower or the respective such Subsidiary.

               6.20 Labor Relations; Collective Bargaining Agreements. (a) Set forth on Schedule VIII hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Holdings or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of Holdings and/or any of its Subsidiaries on the Restatement Effective Date.

               (b) Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Holdings, the Borrower or any of the Borrower's Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Restatement Effective Date against Holdings, the Borrower or any of the Borrower's Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Holdings, the Borrower or any of the Borrower's Subsidiaries or, to the best knowledge of the Borrower, threatened against Holdings, the Borrower or any of the Borrower's Subsidiaries, except (with respect to any matter specified in clause (i) and (ii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

               6.21 Restrictions on Subsidiaries. Except for restrictions contained in the Credit Documents, the Senior Subordinated Note Documents and in agreements with respect to the Existing Indebtedness, as of the Restatement Effective Date there are no contractual or consensual restrictions on the Borrower or any of its Wholly-Owned Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between the Borrower and any of its Wholly-Owned Subsidiaries or (y) between any Subsidiaries of the Borrower or (ii) the ability of the Borrower or any of its Wholly-Owned Subsidiaries to grant security interests to the Lenders in the Collateral.

               6.22 Material Contracts. Neither the Borrower nor any of its Subsidiaries is in breach of or in default under any Material Contract.


                                ARTICLE 7.
                           Affirmative Covenants

               Holdings and the Borrower hereby covenant and agree that on the Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit or Notes are outstanding and the Term Loans, Revolving Loans, Swingline Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations (other than any indemnities described in Section 11.8 hereof which are not then due and payable) incurred hereunder, are paid in full:

               7.1 Financial Information. Holdings and the Borrower shall furnish to, or cause to be furnished to, the Lenders the following information within the following time periods:

               (a) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings or the Borrower, as the case may be, (i) audited Financial Statements as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (A) report thereon of the Auditors unqualified as to scope, which report shall state that such consolidated financial statements fairly present the consolidated financial position of Holdings or the Borrower, as the case may be, and each of its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by the Auditors has been made in accordance with generally accepted auditing standards and (B) a written statement signed by the Auditors stating that in the course of the regular audit of the business of Holdings and the Borrower, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of Sections 8.4, 8.9, 8.10 and
         8.11 of this Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall not be required hereunder to perform any special audit procedures and shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default and (ii) a compliance certificate substantially in the form of
         Exhibit I along with a schedule in form reasonably satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with Section 2.6(i) and the covenants set forth in Articles 7 and 8 of this Agreement for such year, the Leverage Ratio, the amount of Excess Cash Flow for such fiscal year, the Retained Excess Cash Flow Amount, Retained Equity Amount and the Available Basket Amount on the date of such certificate. To the extent that Holdings' or the Borrower's, as the case may be, annual report on Form 10-K contains any of the foregoing items, the Lenders will accept such Form 10-K in lieu of such items required to be furnished by Holdings or the Borrower, as the case may be;

               (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of Holdings or the Borrower, as the case may be, (except the last fiscal quarter of any fiscal year), (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer, chief financial officer or vice president - corporate controller of Holdings or the Borrower, as the case may be, as having been prepared substantially in accordance with GAAP and (ii) a compliance certificate substantially in the form of Exhibit I along with a schedule in form reasonably satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with Section 2.6(i) and the covenants set forth in Articles 7 and 8 of this Agreement for such quarter, the Leverage Ratio, the Retained Excess Cash Flow Amount, the Retained Equity Amount and the Available Basket Amount on the date of such certificate. To the extent that Holdings' or the Borrower's, as the case may be, quarterly report on Form 10-Q contains any of the foregoing items, the Lenders will accept such Form 10-Q in lieu of such items required to be furnished by Holdings or the Borrower, as the case may be;

               (c) as soon as available and in any event within 30 days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the month), a consolidated and consolidating balance sheet for each of Holdings and the Borrower (provided that, so long as Holdings owns all the capital stock of the Borrower, owns no other significant assets and owns no capital stock of any other Subsidiary or Unrestricted Subsidiary, separate financial statements for the Borrower shall not be required pursuant to this clause (c)) as at the end of such month and for the fiscal year to date and its consolidated statements of operations and cash flows for such month and for the fiscal year to date, together with a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer, chief financial officer or vice president -corporate controller of Holdings or the Borrower, as the case may be, as having been prepared substantially in accordance with GAAP;

               (d)(i) not later than 45 days after the end of each fiscal year, monthly projections of the financial condition and results of operations of Holdings and its Subsidiaries, and the Borrower and its Subsidiaries (provided, however, so long as Holdings owns all the capital stock of the Borrower, owns no other significant assets and owns no capital stock of any other Subsidiary or Unrestricted Subsidiary, separate projections for the Borrower and its Subsidiaries shall not be required to be furnished pursuant to this clause (d)) for the following fiscal year and (ii) not later than 180 days after the end of each fiscal year, annual projections for the Persons described in preceding clause (d)(i) for each subsequent fiscal year through and including the fiscal year in which the B TL Maturity Date occurs, including, but not limited to, a projected consolidated balance sheet and projected consolidated statements of operations and cash flows, for such fiscal years;

               (e) promptly and in any event within five Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail;

               (f) within 30 days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the month), a comparison of actual results of operations, cash flow and capital expenditures for Holdings and its Subsidiaries, and for the Borrower and its Subsidiaries if the Borrower is furnishing separate monthly financial statements pursuant to Section 7.1(c) at such time, for such month and for the period from the beginning of the current fiscal year through the end of such month (i) with amounts projected for such month and for the period from the beginning of the current fiscal year through the end of such month pursuant to Section 7.1(d)(i) above and (ii) with actual results of operations, cash flow and capital expenditures for Holdings and its Subsidiaries, or the Borrower and its Subsidiaries, as the case may be, for the same periods of the prior fiscal year;

               (g) promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the either of the Borrower or Holdings to holders of its publicly traded securities, to the holders of its Senior Subordinated Notes or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended;

               (h) promptly and in any event after becoming aware of the occurrence of any of the following events:

                     (i) any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended or any new Material Contract is entered into which is reasonably likely to have a Material Adverse Effect (in which event the Borrower shall provide the Administrative Agent with a copy of such Material Contract); or

                    (ii) any of the material terms (other than price) upon which material suppliers of the Borrower or any of its Subsidiaries do business with the Borrower or such Subsidiary are changed or amended the results of which are reasonably likely to have a Material Adverse Effect; or

                   (iii) any order, judgment or decree in excess of $100,000 (after reasonably expected insurance and indemnity recovery) shall have been entered against Holdings, the Borrower or any of its Subsidiaries or any of their respective properties or assets; or

                    (iv) any notification of violation of any Requirement of Law shall have been received by Holdings, the Borrower or any of its Subsidiaries from any Governmental Authority the results of which are reasonably likely to have a Material Adverse Effect;

               (i) promptly and in any event within five Business Days after the receipt thereof, copies of any "management letter" or similar letter received by Holdings, the Borrower or the board of directors (or committee thereof) of either such Person from its Auditors; and

               (j) from time to time, such further information regarding the Collateral, business affairs and financial condition of Holdings, the Borrower and/or each of the Borrower's Subsidiaries as the Administrative Agent may reasonably request.

               7.2 Corporate Franchises. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority to do business, provided that any transaction permitted by Section
8.1 will not constitute a breach of this Section 7.2, and provided further, that Holdings shall not be required to preserve, with respect to itself, any material right or authority to do business and with respect to any of its Subsidiaries, any such existence, material right or authority to do business if Holdings shall reasonably determine that such preservation is no longer desirable in the ordinary course of business, and the loss thereof shall not be reasonably likely to have a Material Adverse Effect.

               7.3 Compliance with Statutes, etc. (a) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) other than those the non-compliance with which (individually or in the aggregate) would not have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any of its Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for quantities used or stored at such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property or the operation of the business of the Borrower and its Subsidiaries. If required to do so under any applicable Environmental Law, the Borrower agrees to undertake, and agrees to cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that neither Holdings nor any of its Subsidiaries shall be required to take any such action where same is being contested by appropriate legal proceedings in good faith by Holdings or such Subsidiary.

               (b) At the request of the Administrative Agent or the Required Lenders at any time and from time to time, but in any event no more frequently than once a year, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property of the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, however, no such request may be made unless the Administrative Agent or the Required Lenders reasonably believe that (i) the Borrower or any of its Subsidiaries is in material noncompliance with any Environmental Law with respect to such Real Property and such noncompliance is reasonably likely to result in a liability of the Borrower in excess of $500,000 (after expected insurance and indemnity recovery) or (ii) an Event of Default is in existence. If the Borrower fails to provide the same after sixty
(60) days' written notice, the Administrative Agent may order the same, and the Borrower shall grant and does hereby grant, to the Administrative Agent and the Lenders and their agents access to such Real Property at all reasonable times and without unreasonably interfering with the Borrower's operations and specifically grant the Administrative Agent and the Lenders an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's sole expense.

               7.4 ERISA. As soon as possible and, in any event, within fifteen (15) days after Holdings, the Borrower or any of the Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events relating to a Plan, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (other than with respect to a Plan which is a Multiemployer Plan) which could reasonably be expected to result in material liability of Holdings, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate; that, with respect to a Plan, an accumulated funding deficiency has been incurred or an application will be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or
Section 302 of ERISA with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan by Holdings, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate has not been timely made; that a Plan has been or is reasonably expected to be terminated; that a Plan that is a Multiemployer Plan has been or is reasonably expected to be reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan, which is not a Multiemployer Plan, has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution of Holdings, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate to a Plan; or that Holdings, any Subsidiary or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that Holdings, the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) as a result of the adoption or amendment of any such plan. Upon the request of the Agent, Holdings will deliver to each of the Lenders a complete copy of the annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any material notices received by Holdings, the Borrower, any Subsidiary of Holdings or the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than 15 Business Days after the date such notice has been received by Holdings, the Borrower or such Subsidiary or the ERISA Affiliate, as applicable.

               7.5 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted.

               7.6 Books and Records. Holdings agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect the Lenders' interest in its Accounts. Holdings and the Borrower agree that the Collateral Agent or its agents may enter upon the premises of Holdings or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all during the continuance of an Event of Default, for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto and (iii) discussing the affairs, finances and business of Holdings and the Borrower with any officers, employees and directors of Holdings and the Borrower or with the Auditors (it being understood that the Borrower shall be entitled to have a representative present at any such discussions). The Borrower shall give the Collateral Agent fifteen days prior written notice of any change in the location of any facility owned or leased by the Borrower or any of its Subsidiaries where Collateral is located or in the location of its chief executive office or place of business from the locations specified in Schedule III, and to execute in advance of such change, cause to be filed and/or delivered to the Collateral Agent any financing statements, Collateral Access Agreements or other documents required by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees to advise the Administrative Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event (other than a change in price) which is reasonably likely to have an adverse effect on the value of the Collateral or on the security interests granted to the Lenders therein.

               7.7 Additional Security; Further Assurances; etc. (a) (i) Each of Holdings and Borrower will, and will cause each of its Wholly-Owned Domestic Subsidiaries (and subject to Section 7.15, each of its Wholly-Owned Foreign Subsidiaries) to, grant to the Collateral Agent, for the benefit of the Lenders and the other Secured Creditors described in the Collateral Documents, security interests and mortgages in such assets and properties of Holdings, the Borrower or such Wholly-Owned Subsidiary as are not covered by the original Collateral Documents or as may be requested from time to time by the Required Lenders (the "Additional Security Documents"). Such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Required Lenders and shall (except as otherwise consented to by the Required Lenders) constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens, except such Liens as are permitted by Section 8.2. The Additional Security Documents or other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Lenders and the other respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 7.7(a) shall not apply to any operating lease which by its term prevents the respective lessee from granting a security interest therein, provided that Holdings, the Borrower or the respective Wholly-Owned Subsidiary shall use reasonable good faith efforts
(x) at the time it enters into any such lease, to have any such restrictive terms eliminated and (y) if it is unsuccessful, upon any subsequent request of the Required Lenders to negotiate the removal or waiver of any such provision; provided, however, that Holdings, the Borrower or such Wholly-Owned Subsidiary, as the case may be, shall not be required to pay any consideration (other than de minimis amounts) or incur any material obligation or relinquish any material right in connection with the elimination, removal or waiver of any such restriction.

               (b) Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Holdings and the Borrower shall, and shall cause their respective Subsidiaries to, comply with the requirements of all state, provincial and federal laws in order to grant to the Lenders valid and perfected first priority security interests in the Collateral, subject only to Permitted Liens. The Collateral Agent is hereby authorized by Holdings and the Borrower to file any UCC financing statements covering the Collateral whether or not the signature of Holdings or the Borrower appears thereon. Holdings and the Borrower shall do whatever the Collateral Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Credit Documents, including without limitation, filing notices of liens, UCC financing statements and amendments, renewals and continuations thereof; cooperating with the Collateral Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees (provided that Holdings or the Borrower, as the case may be, shall not be required to pay any consideration (other than de minimis amounts) or incur any material obligation or relinquish any material right in connection with any such waiver); and, paying claims which might, if unpaid, become a Lien on the Collateral other than a Permitted Lien. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.7 has been complied with.

               (c) Each of Holdings and the Borrower agrees that each action required by this Section 7.7 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders.

               7.8 Insurance; Casualty Loss. Schedule IX hereto sets forth a true and complete listing of all insurance maintained by Holdings and each of its Subsidiaries as of the Restatement Effective Date. Holdings agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value (or such higher coverage as Holdings may obtain) insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks in at least such amounts and against at least such risks as are described on Schedule IX, or as are at all times satisfactory to the Collateral Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Collateral Agent as an additional insured and the Collateral Agent as loss payee in case of loss, as its interests may appear, and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. The Borrower shall provide written notice to the Administrative Agent of the occurrence of any of the following events within ten Business Days after the occurrence of such event: any Collateral is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such Collateral or to materially diminish its marketability, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "Casualty Loss"). The Borrower and/or its respective Subsidiary shall diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss.

               7.9 Taxes. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge all material income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, or payable by it pursuant to the Tax Sharing Agreements, prior to the date on which penalties or interest attach thereto; provided, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or levy which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP. In no event shall the Borrower and its Subsidiaries make payments with respect to Federal income taxes computed on a consolidated, combined or unitary basis which exceed the relevant amounts required to be paid by them pursuant to the Tax Sharing Agreement as furnished to the Administrative Agent prior to the Restatement Effective Date.

               7.10 End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, cause its, and each of its Wholly-Owned Subsidiaries', (x) fiscal years to end on March 31 of each year and (y) fiscal quarters to end on June 30, September 30, December 31 and March 31 of each year.

               7.11 Real Estate Appraisals. In the event that the Administrative Agent or the Required Lenders at any time after the Restatement Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Administrative Agent or the Required Lenders after the Restatement Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, such Required Appraisals shall be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisals, and the respective appraiser, shall be satisfactory to the Administrative Agent.

               7.12 Corporate Separateness. Holdings shall take, and shall cause each of its Subsidiaries and Unrestricted Subsidiaries to take, all actions as is necessary to keep the operations of Holdings, the Borrower and the Borrower's Subsidiaries separate and apart from those of any Unrestricted Subsidiaries, including, without limitation, ensuring that all customary formalities regarding their respective corporate existence, including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. None of Holdings, the Borrower nor any of the Borrower's Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of Holdings, the Borrower and the Borrower's Subsidiaries from any Unrestricted Subsidiaries, and Holdings, the Borrower and the Borrower's Subsidiaries shall maintain their own respective payroll (if any) and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary shall pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of Holdings, the Borrower and the Borrower's Subsidiaries shall at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, none of Holdings, the Borrower nor any of the Borrower's Subsidiaries nor any Unrestricted Subsidiaries shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of Holdings, the Borrower or any of the Borrower's Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

               7.13 Permitted Transactions. (a) Subject to the provisions of this Section 7.13 and Sections 8.1(i) and 8.5(d) and the requirements contained in the definition of Permitted Acquisition or Permitted JV Investment (as applicable), the Borrower may from time to time effect Permitted Transactions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Transaction):
(i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Transaction or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least 5 Business Days' prior written notice of such Permitted Transaction; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 8.9, 8.10 and 8.11 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Transaction (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Transaction (as well as all other Permitted Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Transaction had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Restatement Effective Date, calculated as if the covenants contained in said Sections 8.9, 8.10 and 8.11 had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Transaction to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 8.9, 8.10 and 8.11 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 8.9, 8.10 and 8.11 of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Transaction; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Transaction (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Transaction; (vii) the Borrower certifies, and the Administrative Agent shall have been satisfied in its reasonable discretion, that the proposed Permitted Transaction could not reasonably be expected to result in materially increased tax (other than taxes on future net income), ERISA, environmental or other contingent liabilities with respect to Holdings and its Subsidiaries; (viii) calculations are made by the Borrower of the Permitted Transaction Cost of the respective Permitted Transaction and of compliance with the Available Basket Amount then in effect and (ix) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive, and clauses (vii) and (viii) and containing the calculations required by the preceding clauses (iii), (iv), (vii) and (viii).

               (b) At the time of each Permitted Transaction involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interests of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Transaction shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

               (c) Holdings shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Transaction to comply with, and to execute and deliver, all of the documentation required by, Sections 7.7, 7.14 and 8.17, to the satisfaction of the Administrative Agent.

               (d) The consummation of each Permitted Transaction shall be deemed to be a representation and warranty by Holdings and the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 7.13(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 9.

               7.14  New Wholly-Owned Subsidiaries.  To the extent the
Borrower creates or acquires any Wholly-Owned Subsidiary after the Restatement Effective Date in accordance with the other provisions of this Agreement, each such Wholly-Owned Subsidiary (other than a Foreign Subsidiary, except to the extent otherwise required pursuant to Section 7.15), shall be required to become a party to the Subsidiaries Guaranty by executing a counterpart thereof or enter into an amendment thereto satisfactory to the Administrative Agent and, if requested by the Administrative Agent or the Required Lenders, shall be required to enter into the Collateral Documents entered into by the entities which were Subsidiary Guarantors on the Restatement Effective Date, in each case by entering into counterparts thereof or amendments thereto, in form and substance reasonably satisfactory to the extent requested by the Administrative Agent and the Collateral Agent. In connection with the foregoing to the extent requested by the Administrative Agent or the Collateral Agent, each such new Wholly-Owned Subsidiary shall be required to cause to be delivered such relevant documentation (including opinions of counsel) of the type described in Section 5.1 as such new Subsidiary would have had delivered if it were a New Credit Party on the Restatement Effective Date.

               7.15 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Lenders does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its equity interests pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all equity interests of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Wholly-Owned Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding equity interests or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed) or the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets or the equity interests and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Agreement, in each case to the extent that the entering into such Security Agreement, Pledge Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.15 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.


                                ARTICLE 8.
                            Negative Covenants

               Holdings and the Borrower hereby covenant and agree that (although, notwithstanding anything to the contrary contained in this Article 8, the consummation of the Transaction shall be permitted in accordance with the respective documentation delivered to the Administrative Agent on or prior to the Restatement Effective Date pursuant to Section 5.1) as of the Restatement Effective Date, and thereafter, for so long as this Agreement is in effect and until the Total Commitments have terminated, no Letter of Credit or Notes are outstanding and the Term Loans, Revolving Loans, Swingline Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations (other than any indemnities described in Section 11.8 hereof which are not then due and payable) incurred hereunder, are paid in full:

               8.1 Consolidation, Merger, Sale or Purchase of Assets, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than inventory, obsolete equipment, excess equipment no longer needed in the conduct of business or equipment being replaced with other equipment, in each case in the ordinary course of business) or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than (i) to replace obsolete property or assets or other equipment disposed of in compliance with this Section 8.1 and (ii) purchases, leases or other acquisitions of goods, inventory and equipment, and operating leases of property, in each case, in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall also be permitted:

               (a) Capital Expenditures to the extent within the limitations set forth in Section 8.4;

               (b) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.5;

               (c) any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or any other Wholly-Owned Subsidiary of the Borrower (so long as the Borrower or any other Wholly-Owned Subsidiary of the Borrower is the surviving corporation), or all or any part of the business, properties and assets of the Borrower or any Wholly-Owned Subsidiary may be conveyed, leased, sold or transferred to the Borrower or any Subsidiary Guarantor;

               (d) to finance the acquisition of new equipment purchased pursuant to Section 8.4(a), the Borrower or the respective Subsidiary which acquired same may, within 180 days after the date of the acceptance of the respective equipment, enter into a sale-leaseback transaction with respect thereto on arms'-length terms, so long as
         (x) the Borrower or the respective Subsidiary which enters into such sale-leaseback transaction receives cash in an amount not less than 95% of the cost of the respective equipment subject to the sale-leaseback transaction and (y) the entering into of the respective sale-leaseback transaction does not violate the requirements of the proviso to Section 8.4(a);

               (e) the Borrower and its Subsidiaries may enter into sales (but not pursuant to sale-leaseback transactions, which shall only be entered into in accordance with preceding clause (d)) of their respective properties or assets in exchange for consideration equivalent to the fair market value of all such properties or assets so sold; provided that (i) the aggregate amount of disposition proceeds from all such sales of properties or assets shall not exceed $2,500,000 in any fiscal year of the Borrower, (ii) the consideration received in exchange for any sale pursuant to this clause (e) shall be required to include cash in an amount not less than 80% of the fair market value of the properties or assets being sold and (iii) to the extent the aggregate Net Sale Proceeds from all sales pursuant to this clause (e) and following clause (f) in any fiscal year of the Borrower exceed $500,000, such excess Net Sale Proceeds shall be applied in accordance with the requirements of Section 2.6(i);

               (f) the Borrower may, at any time when no Default or Event of Default is in existence (or will exist after giving effect thereto), sell 100% of its direct and indirect equity interests in Sullivan Media in exchange for consideration equivalent to the fair market value of the equity interests so sold; provided that (i) the consideration received in exchange for any sale pursuant to this clause (f) shall be required to include cash in an amount not less than 80% of the fair market value of the equity interests so sold and
         (ii) to the extent the aggregate Net Sale Proceeds from all sales pursuant to this clause (f) and preceding clause (e) in any fiscal year of the Borrower exceed $500,000, such excess Net Sale Proceeds shall be applied in accordance with the requirements of Section 2.6(i);

               (g) the Borrower may permit the U.S. Postal Service to occupy part of its property in the manner consistent with past practices of the Borrower;

               (h) Holdings may sell or otherwise dispose of its interests in any Unrestricted Subsidiary, so long as none of Holdings, the Borrower or any of the Borrower's Subsidiaries provides any indemnities in respect of any such sale or disposition; and

               (i) the Borrower and its Wholly-Owned Domestic Subsidiaries may make Permitted Acquisitions on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Permitted Acquisition), so long as such Permitted Acquisitions are effected in accordance with the relevant requirements of Section 7.13 and the component definitions as used therein.

Notwithstanding anything to the contrary contained above, in no event shall Holdings or the Borrower sell or otherwise dispose of any of their interests in any Subsidiary, except as provided in clause (c) or in a sale otherwise permitted above so long as, in connection with such sale, 100% of the capital stock of the respective Subsidiary owned by Holdings, the Borrower and its other Subsidiaries is sold. To the extent the Required Lenders waive the provisions of this Section 8.1 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.1, such Collateral in each case shall be sold free and clear of the Liens in favor of the Lenders created by the Collateral Documents and the Collateral Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense.

               8.2 Liens. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) the capital stock of the Borrower or (ii) any property or assets of any kind (real or personal, tangible or intangible) of Holdings, the Borrower or any of their respective Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings, the Borrower or any of their respective Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

               (a) Liens for taxes not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

               (b) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law or which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods, and other similar Liens arising in the ordinary course of business, and (x) which, if any such property or asset is material, do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

               (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

               (d) Liens existing on the Original Effective Date and listed on Schedule X hereto without giving effect to any subsequent extensions, renewals or replacements thereof; provided that, with respect to any Lien listed on Schedule X hereto, if there is indicated on said Schedule X a date for the required removal or termination of such Lien, such Lien shall cease to be permitted on the respective date so indicated;

               (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (x) in connection with liability insurance, workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business, in an aggregate amount (in the case of this clause (y)) not to exceed $2,000,000 at any time outstanding (but excluding that portion of any such bonds or other obligations described in this clause (y) to the extent same are supported at such time by an outstanding Letter of Credit);

               (f) leases or subleases granted to third Persons not interfering with the ordinary course of business of Borrower or any of its Subsidiaries;

               (g)  Permitted Encumbrances;

               (h) Liens which may be deemed to exist as a result of sale-leaseback transactions permitted under Section 8.1(d), so long as such Liens extend only to the property or assets so sold pursuant to the respective sale-leaseback transaction;

               (i) Liens (x) arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by the Borrower (by purchase, construction or otherwise), provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price of the assets being purchased and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b); (y) created pursuant to Capital Leases permitted pursuant to Section 8.3(b), provided that (i) such Liens serve only to secure the payment of Indebtedness arising under such Capitalized Lease Obligations and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries; or (z) on property or assets acquired pursuant to a Permitted Transaction, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Transaction; provided that (i) any such Liens were not created at the time of or in contemplation of the Permitted Transaction, (ii) any such Lien does not attach to any other asset of Holdings or any of its Subsidiaries and (iii) the Indebtedness secured thereby is permitted by Section 8.3(i);

               (j) any attachment or judgment Lien arising from a judgment not giving rise to a Default or an Event of Default so long as such Lien, if encumbering Collateral, has not attached to such Collateral for more than 45 days and so long as no enforcement actions have begun with respect to such Collateral;

               (k) easements, rights-of-way, restrictions, encroachments, licenses, zoning restrictions, and other similar charges or encumbrances, in each case not interfering in any material respect with the business of the Borrower and its Subsidiaries;

               (l) non-consensual Liens which may arise or be created under ERISA and under Environmental Laws that are being contested in good faith and as to which adequate reserves have been established to the extent required by GAAP and secure obligations that are not reasonably likely to have a Material Adverse Effect, and which are not reasonably likely to adversely affect the Collateral Agent's rights with respect to the Collateral or the value thereof;

               (m) Liens arising from (x) operating leases and the precautionary UCC financing statement filings in respect thereof and
         (y) equipment borrowed (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with past practices and the precautionary UCC financing statement filings in respect thereof; and


               (n) Liens not encumbering Collateral, other than those Liens described above, with respect to obligations not in excess of $1,000,000 in the aggregate.

               8.3 Indebtedness. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (b) Capitalized Lease Obligations and purchase money Indebtedness of the Borrower secured by Liens permitted by Section 8.2(i)(x) shall be permitted to be incurred and remain outstanding, so long as the respective Capitalized Lease Obligations (including Indebtedness evidenced by Capitalized Lease Obligations arising from sale-leaseback transactions permitted under 8.1(d)) or purchase money Indebtedness was incurred to finance Capital Expenditures made pursuant to, and in accordance with the terms of, Section 8.4(a);

               (c)  Existing Indebtedness;

               (d) Indebtedness under Interest Rate Agreements (x) entered into with respect to Indebtedness outstanding under this Agreement or
         (y) providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as the entering into of such Interest Rate Agreement is a bona fide hedging activity (and not for speculative purposes) and in the ordinary course of business;

               (e) Indebtedness of the Borrower (and the senior subordinated guaranty thereof by Holdings) evidenced by the Senior Subordinated Notes in aggregate principal amount not to exceed $185,000,000, less the amount of all principal repayments thereof effected after the Original Effective Date (including as permitted by Section 8.12);

               (f) Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries, in each case to the extent making such loan was permitted in Section 8.5;

               (g) Indebtedness of the Borrower or any of its Wholly-Owned Subsidiaries evidenced by guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Wholly-Owned Subsidiary in an aggregate principal amount not to exceed at any time outstanding $2,000,000 plus the amount thereof, if any, supported at such time by outstanding Letters of Credit;

               (h)  drafts payable for payroll and ordinary expense items; and

               (i) Indebtedness (including Permitted Acquired Debt) of the Borrower or any of its Subsidiaries, other than Indebtedness permitted under clauses (a) through (h) above, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

In addition to the foregoing, Holdings shall not permit any Unrestricted Subsidiary to incur any Indebtedness or any other obligation having any element of recourse to Holdings or any of its Subsidiaries or to any of its assets or property.

               8.4 Capital Expenditures. Holdings will not, and will not permit any of its Subsidiaries to, make Capital Expenditures except that the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures in compliance with this Section 8.4 (and notwithstanding anything to the contrary contained elsewhere in this Agreement, Capital Expenditures pursuant to Section 8.4(a) shall be measured from the first day of the fiscal year ended March 31, 1999, even though a portion of such fiscal year has occurred prior to the Restatement Effective Date):

               (a) Capital Expenditures shall be permitted to be made by the Borrower and its Subsidiaries, with respect to each period listed below, in an aggregate amount not in excess of the corresponding amount set forth below opposite such period:

               Period                                      Amount
               ------                                      ------
         Fiscal year ending
           March 31, 1999                                $25,000,000

         Fiscal year ending
           March 31, 2000                                $25,000,000

         Fiscal year ending
           March 31, 2001                                $30,000,000

         Fiscal year ending
           March 31, 2002                                $30,000,000

         Each fiscal year
           thereafter                                    $35,000,000

         provided, however, that to the extent the maximum amount of Capital Expenditures permitted to be made in any period listed above pursuant to this clause (a), without giving effect to this proviso, exceeds the aggregate amount actually made during such period, Capital Expenditures (in addition to those listed above for such subsequent period) may be made in the immediately subsequent period in the amount of such excess; and

               (b) In addition to Capital Expenditures permitted pursuant to preceding clause (a), the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures (i) with the proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid, in each case to the extent such proceeds are not required to be applied pursuant to Section 2.6(k), provided that any proceeds that are so used to make Capital Expenditures pursuant to this clause (i) are, to the extent required by Section 2.6(k), used within the period of time as is set forth in the respective officer's certificate delivered pursuant to such Section 2.6(k), (ii) on any date, so long as no Default or Event of Default then exists or would exist after giving effect thereto and so long as the amount of the respective Capital Expenditure does not exceed the Retained Excess Cash Flow Amount on such date (before giving effect to any reduction thereto as a result of the respective Capital Expenditure), (iii) on any date, so long as no Default or Event of Default then exists or would exist after giving effect thereto and so long as the amount of the respective Capital Expenditure does not exceed the Retained Equity Amount on such date (before giving effect to any reduction thereto as a result of the respective Capital Expenditure) and (iv) constituting Permitted Transactions effected in accordance with the requirements of Sections 7.13, 8.1(i) and 8.5(d), as applicable.

               8.5 Investments. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of any currency, commodities or raw materials at a future date in the nature of a futures contract, or acquire or hold any cash or Cash Equivalents (collectively, "Investments"), or permit any investment to remain outstanding, or agree or commit to make any Investment, except:

               (a) the Borrower or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Borrower or such applicable Subsidiary, as the case may be, and the Borrower and its Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlements of delinquent obligations of and other disputes with, customers and suppliers arising in the ordinary course of business;

               (b) loans and advances to employees, officers and directors in an aggregate principal amount not to exceed $2,500,000 at any time outstanding shall be permitted;

               (c) Investments existing on the Restatement Effective Date and listed on Schedule XII hereto, without giving effect to any additions thereto or replacements thereof, shall be permitted;

               (d) the Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to make Permitted JV Investments on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that to the extent the Borrower or one or more other Credit Parties (after the respective Investment has been made) receives a cash return from the respective Joint Venture of amounts previously invested pursuant to this clause (d) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments), then the amount of such return of investment shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available Basket Amount, provided that the aggregate amount of increases to the Available Basket Amount described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (d);

               (e)  Holdings may make Investments in Unrestricted
         Subsidiaries, so long as no portion of the amount used to make any such Investment are received by it from the Borrower or any of the Borrower's Subsidiaries;

               (f) Investments in cash and Cash Equivalents shall be permitted; provided that the aggregate amount of cash and Cash Equivalents permitted to be held by Holdings and its Subsidiaries shall not exceed $500,000 (exclusive of cash in accounts maintained by the Borrower in Canada for the Borrower's Canadian printing plant operations, so long as the aggregate amount of cash on deposit therein at no time exceeds $1,000,000 (taking the Dollar Equivalent of amounts expressed in Canadian dollars) for any period of three consecutive Business Days during which Revolving Loans and/or Swingline Loans are outstanding;

               (g) Investments by the Borrower and/or its Subsidiaries permitted under Section 8.1 and Capital Expenditures permitted under
         Section 8.4 shall be permitted;

               (h) non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any asset sale to the extent permitted by Section 8.1;

               (i) Investments which may be deemed to exist as a result of the entering into of Interest Rate Agreements to the extent permitted by Section 8.3(d);

               (j) the Borrower and its Subsidiaries may purchase raw materials in the ordinary course of business and consistent with past practices (including pursuant to forward purchase agreements so long as reasonably related to the Borrower's or its respective
         Subsidiary's anticipated needs for such raw material in its production process, and so long as such forward purchase agreements are not speculative in nature and do not extend for a period longer than 180 days after the entering thereof);

               (k) additional Investments may be made by the Borrower and its Wholly-Owned Subsidiaries so long as the aggregate amount of Investments made pursuant to this clause (k) after the Restatement Effective Date does not exceed $1,000,000;

               (l) additional Investments may be made by the Borrower or its Wholly-Owned Subsidiaries, so long as the amount thereof does not exceed the Retained Excess Cash Flow Amount at the time the respective Investment is made (before giving effect to any reduction thereto as a result of the making of the respective Investment); and

               (m) additional Investments may be made by the Borrower or its Wholly-Owned Subsidiaries at any time, so long as the amount thereof does not exceed the Retained Equity Amount at the time the respective Investment is made (before giving effect to the reduction thereto as a result of the making of the respective Investment).

Notwithstanding anything to the contrary contained above, no Investment shall be made pursuant to any of clauses (d), (k), (l) or (m) of this Section 8.5 at any time when a Default or Event or Default is in existence or would exist after giving effect thereto.

               8.6 Dividends, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of the Person paying such dividend) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (other than consideration in the form of capital stock of the Person paying the Dividend), any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or the Borrower now or hereafter outstanding (or any warrants for or options or stock appreciation rights issued by such Person in respect of any such shares) (all of the foregoing "Dividends"), except that:

               (a) any Subsidiary of the Borrower may pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower which owns any equity interests in the respective such Subsidiary;

               (b) any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary may pay dividends to its shareholders generally, so long as the Borrower and/or any other Subsidiary of the Borrower which owns equity interests in such Subsidiary receives at least its proportionate share (based upon its respective equity interests) of any dividend so paid;

               (c) the Borrower may pay cash Dividends to Holdings in an amount necessary and to the extent immediately used by Holdings to
         (i) pay accrued fees and expenses arising from the Transaction, (ii) pay taxes payable by Holdings (whether for itself alone or for itself and its Subsidiaries), in each case to the extent then due and payable and to the extent not otherwise paid by the Borrower pursuant to the Tax Sharing Agreement, provided that in no event shall the amount of payments made by the Borrower and its Subsidiaries pursuant to the Tax Sharing Agreement (including for this purpose all payments made pursuant to preceding clause (ii)) exceed the amounts required to be paid by the Borrower pursuant to the Tax Sharing Agreement as in effect on the Restatement Effective Date and without giving any effect to any modifications thereto without the consent of the Required Lenders, (iii) pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses, including costs and expenses in connection with ongoing reporting and related requirements, so long as the aggregate amount of such payments does not exceed $250,000 in any fiscal year, and (iv) so long as no Default or Event of Default then exists, pay the repurchase price payable to any officer or employee (or their estates) of Holdings, the Borrower or any of their respective Subsidiaries, in respect of their stock or options to purchase stock in Holdings, upon death, disability or termination of employment of such officers and employees, provided, however, that the aggregate amount of all such repurchases after the Restatement Effective Date shall not exceed $2,000,000.

               8.7 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions involving payments or property with a value in excess of $100,000, whether or not in the ordinary course of business, with any Affiliate other than (i) Permitted Affiliate Transactions, (ii) fees and expenses set forth in Schedule IV, (iii) amounts payable under the contractual agreements listed in Schedule IV, as in effect as of the date of this Agreement, copies of which have been delivered to the Administrative Agent,
(iv) employment agreements entered into in the ordinary course of business,
(v) the payment of fees to any Person for financial, consulting or investment banking services (including, without limitation, any underwriting discounts and commissions and placement agent fees, but excluding management fees) performed in the ordinary course of such Person's business, provided that the amount of any such fees for any such service provided shall not exceed the usual and customary fees of such Person for similar services rendered to third parties, and (vi) any other transaction or series of transactions the terms and conditions of which are substantially as favorable (or more favorable) to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Except as expressly described on Schedule IV, (x) no management or similar fees shall be payable by Holdings, the Borrower or the respective Subsidiaries to any Person (other than to the Borrower) and (y) in no event shall the Borrower and its Subsidiaries make payments in respect of taxes computed on a consolidated, combined or unitary basis payable by the Holdings' combined or affiliated group (within the meaning of Section 1504 of the Code or comparable provision of state or local law) in excess of those required to be paid pursuant to the Tax Sharing Agreement.

               8.8 Changes in Business. (a) None of the Borrower or any of its Subsidiaries will engage in any business other than Related Businesses.

               (b) Holdings shall not engage in any business other than its ownership of the capital stock of the Borrower and any Unrestricted Subsidiaries established or acquired by it after the Restatement Effective Date, provided that any Unrestricted Subsidiaries of Holdings shall be engaged solely in Related Businesses. Holdings shall have no significant assets other than its ownership interests as described in the immediately preceding sentence and shall act as a holding company which shall not directly engage in any business.

               8.9 Minimum Consolidated EBITDA. Holdings will not permit Consolidated EBITDA for any Test Period ended on a date set forth below, to be less than the amount specified opposite such date below:


Test Period Ended                      Minimum EBITDA
-----------------                      --------------
June 30, 1998                           $ 50,000,000
September 30, 1998                      $ 50,000,000
December 31, 1998                       $ 50,000,000
March 31, 1999                          $ 52,500,000
June 30, 1999                           $ 52,500,000
September 30, 1999                      $ 52,500,000
December 31, 1999                       $ 52,500,000
March 31, 2000                          $ 55,000,000
June 30, 2000                           $ 55,000,000
September 30, 2000                      $ 57,500,000
December 31, 2000                       $ 57,500,000
March 31, 2001                          $ 57,500,000
June 30, 2001                           $ 57,500,000
September 30, 2001                      $ 60,000,000
December 31, 2001                       $ 60,000,000
March 31, 2002                          $ 60,000,000
June 30, 2002                           $ 62,500,000
September 30, 2002                      $ 62,500,000
December 31, 2002                       $ 65,000,000
March 31, 2003                          $ 65,000,000
June 30, 2003                           $ 67,500,000
September 30, 2003                      $ 67,500,000
December 31, 2003                       $ 70,000,000
March 31, 2004                          $ 70,000,000
June 30, 2004                           $ 72,500,000
September 30, 2004                      $ 72,500,000
December 31, 2004                       $ 75,000,000
March 31, 2005                          $ 75,000,000

               8.10 Consolidated Interest Coverage Ratio. Holdings will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on a date set forth below to be less than the ratio set forth opposite such date:

Test Period Ended                          Ratio
-----------------                          -----
June 30, 1998                            1.40:1.0
September 30, 1998                       1.40:1.0
December 31, 1998                        1.40:1.0
March 31, 1999                           1.45:1.0
June 30, 1999                            1.45:1.0
September 30, 1999                       1.50:1.0
December 31, 1999                        1.50:1.0
March 31, 2000                           1.55:1.0
June 30, 2000                            1.55:1.0
September 30, 2000                       1.65:1.0
December 31, 2000                        1.65:1.0
March 31, 2001                           1.70:1.0
June 30, 2001                            1.70:1.0
September 30, 2001                       1.75:1.0
December 31, 2001                        1.75:1.0
March 31, 2002                           1.85:1.0
June 30, 2002                            1.85:1.0
September 30, 2002                       1.90:1.0
December 31, 2002                        1.90:1.0
March 31, 2003                           2.00:1.0
June 30, 2003                            2.00:1.0
September 30, 2003                       2.00:1.0
December 31, 2003                        2.00:1.0
March 31, 2004                           2.00:1.0
June 30, 2004                            2.00:1.0
September 30, 2004                       2.00:1.0
December 31, 2004                        2.00:1.0
March 31, 2005                           2.00:1.0

Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, all calculations of compliance with this Section 8.10 shall be made on a Pro Forma Basis.

               8.11 Leverage Ratio. Holdings shall not permit the Leverage Ratio on the last day of any fiscal quarter specified below to exceed the respective ratio set forth opposite such fiscal quarter below:

Test Period Ended                          Ratio
-----------------                          -----
June 30, 1998                            6.000:1.0
September 30, 1998                       6.000:1.0
December 31, 1998                        6.000:1.0
March 31, 1999                           5.875:1.0
June 30, 1999                            5.875:1.0
September 30, 1999                       5.750:1.0
December 31, 1999                        5.750:1.0
March 31, 2000                           5.625:1.0
June 30, 2000                            5.625:1.0
September 30, 2000                       5.500:1.0
December 31, 2000                        5.375:1.0
March 31, 2001                           5.250:1.0
June 30, 2001                            5.250:1.0
September 30, 2001                       5.125:1.0
December 31, 2001                        5.125:1.0
March 31, 2002                           5.000:1.0
June 30, 2002                            5.000:1.0
September 30, 2002                       4.875:1.0
December 31, 2002                        4.875:1.0
March 31, 2003                           4.750:1.0
June 30, 2003                            4.750:1.0
September 30, 2003                       4.625:1.0
December 31, 2003                        4.625:1.0
March 31, 2004                           4.500:1.0
June 30, 2004                            4.500:1.0
September 30, 2004                       4.500:1.0
December 31, 2004                        4.500:1.0
March 31, 2005                           4.500:1.0

Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, all calculations of compliance with this Section 8.11 shall be made on a Pro Forma Basis.

               8.12 Limitation on Voluntary Payments; Preferred Stock; Amendments or Modifications of Certain Agreements; etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to: (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on or voluntary or optional redemption of or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), exchange, or purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of asset sales or otherwise) any Senior Subordinated Notes or the Indebtedness represented thereby, except that, so long as no Default or Event of Default then exists or would exist after giving effect thereto, the Borrower may prepay, redeem or repurchase Senior Subordinated Notes with the net cash proceeds of one or more Public Equity Offerings, in each case to the extent that such net cash proceeds have been contributed by Holdings to the Borrower and are not required to be used by the Borrower to repay Term Loans in accordance with the requirements of Section 2.6(g) and so long as the Borrower has not theretofore increased the Retained Equity Amount by the amount of such net cash proceeds, provided that any Senior Subordinated Notes acquired pursuant to this clause (i) shall be cancelled by the Borrower and returned by it to the trustee pursuant to the Senior Subordinated Note Indenture for cancellation, and shall not be reissued, (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Note Indenture or the Senior Subordinated Notes (other than, to the extent no fees are paid in connection therewith, (w) modifications requested by the trustee under the Senior Subordinated Note Indenture relating to the Senior Subordinated Notes (which do not require any consent by the holders of the Senior Subordinated Notes) that do not affect the subordination provisions applicable thereto and do not otherwise adversely affect the rights or remedies of or the benefits to the Agents or the Lenders, (x) any relaxation of any covenant contained therein, (y) so long as no Default or Event of Default exists pursuant to Section 9.1(a) or (e), any reduction in the amount of any principal, interest, fees or other amounts due under the documents relating to the Senior Subordinated Notes or (z) is a waiver of any event of default thereunder), (iii) issue any preferred or preference stock (other than Qualified Preferred Stock issued by Holdings) or (iv) amend, modify or terminate, or permit the amendment, modification or termination of, the Tax Sharing Agreement without the prior written consent of the Required Lenders.

               8.13 Issuance of Subsidiary Stock. The Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary to any Person other than the Borrower or another Wholly-Owned Subsidiary of the Borrower, except (i) to the extent permitted by Sections 8.1(c) and 8.5, (ii) for the issuance of directors' qualifying shares to the extent required by applicable law and
(iii) for issuances by Subsidiaries of the Borrower which are not Wholly-Owned Subsidiaries and which issuances do not decrease the Borrower's percentage ownership interest in the respective Subsidiary.

               8.14 Limitation on Restrictions Affecting Subsidiaries. The Borrower will not, and will not permit any Subsidiary of the Borrower to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower,
(b) make loans or advances to the Borrower or any Subsidiary of the Borrower,
(c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement and the other Transaction Documents, (iii) Indebtedness permitted pursuant to Sections 8.3(c), (d) and (e), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of the Borrower or any of its Subsidiaries,
(vi) any agreement relating to permitted Indebtedness incurred by a Subsidiary of the Borrower prior to the date on which such Subsidiary was acquired by the Borrower or any other Subsidiary of the Borrower and outstanding on such acquisition date, (vii) the extension or continuation of contractual obligations in existence on the date hereof; provided that any such encumbrances or restrictions contained in such continuation are no less favorable to the Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations continued hereby, and (viii) restrictions imposed under the agreements relating to Indebtedness permitted under Section 8.3(b); provided that such restrictions apply only to the property giving rise to such Indebtedness.

               8.15 Additional Negative Pledges. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of Holdings, the Borrower or their respective Subsidiaries, other than the restrictions contained in (i) the Transaction Documents, (ii) any agreement relating to a Lien permitted pursuant to Section
8.2 as relating to the property encumbered thereby or (iii) restrictions described in Section 8.14.

               8.16 Additional Designated Senior Indebtedness. Holdings and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, designate any Indebtedness as "Designated Senior
Indebtedness" under, and as defined in, the Senior Subordinated Note Indenture.

               8.17 Limitation on Subsidiaries and Joint Ventures; Creation of New Subsidiaries and Joint Ventures. The Borrower shall have no Subsidiaries or Joint Ventures other than (x) its Wholly-Owned Subsidiaries as same exist on the Restatement Effective Date, (y) any new Wholly-Owned Subsidiary established by the Borrower after the Restatement Effective Date, so long as no Default or Event of Default exists at the time of the creation of such Subsidiary or immediately after giving effect thereto and (z) Joint Ventures established in accordance with the provisions of Section 8.5(d). At the time of the creation, establishment or acquisition of any Subsidiary or Joint Venture, any capital stock or other equity interest thereof required to be pledged pursuant to the Pledge Agreement shall be pledged in accordance with the terms thereof, and all action required to be taken pursuant to
Section 7.14 shall be taken in connection with the creation, establishment or acquisition of the respective Subsidiary or Joint Venture.


                                ARTICLE 9.
                      Events of Default and Remedies

               9.1 Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

               (a) Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of, any interest on the Loans or any drawings under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans), or (iii) default, and such default shall continue for five or more days after written demand therefor by the Administrative Agent, in the payment when due of any Fees, Expense or any other amounts owing hereunder or under any other Credit Document; or

               (b) Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

               (c) Covenants. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1(f) or 7.11 or Article 8, or (ii) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Section 9.1(a), 9.1(b) or clause (i) of this Section 9.1(c) contained in this Agreement) and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

               (d) Default Under Other Agreements. Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) shall (i) default in any payment in respect to any Indebtedness (other than the Obligations) of the Borrower and its Subsidiaries (excluding any Immaterial Subsidiaries) beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was issued or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required to so cause), any such Indebtedness to become due prior to its stated maturity or (iii) any such Indebtedness of Holdings, the Borrower or any such Subsidiary (excluding any Immaterial Subsidiaries) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default under this Section 9.1(d) unless the aggregate amount of all Indebtedness referred to in clauses (i), (ii) and
(iii) above exceeds $2,000,000; or

               (e) Bankruptcy, etc. Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries); or Holdings, the Borrower or their respective Subsidiaries (excluding any Immaterial Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or such Subsidiary; or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) any such proceeding which remains undismissed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) for the purpose of effecting any of the foregoing; or

               (f) ERISA. (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 302 of ERISA, any Plan is, shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan is, shall have been, or is reasonably likely to be terminated or the subject of termination proceedings under ERISA, an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate a Plan, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made by Holdings, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate, Holdings, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975, or 4980
of the Code, or Holdings, the Borrower or any Subsidiary has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (ii) there shall result from any event or events set forth in clause (i) of this Section 9.1(f) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability, individually, and/or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect; or

               (g) Collateral Documents. Any Collateral Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent on behalf of the Lenders the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Collateral Document and such default shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

               (h) Guaranty. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

               (i) Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries (excluding any Immaterial Subsidiaries) involving liability of $2,000,000 or more in the aggregate for all such judgments and decrees for Holdings, the Borrower and all of such Subsidiaries (to the extent not paid or covered by insurance provided by a carrier that has acknowledged coverage) and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within 60 days from the entry thereof; or

               (j) Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.1(e) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Unused Line Fee accrued and unpaid shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) direct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Collateral Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and/or (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, that it will pay) to the Administrative Agent at its Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate of all Letters of Credit Obligations.


                                ARTICLE 10.
                                The Agents

               10.1 Appointment. Each Lender hereby irrevocably designates and appoints BTCo as Administrative Agent, Morgan Stanley Senior Funding, Inc. as Syndication Agent, General Electric Capital Corporation as Documentation Agent and BTCC as Collateral Agent, in each case to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Lenders, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

               10.2 Delegation of Duties. Each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               10.3 Exculpatory Provisions. None of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Administrative Agent, the Collateral Agent, Syndication Agent or Documentation Agent, as the case may be, under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. None of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. None of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, to the Lenders or by or on behalf of Holdings or any of its Subsidiaries to the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

               10.4 Reliance by Agents. The Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be. The Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

               10.5 Notice of Default. None of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, has actually received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent receives such a notice, the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall give prompt notice thereof to the Lenders. The Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall have received such directions, the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               10.6 Nonreliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent to any Lender. Each Lender represents to the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings or its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings or its Subsidiaries. None of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or its Subsidiaries which may come into the possession of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

               10.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent in their respective capacities as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided that no Lender shall be liable to the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent. If any indemnity furnished to the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent for any purpose shall, in the opinion of the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, be insufficient or become impaired, the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.7 shall survive the payment of all Obligations.

               10.8 Agents in Their Individual Capacities. Each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, were not the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, hereunder. With respect to the Loans made by it and all Obligations owing to it, each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent in their individual capacities.

               10.9 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

               10.10 Resignation of Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

               (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

               (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

               (e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Syndication Agent, the Administrative Agent shall assume all of the functions and duties of the Syndication Agent hereunder and/or under the other Credit Documents.

               (f) The Collateral Agent may resign from the performance of all its functions and duties under the Collateral Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Collateral Agent, the Administrative Agent shall assume all of the functions and duties of the Collateral Agent under the Collateral Documents.

               (g) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Documentation Agent, the Administrative Agent shall assume all of the functions and duties of the Documentation Agent hereunder and/or under the other Credit Documents.

               10.11 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, upon the direction of the Administrative Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Collateral Agent if the Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with Section 8.1 hereof (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.11.

               (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by Holdings or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

               (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by Holdings or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

               (e) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, (i) to the extent the Borrower or any of its Subsidiaries enters into any operating lease which does not cause a violation of the terms of this Agreement, the Collateral Agent is authorized to enter into such disclaimers of a security interest in the assets subject to such operating lease, or such releases or subordinations of the assets subject to such operating lease, as may be requested by the Borrower in connection therewith and (ii) in connection with the incurrence of any Indebtedness permitted to remain outstanding pursuant to Section 8.3(b), at the request of the Borrower the Collateral Agent shall, and is hereby authorized to, enter into such releases or subordinations of security interests in the assets securing such Indebtedness in accordance with the relevant requirements of such Section 8.2, all as may be requested by the Borrower. In taking any actions pursuant to the requirements of this Section 10.11(e), the Collateral Agent shall be entitled to rely on a certificate of an officer of the Borrower as to its entitlement to such release, subordination or other action, and shall have no liability in connection therewith.

               10.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from Holdings, the Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of such Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.


                                ARTICLE 11.
                               Miscellaneous

               11.1 Submission to Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

               (a) Submits (to the maximum extent permitted by applicable law) for itself and its property in any legal action or proceeding relating to this Agreement and the other credit documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in New York City, the Courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

               (b) Consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be, at its address set forth in Section 11.5 or at such other address of which the agent shall have been notified pursuant thereto;

               (d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

               (e) To the maximum extent permitted by law, waives the right to assert any setoff, counterclaim or cross-claim in respect of, and all statutes of limitations which may be relevant to, such action or proceeding (other than compulsory counterclaims), provided that nothing in this clause (e) shall preclude a separate action asserting any such claims; and

               (f) Waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment.

               11.2 WAIVER OF JURY TRIAL. HOLDINGS, THE BORROWER, ANY AGENT, THE ISSUING BANK AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

               11.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               11.4 Delays; Partial Exercise of Remedies. No delay or omission of any Agent, the Issuing Bank, the Collateral Agent, or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by any Agent, the Collateral Agent, the Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

               11.5 Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Administrative Agent, or any of the Lenders, then to Bankers Trust Company, 130 Liberty Street, New York, New York 10006, Attention: David Bell, if to the Collateral Agent, then to BT Commercial Corporation, c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006, Attention: David Bell, if to the Issuing Bank, then to Bankers Trust Company, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10005, Attention: Letter of Credit Department, if to the Borrower, then to the Borrower at American Color Graphics, Inc., c/o ACG Holdings, Inc., 225 High Ridge Road, Stamford, Connecticut 06905, Attention:
Timothy Davis, Esq., with a copy to Joseph Milano, or by facsimile transmission, promptly confirmed in writing sent by first class mail, and if to Holdings, then to Holdings at ACG Holdings, Inc., 225 High Ridge Road, Stamford, Connecticut 06905, Attention: Timothy Davis, Esq., with a copy to Joseph Milano, or by facsimile transmission, promptly confirmed in writing sent by first class mail, or if to the Administrative Agent, or any of the Lenders, at 212-250-7218, and if to Holdings or the Borrower at 203-978-5408. All such notices and correspondence shall be deemed given when received by the party to whom sent.

               11.6 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Holdings nor the Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 4.12 and 11.6(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall (x) not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation and (y) if such participant is not a bank, represent that either (i) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (ii) after consultation, in good faith, with the Borrower and provision by the Borrower of such information as may be reasonably requested by the participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and
Section 4975 of the Code, or (iii) such participation is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and, as of the date of the transfer there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the participant. As used in this Section 11.6(a), the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

               (b) Notwithstanding the foregoing, but subject to the provisions of Section 11.6(d), any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time
Schedule I shall be deemed modified to reflect the Commitments (or outstanding Term Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Sections 2.1 and 2.2 (with appropriate modifications) to the extent needed to reflect the revised Commitments (or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause
(y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) if such Eligible Transferee is not a bank, represent that either (i) no part of its acquisition of its Commitments and Loans is made out of assets of any employee benefit plan, or
(ii) after consultation, in good faith, with the Borrower and provision by the Borrower of such information as may be reasonably requested by such Eligible Transferee, the acquisition and holding of such Commitments and Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and
Section 4975 of the Code, or (iii) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and, as of the date of the assignment, there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Eligible Transferee; provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 11.12 and (v) in connection with any assignment of a Revolving Loan Commitment (or portion thereof) pursuant to clause (y) above, the consent of the Borrower shall be required, which shall not be unreasonably withheld or delayed. As used in this Section 11.6(b), the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code. To the extent of any assignment pursuant to this Section 11.6(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 11.6(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the forms described in Section 4.11(e). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 4.12 or this Section 11.6(b) would, at the time of such assignment, result in increased costs (including, without limitation, amounts described in Section 4.11) from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

               (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

               11.7 Confidentiality. Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information and informs such party of the confidential nature of such information) any information with respect to Holdings, the Borrower or any of the Borrower's Subsidiaries, which is furnished pursuant to the Credit Documents and which is designated by the Borrower to the Lenders in writing as confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any Requirement of Law, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender which prospective transferee or participant shall have agreed in writing to be subject to the confidentiality provisions of this Section 11.7; provided, however, that in the case of any disclosure pursuant to the foregoing clauses (c) or (d), such Lender will use its reasonable efforts to notify the Borrower, to the extent permitted as advised by counsel, in advance (or, in the case of clause (d), promptly thereafter) of such disclosure so as to afford the Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

               11.8 Indemnification. (a) Each of Holdings and the Borrower shall and hereby agrees to jointly and severally indemnify, defend and hold harmless each Agent, the Collateral Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agent and employees (each, an "Indemnitee") from and against (x) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Agreement or the transactions contemplated thereby, (ii) the issuance of the Letters of Credit,
(iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by the Borrower of the proceeds of the Loans or (v) the Agents', the Collateral Agent's or the Lenders' entering into this Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in any settlement agreed to by the Borrower, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (y) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Holdings, the Borrower or any of their respective Subsidiaries or any of the Lenders in connection with compliance by Holdings, the Borrower or any of their respective Subsidiaries, or any of their respective properties, with any applicable federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

               (b) If and to the extent that the Obligations of either of Holdings or the Borrower hereunder are unenforceable for any reason, each of Holdings and the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Each of Holdings' and the Borrower's Obligations hereunder shall survive any termination of this Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.

               (c) In addition, each of Holdings and the Borrower shall, upon demand, pay to each Agent and the Collateral Agent (and any Lender in the case of following clause (y)) all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by (x) any Agent or the Collateral Agent in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and in connection with the Agents' syndication efforts with respect to this Agreement, (y) such Agent, the Collateral Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, and (ii) in collecting the Loans, and (z) each Agent or the Collateral Agent in (i) foreclosing or otherwise collecting upon the Collateral or any part thereof and (ii) obtaining any legal, accounting or other advice in connection with any of the foregoing.

               11.9 Entire Agreement; Successors and Assigns. This Agreement and the other Credit Documents constitute the entire agreement among Holdings, the Borrower, the Agents, the Collateral Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit Holdings, the Borrower, the Agents, the Collateral Agent and the Lenders and their respective successors and permitted assigns.

               11.10 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly modified, (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the A TL/RL Maturity Date, or reduce the rate (except for the waiver of post-default rates) or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Collateral Documents, (iii) amend, modify or waive any provision of this
Section 11.10, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (s) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (t) without the consent of the Issuing Bank, amend, modify or waive any provision of Article 3 or alter its rights or obligations with respect to Letters of Credit, (u) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to Swingline Loans (including, without limitation, the obligations of the other Lenders with Revolving Loan Commitments to fund Mandatory Borrowings), (v) without the consent of each Agent, amend, modify or waive any provision of
Article 10 or any other provision as same relates to the rights or obligations of such Agent, (w) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (x) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 2.6 (excluding Section 2.6(f)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (y) without the consent of the Supermajority A Term Lenders, decrease, defer or waive any Tranche A Term Loan Scheduled Repayment or (z) without the consent of the Supermajority B Term Lenders, decrease, defer or waive any Tranche B Term Loan Scheduled Repayment.

               11.11 Nonliability of Agents and Lenders. The relationship between Holdings, the Borrower and the Borrower's Subsidiaries, on the one hand, and the Lenders and the Agents and the Collateral Agent, on the other hand, shall be solely that of debtors and creditors. None of any Agent, the Collateral Agent or any Lender shall have any fiduciary responsibilities to Holdings, the Borrower, or any of the Borrower's Subsidiaries. None of the Agents, the Collateral Agent or any Lender undertakes any responsibility to Holdings, the Borrower or any of the Borrower's Subsidiaries to review or inform Holdings, the Borrower or any of the Borrower's Subsidiaries of any matter in connection with any phase of the business or operations of Holdings, the Borrower or any of the Borrower's Subsidiaries.

               11.12 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 11.12, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.6(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.12.

               11.13 Counterparts. This Agreement may be executed in any number of counterparts (including by way of telecopied transmissions) and by the different parties hereto in separate counterparts (including by way of telecopied transmissions), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               11.14 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) each of Holdings, the Borrower, each Continuing Lender, each New Lender, the Administrative Agent, the Syndication Agent and the Documentation Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the conditions contained in Section 5 are met to the satisfaction of the Agents and the Required Lenders (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

               11.15 Severability. In case any provision in or obligation under this Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               11.16 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               11.17 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, Holdings, the Borrower, the Agents and the Lenders hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance and Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to any Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement and all agreements among Holdings, the Borrower, the Agents and the Lenders.

               11.18 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or any Issuing Bank may have under applicable law, each Lender and the Issuing Bank shall, upon the occurrence and during the continuance of any Event of Default and whether or not the Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party are matured, have the right, without any prior notice to Holdings or the Borrower, to appropriate and apply to the payment of the Obligations of Holdings or the Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or the Issuing Bank. Each Lender or the Issuing Bank exercising such rights shall notify the Borrower and the Administrative Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated among the Lenders and the Issuing Bank as set forth in Section 2.8 hereof, provided, however, that failure of Holdings or the Borrower to receive such notice shall not impair any Lender's or the Issuing Bank's rights hereunder.

               11.19 Entire Agreement; Successors and Assigns. This Agreement and the other Credit Documents constitute the entire agreement among Holdings, the Borrower, the Agents and the Lenders, and supersedes any prior agreements among them, and shall bind and benefit Holdings, the Borrower and the Lenders and their respective successors and permitted assigns.

               11.20 Additions of New Lenders; Conversion of Original Loans of Continuing Lenders; Termination of Commitments of Non-Continuing Lenders. (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 11.14 hereof, each New Lender shall become a "Lender" under, and for all purposes of, this Agreement and the other Credit Documents.

               (b) The parties hereto acknowledge that each Original Lender has been offered the opportunity to participate in this Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Lender thereunder, but that no Original Lender is obligated to be a Continuing Lender. By their execution and delivery hereof, Holdings, the Borrower and the Required Lenders (determined immediately before the occurrence of the Restatement Effective Date) consent to the voluntary repayment by the Borrower of all outstanding Original Loans and other Obligations owing to each Original Lender which has not elected to become a Continuing Lender (each such Lender, a "Non-Continuing Lender") and to the voluntary termination by the Borrower of the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of each Non-Continuing Lender, in each case to be effective on, and contemporaneously with the occurrence of, the Restatement Effective Date, in each case in accordance with the provisions of Section 11.20(c).

               (c) Notwithstanding anything to the contrary contained in the Original Credit Agreement or any Credit Document, Holdings, the Borrower and each of the Lenders hereby agree that on the Restatement Effective Date, (i) each Lender with a Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make or maintain (including by way of conversion) that principal amount of B Term Loans and/or Revolving Loans to the Borrower as is required by Sections 2.1(b) and 2.2, provided that if the Original Loans of any Continuing Lender outstanding on the Restatement Effective Date (immediately before giving effect thereto) exceed the aggregate principal amount of Loans required to be made available by such Lender on such date (after giving effect to the Restatement Effective Date), then Original Loans of such Continuing Lender in an amount equal to such excess shall be repaid on the Restatement Effective Date to such Continuing Lender and (ii) in the case of each Non-Continuing Lender, all of such Non-Continuing Lender's Original Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Lender, and the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Non-Continuing Lender, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Original
Lender shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Original Lender shall be deemed to be a Non-Continuing Lender and, concurrently with the occurrence of the Restatement Effective Date, the Revolving Loan Commitment (in each case, under, and as defined in, the Original Credit Agreement) of such Original Lender, if any, shall be terminated, all Original Loans of such Original
Lender outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Original Lender, and concurrently with the occurrence of the Restatement Effective Date, such Original Lender shall no longer constitute a "Lender" under this Agreement and the other Credit Documents, provided that
(i) all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement
Effective Date) for the benefit of such Original Lender shall continue to apply to such Original Lender, and shall be deemed incorporated herein by reference, (ii) such Original Lender shall retain a claim against the Borrower pursuant to this Agreement for all amounts which should have been paid to it in respect of its Original Loans on the Restatement Effective Date (including breakage and other similar costs), except to the extent such amounts are actually paid on the Restatement Effective Date and (iii) to the extent any amounts are owing by the Borrower to any Original Lender as contemplated by this Section 11.20, such amount shall be deemed to constitute Obligations pursuant to this Agreement and shall be fully entitled to the benefits of (and shall be fully guaranteed and secured pursuant to) the Guaranties and the Collateral Documents.

               11.21 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agreed that:

               (a) UCC-11 Search Reports. Within 60 days following the Restatement Effective Date, the Administrative Agent shall have received certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name Holdings, the Borrower or any Subsidiary Guarantor, together with copies of such financing statements (none of which shall cover the Collateral except those (x) with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent, (y) identified on Schedule X hereto and (z) in respect of Permitted Liens; and

               (b) Opinions of Local Counsel. Within 60 days following the Restatement Effective Date, the Collateral Agent shall have received additional opinions, addressed to each Agent, the Collateral Agent and each of the Lenders from local counsel to Credit Parties and/or the Agents reasonably satisfactory to the Collateral Agent, which opinions (x) shall cover the perfection of the security interests granted pursuant to the Collateral Documents and such other matters relating to the transactions contemplated herein as the Collateral Agent may reasonably request and (y) shall be in form and substance reasonably request satisfactory to the Collateral Agent.

               All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 11.21 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by Section 11.21 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section
11.21 will be, or have been, taken within the relevant time periods referred to in this Section 11.21 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this
Section 11.21. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.


                                ARTICLE 12.
                              Parent Guaranty

               12.1 The Parent Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Parent Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, the Parent Guarantor hereby agrees with the Lenders as follows: the Parent Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations becomes due and payable to the Guaranteed Creditors hereunder, the Parent Guarantor unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, together with any and all reasonable expenses which may be incurred by (x) the Agents in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, in connection with its syndication efforts with respect to this Agreement, or (y) Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of
(i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Parent Guarantor, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrower, and the Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

               12.2 Bankruptcy. Additionally, the Parent Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e), and unconditionally and irrevocably promises to pay such indebtedness to the Lenders, or order, on demand, in lawful money of the United States of America.

               12.3 Nature of Liability. The liability of the Parent Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by the Parent Guarantor, any other guarantor or by any other party, and the liability of the Parent Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Creditors of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               12.4 Independent Obligation. The obligations of the Parent Guarantor hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent Guarantor whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. The Parent Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to the Parent Guarantor.

               12.5 Authorization. The Parent Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) subject to the agreement of the Borrower, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

               (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Parent Guarantor or the Borrower remain unpaid; and/or

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein, or otherwise, with the agreement of the Borrower, amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements.

               12.6 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agent acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               12.7 Subordination. Any indebtedness of the Borrower relating to the Guaranteed Obligations now or hereafter owing to the Parent Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations owing to the Guaranteed Creditors; provided that payment may be made by the Borrower on any such indebtedness owing to the Parent Guarantor so long as the same is not prohibited by this Agreement; and provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations to the Parent Guarantor shall be collected, enforced and received by the Parent Guarantor as trustee for the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Parent Guarantor under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent Guarantor of any note or negotiable instrument evidencing any indebtedness relating to the Guaranteed Obligations to the Parent Guarantor, the Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

               12.8 Waiver. (a) The Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Guaranteed Creditors' power whatsoever. The Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than payment in full of the Guaranteed Obligations.
The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Parent Guarantor hereunder except to the extent the Guaranteed Obligations has been paid. The Parent Guarantor waives, to the fullest extent permitted by law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent Guarantor against the Borrower or any other party or any security.

               (b) The Parent Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Parent Guarantor of information known to them regarding such circumstances or risks.

               12.9 Limitation on Enforcement. The Guaranteed Creditors agree that this Parent Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders and that no Guaranteed Creditors shall have any right individually to seek to enforce or to enforce this Parent Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Guaranteed Creditors upon the terms of this Agreement. The Guaranteed Creditors further agree that this Parent Guaranty may not be enforced against any Affiliate, director, officer, employee or stockholder of the Parent Guarantor.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                       ACG HOLDINGS, INC.,
                                          a Delaware corporation



                                       By /s/ Joseph M. Milano
                                          ------------------------------
                                          Title: Senior Vice President
                                                 Chief Financial Officer


                                       AMERICAN COLOR GRAPHICS, INC.,
                                          a New York corporation


                                       By /s/ Joseph M. Malino
                                          ------------------------------
                                          Title: Senior Vice Pesident


                                       BANKERS TRUST COMPANY,
                                          Individually and as Administrative
                                          Agent



                                       By /s/ Jeff Ogden
                                          ------------------------------
                                          Title: Managing Director


                                       MORGAN STANLEY SENIOR FUNDING,
                                          INC., Individually and
                                          as Syndication Agent



                                       By /s/ Michael A. Hart
                                          ------------------------------
                                          Title: Principal




                                       GENERAL ELECTRIC CAPITAL
                                          CORPORATION,
                                          Individually and
                                          as Documentation Agent



                                       By /s/ Kevin P. Walsh
                                          ------------------------------
                                          Title: Managing Director


                                                                    SCHEDULE I

                      LIST OF LENDERS AND COMMITMENTS
                      -------------------------------



                                                                   Revolving
                         A Term Loan          B Term Loan            Loan
Lender                    Commitment           Commitment          Commitment
------                   -----------          -----------          ----------

Bankers Trust          $12,931,034.48        $25,862,068.96     $36,206,896.56
Company

Morgan Stanley
Senior Funding, Inc.   $ 6,034,482.76        $12,068,965.52     $16,896,551.72

General Electric
Capital Corporation    $ 6,034,482.76        $12,068,965.52     $16,896,551.72
                        -------------         -------------      -------------

Total                  $25,000,000.00        $50,000,000.00     $70,000,000.00





             Schedules II - XII are on file with the Company.





                                                                   EXHIBIT A-1

                            FORM OF A TERM NOTE
                            -------------------

$________________                                           New York, New York

                                                              ______ ___, ____

          FOR VALUE RECEIVED, AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the A TL/RL Maturity Date (as defined in the Agreement) the principal sum of _______________ DOLLARS or, if less, the then unpaid principal amount of all A Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount of each A Term Loan made by the Lender in like money at said office from the date such A Term Loan is made until paid at the rates and at the times provided in the Agreement.

          This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Lender), General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent (as the same may be further amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Collateral Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment prior to the A TL/RL Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              AMERICAN COLOR GRAPHICS, INC.

                              By
                                 --------------------------------
                                  Name:
                                  Title:


                                                                   EXHIBIT A-2

                            FORM OF B TERM NOTE
                            -------------------

$________________                                           New York, New York

                                                            ________ ___, ____

          FOR VALUE RECEIVED, AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the B TL Maturity Date (as defined in the Agreement) the principal sum of _______________ DOLLARS or, if less, the then unpaid principal amount of all B Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount of each B Term Loan made by the Lender in like money at said office from the date such B Term Loan is made until paid at the rates and at the times provided in the Agreement.

          This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG Holdings, Inc., the Borrower, and the financial institutions from time to time party thereto (including the Lender), General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Collateral Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment prior to the B TL Maturity Date in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              AMERICAN COLOR GRAPHICS, INC.

                              By
                                 ---------------------------------
                                 Name:
                                 Title:



                                                                   EXHIBIT A-3

                          FORM OF REVOLVING NOTE
                          ----------------------

$________________                                           New York, New York

                                                            ________ ___, ____


          FOR VALUE RECEIVED, AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the A TL/RL Maturity Date (as defined in the Agreement) the principal sum of _______________ DOLLARS or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date such Revolving Loan is made until paid at the rates and at the times provided in the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Lender), General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Collateral Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment prior to the A TL/RL Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                         AMERICAN COLOR GRAPHICS, INC.


                                         By
                                            -----------------------------
                                            Name:
                                            Title:



                                                                   EXHIBIT A-4

                            FORM OF SWINGLINE NOTE
                            ----------------------

$________________                                           New York, New York

                                                            ________ ___, ____

          FOR VALUE RECEIVED, AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the Swingline Expiry Date (as defined in the Agreement) the principal sum of _______________ DOLLARS or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date such Swingline Loan is made until paid at the rates and at the times provided in the Agreement.

          This Note is one of the Swingline Notes referred to in the Credit Agreement, dated as of August 15, 1995, and amended and restated as of May 8, 1998, among ACG Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Lender), General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is also entitled to the benefits of the Guaranties (as defined in secured by and entitled to the benefits of the Collateral Documents (as the Agreement) and is defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment prior to the Swingline Expiry Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              AMERICAN COLOR GRAPHICS, INC.

                              By
                                 --------------------------------
                                  Name:
                                  Title:



                                                                   EXHIBIT B-1

                          FORM OF NOTICE OF BORROWING
                          ---------------------------
                                                                        [DATE]

To: Bankers Trust Company, as Administrative Agent
     (the "Administrative Agent") for the various
     lending institutions (the "Lenders") party to the
     Credit Agreement referred to below
    One Bankers Trust Plaza
    130 Liberty Street
    New York, New York  10006

Attention:  __________________

Ladies and Gentlemen:

          The undersigned, American Color Graphics, Inc. (the "Company"), refers to the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among ACG Holdings, Inc., the Company, the Lenders, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.4(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.4(a) of the Credit Agreement:

          (i) The aggregate principal amount of the Proposed Borrowing is $___________.

         (ii) The Business Day of the Proposed Borrowing is
     ______________, ____.

        (iii) The Proposed Borrowing is to consist of [A Term Loans] [B Term Loans] [Revolving Loans].

         (iv) The Proposed Borrowing is to consist of [Base Rate Loans] [Eurodollar Rate Loans].(1)

         [(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [, subject to availability to all the Lenders which are required to make Loans of the respective Tranche, twelve months and, if such Interest Period is unavailable [specify alternative desired]].](2)

------------
(1) Unless the Syndication Date has theretofore occurred, prior to the 90(th) day after the Restatement Effective Date (or, if later, the last day of the third month following the initial Borrowing of Eurodollar Rate Loans), Loans to be maintained as Eurodollar Rate Loans may only be incurred on, or within 5 Business Days after, the Restatement Effective Date and on each one month anniversary of the initial date of Borrowing of such Eurodollar Rate Loans.

(2) To be included for a Proposed Borrowing of Eurodollar Rate Loans. Unless the Syndication Date has theretofore occurred, prior to the 90 (th )day after the Restatement Effective Date (or, if later, the last day of the third month following the initial Borrowing of Eurodollar Rate Loans), Loans to be maintained as Eurodollar Rate Loans may not have an Interest Period in excess of one month.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

          (A) the representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                              Very truly yours,


                              AMERICAN COLOR GRAPHICS, INC.

                              By
                                 --------------------------------
                                  Name:
                                  Title:



                                                                   EXHIBIT B-2

                     FORM OF LETTER OF CREDIT REQUEST
                     --------------------------------


No. _______________(1)  Dated  ______________(2)

To:  Bankers Trust Company, as Issuing Bank and
       as Administrative Agent under the Credit
       Agreement, dated as of August 15, 1995
       and amended and restated as of May 8,
       1998, among ACG Holdings, Inc.,
       American Color Graphics, Inc., the
       financial institutions from time to time
       party thereto, General Electric Capital
       Corporation, as Documentation Agent,
       Morgan Stanley Senior Funding, as
       Syndication Agent and Bankers Trust
       Company, as Administrative Agent (as the
       same may be further amended, modified or
       supplemented from time to time, the
       "Credit Agreement")
     One Bankers Trust Plaza
     130 Liberty Street
     New York, New York  10006

Ladies and Gentlemen:

          Pursuant to Section 3.4 of the Credit Agreement, the undersigned hereby requests that the Issuing Bank issue a [trade] [standby] Letter of Credit on _____________(3) (the "Date of Issuance") in the aggregate Stated Amount of __________________.(4)


----------
(1)  Letter of Credit Request Number.
(2)  Date of Letter of Credit Request.
(3) Date of Issuance which shall be (x) a Business Day and (y) at least three Business Days from the date hereof (or such shorter period as may be agreed to by the Issuing Bank in a given case).
(4) Aggregate initial Stated Amount of Letter of Credit which shall be an amount acceptable to the Administrative Agent.


          For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings provided therein.

          The beneficiary of the requested Letter of Credit will be ______________,(5) and such Letter of Credit will be in support of
______________(6) and will have a stated termination date of
_________________.)(7)


------------
(5)  Insert name and address of beneficiary.
(6) Insert description of supported obligations and name of agreement, if any, or, in the case of trade Letters of Credit, the commercial transaction, to which it relates.
(7) Insert last date upon which drafts may be presented which may not be later than the earliest to occur of (x) the date occurring 365/366 days after the Date of Issuance in the case of standby Letters of Credit, (y) the date occurring 180 days after the Date of Issuance in the case of trade Letters of Credit and (z) the date occurring five Business Days prior to the ATL/RL Maturity Date.

          The undersigned hereby certifies that:

          (1) the representations and warranties contained in the Credit Documents will be true and correct in all material respects on and as of the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and

          (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                              AMERICAN COLOR GRAPHICS, INC.



                              By
                                 -----------------------------------
                                 Name:
                                 Title:



                                                                   EXHIBIT B-3
                      FORM OF NOTICE OF CONTINUATION
                      ------------------------------
                                                                        [Date]

To:  Bankers Trust Company, as Administrative Agent
       (the "Administrative Agent") for the various lending
       institutions (the "Lenders") party to
       the Credit Agreement referred to below
     One Bankers Trust Plaza
     130 Liberty Street
     New York, New York  10006

Attention:  _________________

Ladies and Gentlemen:

          The undersigned, American Color, Inc. (the "Company"), refers to the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ACG Holdings, Inc., the Company, the Lenders, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent and hereby gives you notice, irrevocably, pursuant to Section 4.3(a) of the Credit Agreement, that the undersigned hereby elects to maintain the Eurodollar Rate Loan (or portion thereof) described below as a Eurodollar Rate Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the "Proposed Continuation") as required by Section 4.3(a) of the Credit Agreement:

          (i) $[aggregate principal amount to be continued] of the Eurodollar Rate Loan presently outstanding with an Interest Period expiring on [_____________ __, ____] is to be continued as a Eurodollar Rate Loan commencing on [__________].(1)

          (ii) The date of the Borrowing pursuant to which such Eurodollar Rate Loan was made is [____________, ____] and the Interest Period applicable thereto was [one] [two] [three] [six] [twelve] month[s].

------------
(1) Shall be a Business Day occurring (x) on the expiration date of Interest Period of the existing Eurodollar Rate Loan to be continued hereby and (y) at least three Business Days after the date hereof (to the extent this Notice of Continuation is given prior to 12:00 Noon (New York City time) on the date hereof).

          (iii) The Eurodollar Rate Loan to be continued as a Eurodollar Rate Loan shall have an Interest Period of [one] [two] [three] [six] [, subject to availability to all the Lenders which are required to make Loans of the respective Tranche, twelve and, if such Interest Period is unavailable [specify alternative desired]] month[s].(2)


------------
(2) Unless the Syndication Date has theretofore occurred, prior to the 90(th) day after the Restatement Effective Date (or, if later, the last day of the third month following the initial Borrowing of Eurodollar Rate Loans), Loans to be maintained as Eurodollar Rate Loans may not have an Interest Period in excess of one month.

          The undersigned hereby certifies that on the date hereof, and on the date of the Proposed Continuation, no Default or Event of Default has occurred and is continuing.

                              Very truly yours,

                              AMERICAN COLOR GRAPHICS, INC.

                              By
                                -------------------------------
                                 Name:
                                 Title:



                                                                   EXHIBIT B-4

                       FORM OF NOTICE OF CONVERSION
                       ----------------------------
                                                                        [Date]

To:  Bankers Trust Company, as Administrative Agent
       (the "Administrative Agent") for the various
       lending institutions (the "Lenders") party to
       the Credit Agreement referred to below
     One Bankers Trust Plaza
     130 Liberty Street
     New York, New York  10006

Attention:  _________________

Ladies and Gentlemen:

          The undersigned, American Color Graphics, Inc. (the "Company"), refers to the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ACG Holdings, Inc., the Company, the Lenders, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 4.3(b) of the Credit Agreement, that the undersigned hereby requests a conversion of a[n] [A Term] [B Term] [Revolving] Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 4.3(b) of the Credit
Agreement:

          (i) The Business Day of the Proposed Conversion is
______________ __, ____.(1)


------------
(1) Shall be a Business Day (x) immediately following the date hereof in the case of a Proposed Conversion into Base Rate Loans and (y) occurring three Business Days after the date hereof in the case of a Proposed Conversion into Eurodollar Rate Loans, in each case to the extent this Notice of Conversion is given prior to 12:00 Noon (New York City time) on the date hereof.


          (ii) The [Base Rate] [Eurodollar Rate] Loans to be converted are to be converted into [Eurodollar Rate] [Base Rate] Loans.

          (iii) The aggregate principal amount of the [A Term] [B Term] [Revolving] Loans to be converted is $[_______].

          (iv) The date of the Borrowing pursuant to which such [A Term] [B Term] [Revolving] Loans were made is [_______] [and the Interest Period applicable thereto was [one] [two] [three] [six] [twelve] month[s]].

          [(v) The [A Term] [B Term] [Revolving] Loans to be converted into Eurodollar Rate Loans shall initially have an Interest Period of [one] [two] [three] [six] [, subject to availability to all the Lenders which are required to make Loans of the respective Tranche, twelve and, if such Interest Period is unavailable [specify alternative desired]] month[s]].(2)

------------
(2) To be included in the event the Proposed Conversion involves a conversion into a Eurodollar Rate Loan. Unless the Syndication Date has theretofore occurred, prior to the 90 (th) day after the Restatement Effective Date (or, if later, the last day of the third month following the initial Borrowing of Eurodollar Rate Loans), Loans to be maintained as Eurodollar Rate Loans may not have an Interest Period in excess of one month.

          The undersigned hereby certifies that on the date hereof, and on the date of the Proposed Conversion, no Default or Event of Default has occurred and is continuing.

                                   Very truly yours,

                                   AMERICAN COLOR GRAPHICS, INC.



                                   By
                                      -----------------------------
                                      Name:
                                      Title:



                                                                   EXHIBIT C-1

                 FORM OF OPINION OF DAVIS POLK & WARDWELL
                 ----------------------------------------



                                          May 8, 1998

To the Lenders, the Documentation
Agent, the Syndication Agent and the Administrative
Agent party to the Credit Agreement
referred to below

c/o Bankers Trust Company,
as Administrative Agent,
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

      Re: American Color Graphics

Ladies and Gentlemen:

               We have acted as special New York counsel to ACG Holdings, Inc., a Delaware corporation ("Holdings"), American Color Graphics, Inc., a New York corporation (the "Borrower"), American Images of North America, Inc., a New York Corporation ("American Images"), Sullivan Marketing, Inc., a Delaware corporation ("Marketing") and Sullivan Media Corporation, a Delaware corporation ("Media" and, together with American Images and Marketing, the "Subsidiaries," and each a "Subsidiary"), in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 8, 1998 among Holdings, the Borrower, the various financial institutions as are parties thereto (the "Lenders"), General Electric Capital Corporation, as Documentation Agent (the "Documentation Agent"), Morgan Stanley Senior Funding, as Syndication Agent (the "Syndication Agent"), and Bankers Trust Company, as Administrative Agent (the "Administrative Agent", and, together with the Documentation Agent and Syndication Agent, the "Agents"). Holdings, the Borrower and the Subsidiaries are sometimes hereinafter referred to, collectively, as the "Credit Parties" and each a "Credit Party"). Other capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

               We have reviewed executed copies of:

               (i)   the Credit Agreement;

               (ii)  the Notes delivered on the date hereof;

               (iii) the Amended and Restated Security Agreement dated as of
                     May 8, 1998 among Holdings, the Borrower, each of the Subsidiary Guarantors and BT Commercial Corporation, as Collateral Agent;

               (iv) the Amended and Restated Subsidiaries Guaranty dated as of May 8, 1998 made by each Subsidiary Guarantor of the Borrower; and

               (v) the Amended and Restated Pledge Agreement dated as of May 8, 1998 among Holdings, the Borrower, each of the Subsidiary Guarantors and BT Commercial Corporation, as Collateral Agent.

               The agreements referred to in items (i) through (v) above are sometimes hereinafter referred to as the "Credit Documents" and each a "Credit Document"; and the agreements referred to in items (iii) and (v) above are sometimes hereinafter referred to as the "Security Documents" and each a "Security Document".

               In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for purposes of this opinion.

               In addition, in rendering the opinions below, we have assumed, as to the Credit Parties, the accuracy of the conclusions with respect to incorporation, organization, existence, good standing, qualification, corporate power, authorization, execution, delivery and non-contravention of laws, agreements or constitutive documents in the opinion of Timothy M. Davis, Esq., General Counsel of Holdings, dated and delivered to you on the date hereof and our opinions below are subject to the assumptions, qualifications and limitations set forth and expressed in such opinion with respect to such matters.

               Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that:

               1. Each Credit Document (other than the Notes) is a valid and binding agreement of each Credit Party party thereto, and the Notes are valid and binding obligations of the Borrower, in each case enforceable against such Credit Party in accordance with its terms.

               2. The Security Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Bank Creditors (as defined in the Security Agreement) in all right, title and interest of each Credit Party party thereto in the Collateral covered thereby (to the extent that Article 9 of the UCC is applicable thereto and governs the creation of security interests therein) as security for the payment of the Obligations (as defined in the Security Agreement).

               3. The Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Bank Creditors (as defined in the Pledge Agreement) in all right, title and interest of each Credit Party party thereto in the Pledged Securities as security for the Obligations (as defined in the Pledge Agreement).

               4. None of (x) the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party, (y) compliance with the terms and provisions thereof or (z) the consummation of the transactions contemplated therein (i) contravene any applicable provision of the laws of the State of New York, the Delaware General Corporation Law or the federal laws of the United States that in our experience is normally applicable to general business corporations in connection with transactions of the type contemplated by the Credit Agreement or (ii) violate any provision of or constitute a default under the Senior Subordinated Note Documents.

               5. The Obligations constitute "Senior Indebtedness" under (and as defined in) the Senior Subordinated Note Indenture.

               The foregoing are subject to the following qualifications:

               (a) Our opinions in paragraphs 1, 2 and 3 above are subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity.

               (b) Certain provisions of the Security Documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any of such Security Documents, and each such Security Document contains adequate provisions for the practical realization of the rights and benefits afforded thereby.

               (c) Except as expressly set forth in paragraphs 2 and 3, we express no opinion as to the creation of any security interest or lien.

               (d) We express no opinion as to the perfection or priority of any security interest or lien or as to the right, title or interest, if any, of any Credit Party to any Collateral or the value given therefore.

               (e) We express no opinion as to the effect of the law of any jurisdiction (except the State of New York) in which any Lender or Agent may be located or wherein enforcement of any Credit Document may be sought that limits the rates of interest that any such Lender or Agent may legally charge or collect.

               (f) The continuation of security interests in proceeds is limited to the extent set forth in Section 9-306 of the UCC.

               (g) We express no opinion as to the enforceability of any provision in the Credit Documents purporting to confer subject matter jurisdiction of any federal court of the United States over any Person.

               (h) We express no opinion as to the enforceability of Section
11.17 of the Credit Agreement.

               (i) We express no opinion as to the effect of Section 548 of the United States Bankruptcy Code or any similar provision of State law.

               (j) We note that certain of the Credit Documents constitute amendments and restatements of existing agreements. In giving the opinions stated above, we are expressing no opinion as to such existing agreements or as to the validity, perfection or priority of any security interest purported to be created thereby and, to the extent relevant to our opinions set forth herein, have assumed that such existing agreements constitute valid, binding and enforceable agreements of the parties thereto and that such security interests have been duly created and perfected thereunder.

               We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                   Very truly yours,



                                                                   EXHIBIT C-2

              FORM OF OPINION OF GENERAL COUNSEL OF HOLDINGS
              ----------------------------------------------


                                                            May 8, 1998


To the Lenders from time to time
      party to the Credit Agreement
      referred to below, to GE Capital
      Corporation, as Documentation
      Agent, Morgan Stanley Senior
      Funding, Inc., as Syndication
      Agent, and to Bankers Trust
      Company, as Administrative Agent

Ladies and Gentlemen:

               This opinion is furnished to you pursuant to Section 5.1(c)(ii) of the Credit Agreement dated as of August 15, 1995 and amended and restated as of May 8, 1998 (the "Credit Agreement") among ACG Holdings, a Delaware corporation ("Holdings"), American Color Graphics, Inc., a New York corporation (the "Borrower"), each of the Lenders party thereto, GE Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

               I am General Counsel of Holdings, the Borrower, American Images of North America. Inc., a New York corporation ("American Images"), Sullivan Marketing. Inc., a Delaware corporation ("Marketing") and Sullivan Media Corporation, a Delaware corporation ("Media"). Holdings, the Borrower, American Images, Marketing and Media are collectively referred to herein as the "Credit Parties".

               In rendering the opinions expressed below, I have examined:

               (i) a copy of the Credit Agreement executed by the parties thereto;

               (ii) a copy of the Notes executed by the Borrower;

               (iii) a copy of the Subsidiaries Guaranty executed by the parties thereto;

               (iv) a copy of the Security Agreement executed by the parties thereto;

               (v) a copy of the Pledge Agreement executed by the parties thereto (the Security Agreement and the Pledge Agreement being, collectively, the "Covered Security Agreements"; and the Covered Security Agreements, together with the Credit Agreement, the Notes and the Subsidiaries Guaranty being, collectively, the "Covered Agreements");

               (vi) copies of the forms of Mortgage Amendments executed by the parties thereto; and

               (vii) the certificate of incorporation and bylaws of each Credit Party.

               In addition, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Credit Parties, certificates of public officials and of officers of the Credit Parties and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. I have relied, with respect to certain factual matters, on (i) the representations and warranties of the Credit Parties contained in the Credit Documents and (ii) the officer's certificates and other certificates I have examined.

               In rendering this opinion, I have assumed, as to all parties other than the Credit Parties (i) the genuineness of all signatures, the conformity to the original documents of all documents submitted to me as copies or composite copies, the authenticity of the documents submitted to me as originals and the conformity to the executed copies of all documents submitted to me as execution copies, (ii) the due authorization, execution and delivery of the documents, pursuant to full power, authority and legal right of, and the validity and enforceability of the documents against, such parties and (iii) that each such party has full corporate power and authority to perform its respective obligations thereunder.

               My opinions expressed below are limited to the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America, and I do not express any opinion herein concerning any other law.

               Based on and subject to the foregoing and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that as of the date hereof:

               1. Each Credit Party is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

               2. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.

               3. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will, after giving effect to any waivers, constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to, the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or bylaws of any Credit Party.

               4. To the best of my knowledge, there are no actions, suits or proceedings pending or threatened with respect to Holdings, the Borrower or any of the Borrower's Subsidiaries that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

               5. Except for the filing of the Mortgage Amendments and the filing of financing statements and continuation required under the Collateral Documents, no order, consent, approval, license, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by each Credit Party of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document as against each Credit Party thereto.

               The opinions expressed herein are given solely as of the date hereof, and I shall have no obligation to update, bring down or supplement such opinions. Accordingly, any addressee hereof relying on this letter should seek advice of its counsel as to the proper application of this letter

               My opinions expressed above are furnished solely for your benefit in .connection with the Credit Agreement and the other Covered Agreements, and, without my prior written consent, you shall not be entitled to rely hereon for any other purpose and no Person shall be entitled to rely hereon for any purpose.


                                   Very truly yours


                                   Timothy M. Davis



                                                                     EXHIBIT D

                       FORM OF OFFICERS' CERTIFICATE
                       -----------------------------

          I, the undersigned, [President/Vice President] of [Name of Corporation], a corporation organized and existing under the laws of the State of _____________ (the "Company"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among [ACG Holdings, Inc.,] [American Color Graphics, Inc.,] the Company, the financial institutions from time to time party thereto, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, as Syndication Agent and Bankers Trust Company, as Administrative Agent, (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__.(1) The signature written opposite the name and title of each such officer is his genuine signature.


            Name(2)             Office            Signature
           ---------           --------          -----------

         --------------     --------------     ---------------

         --------------     --------------     ---------------

         --------------     --------------     ---------------]


------------
(1) Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.
(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

          [3. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of ________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.](3)

------------
(3) Insert bracketed Items 3 and 4 only in the Certificate of each New Credit Party.

          [3][5]. Attached hereto as Exhibit [A][C] is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit [A][C], no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

          [4. On the date hereof, all of the conditions set forth in Sections 5.1(e), (f), (g), (r) and 5.2 of the Credit Agreement have been satisfied.

          5. Attached hereto as Exhibit B are true and correct copies of all Employee Benefit Plans of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          6. Attached hereto as Exhibit C are true and correct copies of all Collective Bargaining Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          7. Attached hereto as Exhibit D are true and correct copies of all Existing Indebtedness Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          8. Attached hereto as Exhibit E are true and correct copies of all Shareholders' Agreements with respect to the capital stock of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          9. Attached hereto as Exhibit F are true and correct copies of all Management Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          10. Attached hereto as Exhibit G are true and correct copies of all Employment Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          11. Attached hereto as Exhibit H are true and correct copies of all Tax Sharing Agreements entered into by Holdings or any of its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement.

          12. Attached hereto as Exhibit I is a true and correct copy of the pro forma balance sheet referred to in Section 5.1(o) of the Credit Agreement.

          13. Attached hereto as Exhibit J are true and correct copies of all Refinancing Documents.

          14. On the date hereof, all of the agreements and plans referred to in Section 5.1(p) of the Original Credit Agreement, previously delivered (or made available) to the Administrative Agent by each Credit Party (other than any New Credit Party), remain in full force and effect.](4)

          [[4][15]. On the date hereof, there have been no changes to the Governing Documents of the Company as delivered pursuant to Section 5.1(d) of the Original Credit Agreement, and the Company is in good standing in the State of _______ and in those jurisdictions where the Company conducts its business.](5)


------------
(4) Insert bracketed Items 4 through 14 only in the Certificate delivered on behalf of the Borrower.
(5) Insert bracketed Item [4][15] in the certificate of each Credit Party (other than any New Credit Party)

          [5][6][16]. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date Credit Party). hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such specified date).

          [6][7][17]. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

          [7][8][18]. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of April __, 1998.

                                   [NAME OF COMPANY]

                                   ---------------------------------
                                   Name:
                                   Title:


          I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, [5], [15] and [7] [8] [18] above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of April __, 1998.

                                   [NAME OF COMPANY]



                                   ---------------------------------
                                   Name:
                                   Title:



                                             [Exhibit E Conformed as Executed]

                AMENDED AND RESTATED SUBSIDIARIES GUARANTY
                ------------------------------------------

          AMENDED AND RESTATED SUBSIDIARIES GUARANTY, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, "this Guaranty"), made by each Subsidiary Guarantor of the Borrower whose name appears below (each Subsidiary Guarantor, together with any other entity which becomes a party hereto pursuant to Section 23 a "Guarantor," and, collectively, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall have their respective meanings as set forth therein.

                           W I T N E S S E T H :
                           -------------------

          WHEREAS ACG Holdings, Inc. ("Holdings"), American Color Graphics, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), General Electric Capital Corporation, as Documentation Agent (the "Documentation Agent"), Morgan Stanley Senior Funding, Inc., as Syndication Agent (the "Syndication Agent") and Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), have entered into a Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (with the Lenders from time to time party to the Credit Agreement, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent being herein called the "Bank Creditors");

          WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the "Interest Rate Agreements") with Bankers Trust Company, in its individual capacity ("BTCo"), any Lender or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Bank Creditors, collectively, the "Creditors");

          WHEREAS, each Guarantor is a Wholly-Owned Subsidiary of the Borrower;

          WHEREAS, the Guarantors have heretofore entered into a Subsidiaries Guaranty, dated as of August 15, 1995 (as amended, modified and supplemented to the date hereof, the "Original Subsidiaries Guaranty");

          WHEREAS, the Guarantors desire to amend and restate the Original Subsidiaries Guaranty in the form of this Guaranty;

          WHEREAS, it is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, each Guarantor will obtain benefits from the extensions of credit to the Borrower under the Credit Agreement and the entering into of Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

          1. Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees:

          (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (b) all reimbursement obligations and unpaid drawings with respect to Letters of Credit issued under the Credit Agreement and (c) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to a Bank Creditor under the Credit Agreement and the Credit Documents (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents (all such principal, interest, liabilities and obligations, the "Credit Agreement Obligations"); and

          (ii) to each Interest Rate Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the "Interest Rate Obligations," and the Interest Rate Obligations together with the Credit Agreement Obligations, collectively the "Guaranteed Obligations");

provided, that the maximum amount payable hereunder by each Guarantor with respect to the Guaranteed Obligations shall at no time exceed the Maximum Amount (as defined below) of such Guarantor. As used herein, Maximum Amount for any Guarantor means an amount equal to 95% of the amount by which (i) the present fair saleable value of such Guarantor's assets exceeds (ii) the total liabilities of such Guarantor (including the maximum amount reasonably expected to come due in respect of contingent liabilities, other than contingent liabilities of such Guarantor hereunder), in each case determined on the Restatement Effective Date or on the day any demand is made under this Guaranty, whichever date results in the higher Maximum Amount. Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor (subject to the proviso in the second preceding sentence) without proceeding against the Borrower or any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 2.7 and 4.11 of the Credit Agreement.

          2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations (subject to the proviso contained above) to the Creditors upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e) of the Credit Agreement, and, jointly and severally, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand in lawful money of the United States of America.

          3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by such Guarantor, any other guarantor of the Borrower or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Borrower or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (iii) any payment on or in reduction of any such other guaranty or undertaking, (iv) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (v) any payment made to any Creditor on the Guaranteed Obligations which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (vi) any action or inaction by the Creditors as contemplated in
Section 6 hereof or (vii) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

          4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Borrower or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Borrower or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

          5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including each Guarantor, Holdings, or any other guarantor of the Borrower).

          6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (ii) take and hold security for the payment of the Guaranteed Obligations and/or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (iii) exercise or refrain from exercising any rights against the Borrower, any Guarantor, any other guarantor or others or otherwise act or refrain from acting;

          (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

          (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

          (vi) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, the Interest Rate Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents, the Interest Rate Agreements or any of such other instruments or agreements; and/or

          (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

          7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on each Guarantor in any case shall entitle any Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to each Guarantor, if the Administrative Agent, after an Event of Default (as defined below) has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebt edness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          10. (a) Each Guarantor hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

          11. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment and all Interest Rate Agreements and when no Note or Letter of Credit remains outstanding and all other Guaranteed Obligations have been paid in full (other than those arising from indemnities for which no request has been made), such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article 7 or 8 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

          12. Each Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto.

          13. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns to the extent permitted under the Credit Agreement.

          14. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of (x) the Required Lenders or, to the extent required by Section 11.10 of the Credit Agreement, all of the Lenders, at all times prior to the time at which all Credit Agreement Obligations have been paid in full, or (y) the holders of at least a majority of the outstanding Interest Rate Obligations at all times after the time at which all Credit Agreement Obligations have been paid in full) and each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "Class" shall mean each class of Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Agreement Obligations or (ii) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Agreement Obligations, the Required Lenders and (ii) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

          15. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          16. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement and any payment default under any Interest Rate Agreement and shall in any event, include, without limitation, any payment default on any of the Guaranteed Obligations continuing after any applicable grace period), each Creditor is hereby authorized, to the extent not prohibited by applicable law, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify each Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

          17. All notices, requests, demands or other communications provided for here under made in writing (including telexed or facsimile communication) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

          18. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid Creditors repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or any Interest Rate Agreement or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Creditor.

          19. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts (to the maximum extent permitted by law) for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing and appoints the Borrower as its agent for services of process in respect of any such action or proceeding. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other credit document to which such guarantor is a party that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

          (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          20. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.1 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by Section 11.10 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 19).

          21. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          22. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

          23. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

          24. Notwithstanding anything else to the contrary in this Guaranty, the Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least a majority of the outstanding Interest Rate Obligations), and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty and the Collateral Documents. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor here under). It is understood that the agreement in this Section 24 is among and solely for the benefit of the Lenders and that if the Required Lenders so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Creditor.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Addresses:
----------

c/o ACG Holdings, Inc.                  AMERICAN IMAGES OF NORTH
225 High Ridge Road                      AMERICA INC., as a Guarantor
Stamford, Connecticut 06905
Attention:  Timothy N. Davis, Esq.       By /s/ Joseph M. Milano
Tel:  203-978-5404                          ------------------------------
Fax:  203-978-5408                          Title: Chief Financial Officer
w/a copy to:
Joseph Milano
Tel:  203-978-3405
Fax:  203-978-5408

c/o ACG Holdings, Inc.                   SULLIVAN MEDIA CORPORATION,
225 High Ridge Road                        as a Guarantor
Stamford, Connecticut 06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5408                       By /s/ Joseph M. Milano
w/a copy to:                                ------------------------------
Joseph Milano                               Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5404

c/o ACG Holdings, Inc.                   SULLIVAN MARKETING, INC.,
225 High Ridge Road                        as a Guarantor
Stamford, Connecticut 06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5408                       By /s/ Joseph M. Milano
w/a copy to:                                ------------------------------
Joseph Milano                               Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5404



Accepted and Agreed to:

BANKERS TRUST COMPANY
   as Administrative Agent for the Lenders

By /s/ Jeffrey Ogden
   -------------------------
   Title: Managing Director



                                             [Exhibit F Conformed as Executed]


                   AMENDED AND RESTATED PLEDGE AGREEMENT

          AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as amended, restated, modified or supplemented from time to time, this "Agreement"), made by AMERICAN COLOR GRAPHICS, INC. (the "Borrower"), a New York corporation, the Parent Guarantor, the Subsidiary Guarantors and each other Subsidiary of the Borrower that is required to execute a counterpart hereof pursuant to
Section 23 of this Agreement, (the "Pledgors", and each, a "Pledgor"), in favor of BT COMMERCIAL CORPORATION, as Collateral Agent (including any successor collateral agent the "Pledgee") for the benefit of (x) the Lenders and the Administrative Agent under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such
Lenders, the Administrative Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if BT Commercial Corporation, in its individual capacity ("BTCC"), any Lenders or any Affiliate of a Lender enters into one or more interest rate agreements relating to the Loans (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) (collectively, the "Interest Rate Agreements") with, or guaranteed by, any of the Pledgors, BTCC, any such Lender or Lenders or a syndicate of financial institutions organized by BTCC or an affiliate of BTCC (even if BTCC or the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Agreements and their subsequent assigns, if any (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Bank Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                           W I T N E S S E T H :

          WHEREAS, ACG Holdings, Inc. (the "Parent Guarantor"), the Borrower, the financial institutions from time to time party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), General Electric Capital Corporation, as Documentation Agent (the "Documentation Agent"), and Morgan Stanley Senior Funding, Inc., as Syndication Agent (the "Syndication Agent"), have entered into a Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as amended, restated, modified or supplemented from time to time, and including any agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower and whose obligations are guaranteed by the Pledgors thereunder or any increase in the amount borrowed) of all or any portion of the Indebtedness under such agreement or any successor agreements) (the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

          WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements with the Interest Rate Creditors;

          WHEREAS, pursuant to the Parent Guaranty, the Parent Guarantor has guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Agreements which may hereinafter arise;

          WHEREAS, pursuant to the Subsidiaries Guaranty, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as amended, restated, modified or supplemented from time to time, the "Amended and Restated Subsidiaries Guaranty"), each Pledgor (other than the Borrower) has jointly and severally guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Agreements;

          WHEREAS, each Pledgor has heretofore entered into a Pledge Agreement, dated as of August 15, 1995 (as amended, modified or supplemented to the date hereof, the "Original Pledge Agreement");

          WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement;

          WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph and to amend and restate the Original Pledge Agreement in the form of this Agreement;

          NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

                    (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including all such obligations and indebtedness under the Guaranty to which such Pledgor is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent guaranteeing obligations of the Borrower under Interest Rate Agreements, being herein collectively called the "Credit Agreement Obligations");

                    (ii) the full and prompt payment when due of all obligations of such Pledgor to the Interest Rate Creditors pursuant to any Interest Rate Agreement, whether now in existence or hereinafter arising, and the due performance and compliance with the terms of the Interest Rate Agreements by such Pledgor including, in the case of Pledgors other than the Borrower, all obligations under the Parent Guaranty and Subsidiaries Guaranty in respect of the Interest Rate Agreements (all such obligations and liabilities under this clause (ii) being herein collectively called the "Interest Rate Obligations");

                    (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or its security interest therein; and

                    (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default shall have occurred and be continuing, the reasonable expenses of selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

          all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          2.  DEFINITION OF STOCK, NOTES, SECURITIES, ETC.  As used herein,
(i) the term "Stock" shall mean securities consisting of any and all of the issued and outstanding shares of stock (whether certificated or uncertificated) at any time owned by any Pledgor of (x) any Subsidiary of such Pledgor and (y) any other corporation, to the extent the Pledgors own shares in such corporations with an aggregate value in excess of $45,000;
(ii) the term "Notes" shall mean all promissory notes at any time issued to, or held by, any Pledgor; provided, however, the term "Notes" shall not include (A) any promissory notes from employees, officers and directors of any Pledgor with a face value of less than $500,000 to the extent the aggregate amount of all such promissory notes issued to or held by, the Pledgors does not exceed $2,500,000 and (B) any promissory notes from a customer of any Pledgor to the extent the aggregate amount of all such promissory notes issued to or held by the Pledgors does not exceed $700,000; and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that on the date hereof: (a) the Stock (described in clause (x) of the definition hereof) held by such Pledgor consists of the number and type of shares of the stock of the corporations as described under the name of such Pledgor in Part I of Annex A hereto; (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as set forth under the name of such Pledgor in Part I of Annex A hereto; (c) the Notes held by such Pledgor consist of the promissory notes described under the name of such Pledgor in Part II of Annex A hereto and (d) such Pledgor is the holder of record and sole beneficial owner of the Stock and Notes held by such Pledgor and there exist no options or preemption rights in respect of any of such Stock.

          3.  PLEDGE OF SECURITIES, ETC.

          3.1 Pledge. To secure the Obligations and for the purposes set forth in Section 1, each Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral; (ii) pledges and deposits as security with the Pledgee the Securities owned by such Pledgor on the date hereof; and delivers to the Pledgee certificates therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such securities, with signatures appropriately guaranteed to the extent required) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee; and (iii) collaterally assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

          3.2 Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will forthwith pledge and deposit such Securities as security with the Pledgee and deliver to the Pledgee certificates thereof, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities, with signatures appropriately guaranteed to the extent required) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder.

          3.3 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether or not now owned or hereafter acquired) are uncertificated securities, the respective Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions reasonably required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code if applicable). Each Pledgor further agrees to take such actions as the Pledgee reasonably deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated securities promptly upon request of the Pledgee.

          3.4 Definitions of Pledged Stock, Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock"; all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes", all Pledged Stock and Pledged Notes together are called the "Pledged Securities" and the Pledged Securities, together with all proceeds thereof whether consisting of dividends, returns of capital or other distributions (whether consisting of securities, general intangibles, accounts, instruments, chattel paper, bank accounts or any other property), including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement), each Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Secured Creditor therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement) shall occur and be continuing and Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement) shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock and all payments in respect of the Pledged Stock shall, subject to the requirement of Section 8.16 of the Credit Agreement, be paid to the respective Pledgor. The Pledgee shall also be entitled to receive directly, and to retain as part of the
Collateral:

                    (i) all other or additional stock, or other securities (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

                    (ii) all other or additional stock or other securities (other than cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                    (iii) all other or additional stock or other securities (other than cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR CERTAIN DEFAULTS. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

                    (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to such Pledgor;

                    (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                    (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                    (iv) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
          so); and

                    (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

; provided that, upon the occurrence of a Default under Section 9.1(a) or
(e) of the Credit Agreement, the Pledgee may exercise the rights specified in clause (i) above.

          8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other further action in any circumstances without demand or notice.

          9. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of Obligations in the manner provided in Section 7.4 of the Security Agreement.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively, the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

          (b) Each Pledgor hereby appoints the Pledgee, such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any reasonable action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

          13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article 9 of the Uniform Commercial Code. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article 10 of the Credit Agreement.

          14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral of such Pledgor or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

          15.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF  THE PLEDGORS.
(a)  Each Pledgor represents, warrants and covenants that:

                    (i) it is, or at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (or will have) good title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;

                    (ii) it has full power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement;

                    (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

                    (iv) except as set forth in Section 6.6 of the Credit Agreement (including Schedule IV referred to therein) and except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of their Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above),
          (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

                    (v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the Certificate of Incorporation or By-Laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets, except any immaterial violation which is not reasonably likely to adversely affect any Lender or have a Material Adverse Effect, and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement (other than the Liens created by the Collateral Documents);

                    (vi) all the shares of the Stock (as described in clause (x) of the definition thereof) have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;

                    (vii) to its knowledge, each of the Pledged Notes of such Pledgor constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

                    (viii) the pledge, collateral assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Securities (other than Permitted Liens).

          (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

          (c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

          16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

                    (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Debt Agreements, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

                    (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

                    (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

                    (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

                    (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          17. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all others participating in the distribution of such Stock against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to
Section 7, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act,
(ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

          18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments have been terminated, no Letter of Credit or Note is outstanding and all other Obligations then due and payable have been paid in full (other than arising from indemnities for which no request has been made).

          (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.1 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.10 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

          (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b). The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 18.

          19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

                    (i) if to any Pledgor, at its address set forth opposite
                        its signature below;

                    (ii) if to the Pledgee, at:

                    BT Commercial Corporation
                    c/o Bankers Trust Company
                    130 Liberty Street
                    New York, New York  10006
                    Attention:  Dave Bell
                    Tel:  (212) 250-2500
                    Fax:  (212) 250-7218;

                    (iii) if to any Lender (other than the Pledgee), at such address as such Lender shall have specified in the Credit Agreement;

                    (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower and the Pledgee;

          or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          20. WAIVER; AMENDMENT. Except as contemplated in Section 23 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor to be bound thereby and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section
11.10 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to Section 9 hereof or this Section 20 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations, (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to each of the Credit Agreement Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Agreements.

          21. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18,
(ii) be binding upon each Pledgor, its successors and assigns; provided, however, that each Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders or to the extent required by Section 11.10 of the Credit Agreement, all of the Lenders), and
(iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          22. WAIVER OF JURY TRIAL. Each Pledgor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

          23. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

          IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses:                                ACG HOLDINGS, INC.,
225 High Ridge Road                         as Pledgor
Stamford, Connecticut  06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              --------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408

c/o ACG Holdings, Inc.                    AMERICAN COLOR GRAPHICS, INC.,
225 High Ridge Road                         as Pledgor
Stamford, Connecticut  06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              --------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408

c/o ACG Holdings, Inc.                    AMERICAN IMAGES OF NORTH
225 High Ridge Road                         AMERICA, INC.,
Stamford, Connecticut  06905                as Pledgor
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              --------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408

c/o ACG Holdings, Inc.                    SULLIVAN MARKETING, INC.,
225 High Ridge Road                         as Pledgor
Stamford, Connecticut 06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              --------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408

c/o ACG Holdings, Inc.                    SULLIVAN MEDIA CORPORATION,
225 High Ridge Road                         as Pledgor
Stamford, Connecticut  06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              --------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408

                                          BT COMMERCIAL CORPORATION,
                                            as Collateral Agent and as Pledgee

                                          By /s/ Jeffrey Ogden
                                             --------------------------------
                                             Title: Senior Vice President



                                             [Exhibit G Conformed as Executed]

                              SECURITY AGREEMENT

                                     among

                              ACG HOLDINGS, INC.,

                        AMERICAN COLOR GRAPHICS, INC.,

                             VARIOUS SUBSIDIARIES,

                                      and

                          BT COMMERCIAL CORPORATION,
                              as Collateral Agent

                _______________________________________________

                          Dated as of August 15, 1995

                                      and

                    Amended and Restated as of May 8, 1998

                _______________________________________________


                  AMENDED AND RESTATED SECURITY AGREEMENT
                  ---------------------------------------

          AMENDED AND RESTATED SECURITY AGREEMENT, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG HOLDINGS, INC. a Delaware corporation ("Holdings") AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), and the Subsidiary Guarantors (together with Holdings, the Borrower and each entity which becomes a party hereto pursuant to Section 10.11, each, an "Assignor" and, collectively, the "Assignors") and BT COMMERCIAL CORPORATION, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement.


                           W I T N E S S E T H :

          WHEREAS, Holdings, the Borrower, the financial institutions from time to time party thereto (the "Lenders"), General Electric Capital Corporation, as Documentation Agent (the "Documentation Agent"), Morgan Stanley Senior Funding, Inc., as Syndication Agent (the "Syndication Agent") and Bankers Trust Company, as Administrative Agent (the "Administrative Agent") have entered into a Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (with the Lenders from time to time party to the Credit Agreement, the Collateral Agent, the Issuing Bank, the Swingline Bank, the Documentation Agent, the Syndication Agent and the Administrative Agent being herein called the "Bank Creditors");

          WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the "Interest Rate Agreements," and each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bankers Trust Company, in its individual capacity ("BTCo"), any Lender or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Secured Interest Rate Agreement (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Bank Creditors, collectively, the "Secured Creditors");

          WHEREAS, pursuant to the Parent Guaranty, Holdings has guaranteed to the Secured Creditors the payment when due of the Guaranteed
Obligations;

          WHEREAS, pursuant to the Amended and Restated Subsidiaries Guaranty, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Amended and Restated Subsidiaries Guaranty"), each Assignor (other than Holdings and the Borrower) has guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiaries Guaranty);

          WHEREAS, the Assignors (other than Holdings) have heretofore entered into a Security Agreement, dated as of August 15, 1995 (as amended, modified or supplemented to the date hereof, the "Original Security Agreement");

          WHEREAS, Holdings desires to enter into this Agreement and the other Assignors desire to amend and restate the Original Security Agreement in the form of this Agreement;

          WHEREAS, it is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

          WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:


                                   ARTICLE I

                              SECURITY INTERESTS

          1.1 Grant of Security Interests. (a) Each Assignor, as security for the prompt and complete payment and performance when due of all of the Obligations of such Assignor, does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest (or, in the case of clause (vii) below to the extent not registered with the United States Patent and Trademark Office, a security interest to the extent permitted by applicable law) in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable,
(ii) all Contracts, together with all Contract Rights arising thereunder,
(iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by such Marks, (vi) the Cash Collateral Account established for such Assignor and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof, (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secret Rights, (ix) all insurance policies, (x) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities), and (xi) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral").

          (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which each Assignor may acquire at any time during the continuation of this Agreement.

          1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.


                                  ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

          Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1 Necessary Filings. Except as set forth in Section 6.6 of the Credit Agreement, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

          2.2 No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral of such Assignor (other than in respect of Permitted Liens), and so long as the Total Commitments have not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Agreement remains in effect or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

          2.4 Chief Executive Office; Records. The chief executive office of such Assignor is located at the address or addresses indicated under the name of such Assignor on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex A, or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4.
All Receivables and Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this Section
2.4. Such Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and
(ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by such Assignor is located at one of the locations shown under the name of such Assignor on Annex B attached hereto. Such Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5, provided that Equipment may be removed from any such location so long as (x) such Equipment is returned to such location within 30 days after such removal and (y) the replacement value of all of such Assignor's Equipment which has been removed from one of the locations shown on Annex B, or from a new location established in accordance with the last sentence of this Section 2.5, and has not been returned to any such location, does not exceed $250,000 in the aggregate at any one time. Such Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 20 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and
(ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.6 Trade Names; Change of Name. Such Assignor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed under the name of such Assignor on Annex C hereto. Such Assignor has only operated under each name set forth in Annex C in the jurisdiction or jurisdictions set forth opposite each such name on Annex C. Such Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this Section 2.6. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action reasonably required to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.7 Recourse. This Agreement is made with full recourse to each Assignor (subject, in the case of the Subsidiary Guarantors, to the limits set forth in the Subsidiary Guaranty) and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Secured Interest Rate Agreements and otherwise in writing in connection herewith or therewith.


                                  ARTICLE III

                         SPECIAL PROVISIONS CONCERNING
                RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS; ETC.

          3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor, subject to adjustments customary in the business of such Assignor, and evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of such Assignor, and (iv) will be in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

          3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of an Event of Default, each Assignor shall, upon request of the Collateral Agent and at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts, such copies to be certified as true and complete by an appropriate officer of such Assignor) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor) at any time upon its demand. If, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

          3.3 Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable of such Assignor or under any Contract of such Assignor, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract of such Assignor, or interest therein, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), except (i) as permitted by
Section 3.4 hereof and (ii) so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, each Assignor may modify, make adjustments with respect to, extend, renew, rescind or cancel any Contracts in the ordinary course of business. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts of such Assignor and will do nothing to impair the rights of the Collateral Agent in such Receivables or Contracts.

          3.4 Collection. Each Assignor shall, in accordance with its ordinary business practices, endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract of such Assignor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or such other adjustments which such Assignor deems appropriate in the exercise of its commercially reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by such Assignor.

          3.5 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 8.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

          3.6 Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 15 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

          3.7 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.


                                  ARTICLE IV

                   SPECIAL PROVISIONS CONCERNING TRADEMARKS

          4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of the Marks listed under its name in Annex D attached hereto and that said listed Marks constitute all the marks registered in the United States Patent and Trademark Office that such Assignor now owns in connection with its business. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or tradename in a manner which is reasonably likely to have a Material Adverse Effect. Each Assignor represents and warrants that upon the recordation of an assignment of security interest in United States Trademarks and Patents (each, an "Assignment of Security Interest in United States Trademarks and Patents") in a form satisfactory to the Collateral Agent in the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the U.S. Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

          4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Mark of such Assignor other than in the ordinary course of business absent prior written approval of the Collateral Agent.

          4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating in any material respect any of such Assignor's rights in and to any significant Mark of such Assignor, or with respect to any party claiming that such Assignor's use of any significant Mark of such Assignor violates any property right of that party, to the extent that such infringement or violation is reasonably likely to have a Material Adverse Effect. Each Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any person infringing any significant Mark of such Assignor in accordance with reasonable business practices.

          4.4 Preservation of Marks. Each Assignor agrees to use its significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States; provided that, no Assignor shall be obligated to preserve any Mark to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

          4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Section Section 1051 et seq. to maintain trademark registration to the extent that such Assignor's failure to do so could be reasonably likely to have a Material Adverse Effect, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. Section Section 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided that, no Assignor shall be obligated to preserve any Mark to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

          4.6 Future Registered Marks. If any registration for any Mark that is material to its business issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an Assignment of Security Interest in United States Trademarks and Patents in respect of such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder.

          4.7 Remedies. If an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement) shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors pursuant to the trademark security agreement in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor's rights, title and interest in and to the Marks are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks of such Assignor and the goodwill of such Assignor's business symbolized by the Marks of such Assignor and the right to carry on the business and use the assets of such Assignor in connection with which the Marks of such Assignor have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks of such Assignor in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark of such Assignor and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.


                                   ARTICLE V

                    SPECIAL PROVISIONS CONCERNING PATENTS,
                      COPYRIGHTS AND TRADE SECRET RIGHTS

          5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"), (ii) the Patents listed under such Assignor's name in Annex E attached hereto and (iii) the Copyrights listed under such Assignor's name in Annex F attached hereto, that said Patents constitute all the United States patents and applications for United States patents that such Assignor now owns and that said Copyrights constitute all the registered United States copyrights that such Assignor now owns. Each Assignor further represents and warrants that it has the exclusive right to use and practice under all Patents and Copyrights that it owns, uses or practices under and has the exclusive right to exclude others from using or practicing under any Patents its owns, uses or practices under. Each Assignor further warrants that it is has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright in a manner which is reasonably likely to have a Material Adverse Effect. Each Assignor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute an assignment of security interest in United States Copyrights (each, an "Assignment of Security Interest in United States Copyrights") in form and substance satisfactory to the Collateral Agent covering all right, title and interest in each United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the U.S. Patent and Trademark Office or the U.S. Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

          5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

          5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation in any material respect of such Assignor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or Copyright of such Assignor violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, to the extent that such infringement, violation or misappropriation is reasonably likely to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any person infringing any significant Patent or Copyright in a manner consistent with its past practice and in the ordinary course of business.

          5.4 Maintenance of Patents and Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each of its material Patents apply as permitted pursuant to applicable law for any renewal of each material Copyright, absent prior written consent of the Collateral Agent.

          5.5 Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall diligently prosecute all applications for United States patents listed under such Assignor's name on Annex E hereto and for United States Copyrights listed under such Assignor's name on Annex F hereto, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided that, no Assignor shall be obligated to preserve any application to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such application is no longer desirable in the conduct of its business.

          5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a Patent or of a Copyright registration, or of filing of an application for a Patent or Copyright registration, that is in each case material to its business, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright registration or Patent or certificate or registration of, or application therefor, as the case may be, with an Assignment of Security Interest in United States Trademarks or Patents or an Assignment of Security Interest in United States Copyrights for such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Patent or Copyright to the Collateral Agent.

          5.7 Remedies. If an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement) shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, pursuant to the patent security agreement in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor's right, title, and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Patents, Copyrights and Trade Secret Rights of such Assignor; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights and/or Trade Secret Rights of such Assignor directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights of such Assignor to the Collateral Agent for the benefit of the Secured Creditors.


                                  ARTICLE VI

                     PROVISIONS CONCERNING ALL COLLATERAL

          6.1 Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming each of the Lenders, the Agents and the Collateral Agent as additional insureds) and deposited with the Collateral Agent. If any Assignor shall fail to insure such Inventory and Equipment to the extent required by the Credit Agreement, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. Upon the occurrence and during the continuance of an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement), the Collateral Agent may apply any proceeds of such insurance required to be maintained pursuant to this Section 6.1 in accordance with Section 7.4. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

          6.2 Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

          6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of ware house receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

          6.4 Financing Statements. Each Assignor agrees to sign and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees and related expenses. Each Assignor authorizes the Collateral Agent to file any such financing state ments without the signature of such Assignor.


                                  ARTICLE VII

                       REMEDIES UPON OCCURRENCE OF EVENT
                        OF DEFAULT AND CERTAIN DEFAULTS

          7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement) shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                    (i) personally, or by agents or attorneys, immediately retake possession of the Collateral of such Assignor or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                    (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral of such Assignor to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

                    (iii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

                    (iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral of such Assignor or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation;

                    (v) take possession of the Collateral of such Assignor or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                              (A) forthwith cause the same to be moved to
                    the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                              (B) store and keep any Collateral of such
                    Assignor so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2; and

                              (C) while the Collateral of such Assignor
                    shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                    (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral of such Assignor for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that such Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.

          7.2 Remedies; Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default (or a Default under Section 9.1(a) or (e) of the Credit Agreement), any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after receipt of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in the Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

          7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL OF SUCH ASSIGNOR, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

                    (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or wilful misconduct;

                    (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                    (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

          7.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral (or, to the extent the Pledge Agreement or any Mortgage requires proceeds of collateral thereunder to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement and the Mortgagee under such Mortgage, as the case may be), together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                    (i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";

                    (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                    (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                    (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans under the Credit Agreement, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Interest Rate Obligations, all amounts due under the Interest Rate Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and
(z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

          (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

          (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all out standing Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

          (e) Except as set forth in Section 7.4(d), all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (y) if to the Interest Rate Creditors, to the trustee, paying agent or other similar representative (each, a "Representative") for the Interest Rate Creditors or, in the absence of such a Representative, directly to the Interest Rate Creditors.

          (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon
(i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Interest Rate Creditors or, in the absence of such a Representative, upon the Interest Rate Creditors for a determination (which the Administrative Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Interest Rate Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Interest Rate Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Interest Rate Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Agreements are in existence.

          (g) It is understood and agreed that each of the Assignors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clause (a) of this Section with respect to the relevant Assignor.

          7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Secured Interest Rate Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

          7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                 ARTICLE VIII

                                   INDEMNITY

          8.1 Indemnity. (a) Each Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Credit Document, or any Interest Rate Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Assignor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) If and to the extent that the obligations of each Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Agreements and Letters of Credit and the payment of all of the other Obligations and notwithstanding the discharge thereof.


                                  ARTICLE IX

                                  DEFINITIONS

          The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Administrative Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

          "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

          "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

          "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Class" shall have the meaning provided in Section 10.2 of this Agreement.

          "Collateral" shall have the meaning provided in Section 1.1(a).

          "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

          "Contract Rights" shall mean all rights of an Assignor
(including, without limitation, all rights to payment) under each Contract.

          "Contracts" shall mean all contracts between an Assignor and one or more additional parties to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by an Assignor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture..

          "Copyrights" shall mean any U.S. copyright to which an Assignor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by an Assignor.

          "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

          "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

          "Documentation Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by each Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by such Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

          "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Indemnitee" shall have the meaning provided in Section 8.1.

          "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Interest Rate Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

          "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from an Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by an Assignor.

          "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on an Assignor's property.

          "Marks" shall mean any trademarks and service marks now held or hereafter acquired by an Assignor, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by an Assignor in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

          "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Assignor owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party (including all such obligations and indebtedness under any Guaranty to which such Assignor is a party) and the due performance and compliance by each Assignor with the terms, conditions and agreements of each such Credit Document (all such obligations or liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Agreement Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Assignor owing to the Interest Rate Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, including, in the case of each Guarantor, all obligations under the relevant Guaranty in respect of Interest Rate Agreements, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in any such Interest Rate Agreement (all such obligations and indebtedness under this clause
(ii) being herein collectively called the "Interest Rate Obligations");
(iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii) and (iii) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section
8.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          "Patents" shall mean any U.S. patent to which each Assignor now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by such Assignor.

          "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

          "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or an Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to an Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

          "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by an Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of such Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

          "Representative" shall have the meaning provided in Section 7.4(e) of this Agreement.

          "Representative Creditors" shall have the meaning provided in
Section 10.2 of this Agreement.

          "Secondary Obligations" shall have the meaning provided in
Section 7.4(b) of this Agreement.

          "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Secured Interest Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Syndication Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Termination Date" shall have the meaning provided in Section
10.8 of this Agreement.

          "Trade Secret Rights" shall have the meaning provided in Section
5.1.


                                   ARTICLE X

                                 MISCELLANEOUS

          10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

          (a) if to any Assignor, at its address set forth opposite its signature below;

          (b) if to the Collateral Agent:

          BT Commercial Corporation
          c/o Bankers Trust Company
          130 Liberty Street
          One Bankers Trust Plaza
          New York, New York 10006
          Attention:  David Bell
          Telephone No.:  (212) 250-2500
          Facsimile No.:  (212) 250-7218

          (c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement; and

          (d) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the Collateral Agent (with the consent of (x) the Required Lenders (or all the Lenders if required by Section 11.10 of the Credit Agreement) at all times prior to the time at which all Credit Agreement Obligations (other than those arising from indemnities for which no request has been made) have been paid in full and all Commitments under the Credit Agreement have been terminated or (y) the holders of at least a majority of the outstanding Interest Rate Obligations at all times after the time on which all Credit Agreement Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Agreement the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as the holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least 51% of all obligations outstanding from time to time under the secured Interest Rate Agreements.

          (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

          10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document or any Secured Interest Rate Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of
Section 10.2 hereof; or (c) any amendment to or modification of any Credit Document or any Secured Interest Rate Agreement or any security for any of the Obligations; or (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect or any such agreement or instrument including, without limitation, this Agreement; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

          10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Secured Interest Rate Agreements regardless of any investigation made by the Secured Creditors on their behalf.

          10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.7 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          10.8 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

          10.9 Termination; Release. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Agreements have been terminated, no Note is outstanding (and all Loans have been paid in full), all Letters of Credit have been terminated and all other Obligations (other than arising from indemnities for which no request has been made) then owing have been paid in full.

          (b) In the event that any part of the Collateral is sold (x) at any time prior to the time at which all Credit Agreement Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale permitted by Section 8.1 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.10 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the Interest Rate Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement or such Interest Rate Agreements, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

          (c) At any time that the relevant Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b). In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Assignor, will duly assign, transfer and deliver to such Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9. Upon any release of Collateral pursuant to
Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

          10.10 Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 10 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 10.2 of this Agreement or Section 11.10 of the Credit Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this Section 10.10, may not be amended or modified without the consent of the Collateral Agent.

          10.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

          10.12 Additional Assignors. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                          *          *          *


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


ACG Holdings, Inc.                        ACG HOLDINGS, INC.
Stamford, Connecticut 06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              ---------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408


c/o ACG Holdings, Inc.                    AMERICAN COLOR GRAPHICS, INC.,
225 High Ridge Road                         as Assignor
Stamford, Connecticut 06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              ---------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408
Fax:  203-978-5408


c/o ACG Holdings, Inc.                    AMERICAN IMAGES OF NORTH
225 High Ridge Road                         AMERICA, INC.,
Stamford, Connecticut  06905                as Assignor
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              ---------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408


c/o ACG Holdings, Inc.                    SULLIVAN MARKETING, INC.,
225 High Ridge Road                         as Assignor
Stamford, Connecticut  06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              ---------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408


c/o ACG Holdings, Inc.                    SULLIVAN MEDIA CORPORATION,
225 High Ridge Road                         as Assignor
Stamford, Connecticut  06905
Attention:  Timothy M. Davis, Esq.
Tel:  203-978-5404
Fax:  203-978-5408                        By /s/ Joseph M. Milano
with a copy to:                              ---------------------------------
Joseph Milano                                Title: Chief Financial Officer
Tel:  203-978-3405
Fax:  203-978-5408

                                          BT COMMERCIAL CORPORATION,
                                            as Collateral Agent and as Pledgee


                                          By /s/ Jeff Ogden
                                             ---------------------------------
                                             Title: Senior Vice President



                                                                   EXHIBIT H-1
                       AMERICAN COLOR GRAPHICS, INC.
                              as Corporation


                                    and



                         BT COMMERCIAL CORPORATION
                                 as Lender


------------------------------------------------------------------------------

                             DEMAND DEBENTURE

                                May 8, 1998
------------------------------------------------------------------------------


                             Stikeman, Elliott




                             TABLE OF CONTENTS


                                 ARTICLE 1
                                 SECURITY

Section 1.1 Terms Incorporated by Reference................................. 1
Section 1.2 Grant of Security............................................... 1
Section 1.3 Obligations Secured............................................. 3
Section 1.4 Attachment...................................................... 3
Section 1.5 Scope of Security Interest...................................... 4
Section 1.6 Lender's Care and Custody of Collateral......................... 4
Section 1.7 Filings and Registrations....................................... 4


                                 ARTICLE 2
                                ENFORCEMENT

Section 2.1 Default......................................................... 5
Section 2.2 Remedies........................................................ 5
Section 2.3 Additional Rights............................................... 5
Section 2.4 Concerning the Receiver......................................... 6
Section 2.5 Appointment of Attorney......................................... 6
Section 2.6 Dealing with the Collateral and the Security Interest........... 6
Section 2.7 Standards of Sale............................................... 7
Section 2.8 Dealings by Third Parties....................................... 7


                                 ARTICLE 3
                                  GENERAL

Section 3.1 Discharge....................................................... 7
Section 3.2 No Merger, etc.................................................. 7
Section 3.3 Waivers, etc.................................................... 7
Section 3.4 Further Assurances.............................................. 8
Section 3.5 Successors and Assigns.......................................... 8
Section 3.6 Headings, etc................................................... 8
Section 3.7 Severability.................................................... 8
Section 3.8 Negotiable Instrument........................................... 8
Section 3.9 Governing Law................................................... 8


                                 SCHEDULES
SCHEDULE "B" LOCATIONS



                             DEMAND DEBENTURE

Principal Sum:               $U.S. 150,000,000.00

Due:                         ON DEMAND

Interest Rate:               twenty-five (25) per cent per annum


          AMERICAN COLOR GRAPHICS, INC. (the "Corporation"), incorporated under the laws of the State of New York, and having its chief executive office at 100 Winners Circle, Brentwood, Tennessee, U.S.A. 37027, FOR VALUE RECEIVED, hereby acknowledges itself indebted and promises to pay to or to the order of BT COMMERCIAL CORPORATION (the "Lender"), ON DEMAND, the sum of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000.00) in lawful money of the United States of America at the Lender's office located at 14 Wall Street, 3rd Floor, New York, New York USA 10005 or at such other place as the Lender may designate by notice in writing to the Corporation, and to pay interest on the principal amount outstanding from time to time and all other amounts from time to time owing hereunder to the date of payment at a rate of twenty-five (25) per cent per annum. Such interest shall be calculated monthly, not in advance and to be payable in like money at the same place commencing on the first day of the month immediately following the date hereof and thereafter on the first day of each and every month in each year until the principal sum outstanding and all other amounts from time owing hereunder shall be paid in full.


                                   ARTICLE 1
                                   SECURITY

SECTION 1.1 TERMS INCORPORATED BY REFERENCE.

          Terms defined in the Ontario Personal Property Security Act, 1989 (as amended from time to time, the "PPSA") and used in this debenture shall have the same meaning herein.

Section 1.2  Grant of Security.

(1)       Subject to Scope of Security Interest., the Corporation hereby:

          (a) Grants, mortgages and charges to and in favour of the Lender, as and by way of a first fixed and specific mortgage and charge, that certain real property situate, lying and being in the Town of Fort Erie, in the Regional Municipality of Niagara, more particularly legally described in Schedule "A" hereto, including all buildings, erections and improvements of every kind thereon from time to time, all fixtures forming a part thereof and all appurtenances thereto (collectively, the "Real Property");

          (b) Assigns and transfers to the Lender by way of a specific assignment and transfer and grants to the Lender a security interest in:

              (i) All licences, permits, approvals, certificates and
                  agreements with or from any board, agency or department, governmental or otherwise (collectively, "Governmental Authorities"), relating directly or indirectly to the ownership, use, development, operation and maintenance of the Real Property or the alteration or renovation of or construction of improvements on the Real Property, whether heretofore or hereafter issued or executed (collectively, the "Licences");

             (ii) All options, contracts, subcontracts, agreements, service agreements, warranties and purchase orders which have heretofore been or will hereafter be executed by or on behalf of the Corporation or which have been assigned to the Corporation, in connection with the use, development, operation and maintenance of the Real Property or the construction of improvements on the Real Property (collectively, the "Contracts", the other parties thereto being "Contractors"); and

            (iii) All plans and specifications, studies, tests or design materials relating to the design, construction, repair, maintenance, alteration or leasing of the Real Property or any part thereof, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;

          (c) Assigns and transfer to the Lender by way of a specific assignment and transfer and grants to the Lender a security interest in all rents, issues and profits (collectively, the "Rents") of and from the Real Property; and

          (d) Assigns and transfers to the Lender by way of a specific assignment and transfer and grants to the Lender a security interest in all of the Corporation's right, title, claim or demand with respect to proceeds of insurance in effect with respect to the Real Property or any awards made in respect of the taking by expropriation or by any proceedings or purchase in lieu thereof of the whole or any part of the Real Property.

(2) Subject to Scope of Security Interest., the Corporation hereby mortgages and charges to the Lender, as and by way of a fixed mortgage and charge; pledges to the Lender; assigns and transfers to the Lender as and by way of a specific transfer and assignment; and grants to the Lender a security interest in all the Corporation's right, title and interest in and to the personal property and undertaking of the Corporation now owned or hereafter acquired including, without limitation, any and all of the Corporation's:

          (a) Inventory including goods held for sale or lease, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing, materials used or consumed in the business of the Corporation;

          (a) Equipment, fixtures and other goods of every kind and description, all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

          (b) Accounts due or accruing due and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;

          (c) Money, documents of title, chattel paper, instruments and securities;

          (d) Intangibles including all security interests, goodwill, choses in action and other contractual benefits and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property (collectively, the "Intellectual Property");

          (e) Substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Subject to Scope of Security Interest., the Corporation hereby: and Inventory including goods held for sale or lease, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing, materials used or consumed in the business of the Corporation;-Intangibles including all security interests, goodwill, choses in action and other contractual benefits and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property (collectively, the "Intellectual Property"); inclusive; and

          (f) Proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Subject to Scope of Security Interest., the Corporation hereby: and Inventory including goods held for sale or lease, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing, materials used or consumed in the business of the Corporation;-Substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Subject to Scope of Security Interest., the Corporation hereby: and Inventory including goods held for sale or lease, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing, materials used or consumed in the business of the Corporation;-Intangibles including all security interests, goodwill, choses in action and other contractual benefits and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property (collectively, the "Intellectual Property"); inclusive; and inclusive or the proceeds therefrom.

(3) All of the real and personal property and undertaking of the Corporation referred to in Subject to Scope of Security Interest., the Corporation hereby: and Subject to Scope of Security Interest., the Corporation hereby mortgages and charges to the Lender, as and by way of a fixed mortgage and charge; pledges to the Lender; assigns and transfers to the Lender as and by way of a specific transfer and assignment; and grants to the Lender a security interest in all the Corporation's right, title and interest in and to the personal property and undertaking of the Corporation now owned or hereafter acquired including, without limitation, any and all of the Corporation's: above are herein referred to, collectively, as the "Collateral" and all references thereto herein include any part or parts thereof. Without limiting the generality of the foregoing, the Collateral shall include all personal property of the Corporation now or hereafter located on or about or in transit to or from the locations set out in Schedule Error! Reference source not found. hereto. The Corporation shall promptly inform the Lender in writing of any other location at which the Collateral consisting of tangible personal property may in future be located.

Section 1.3  Obligations Secured.

(1) The mortgages, charges, pledges, transfers, assignments and security interest granted hereby (collectively, the "Security Interest") secure payment to the Lender of the principal amount hereof, interest thereon and all other amounts from time to time owing hereunder or pursuant hereto and performance by the Corporation of all of its obligations hereunder (collectively, and together with the expenses, costs and charges set out in All expenses, costs and charges incurred by or on behalf of the Lender in connection with this debenture, the Security Interest or the realization of the Collateral, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral shall be added to and form a part of the Obligations., the "Obligations").

(2) All expenses, costs and charges incurred by or on behalf of the Lender in connection with this debenture, the Security Interest or the realization of the Collateral, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral shall be added to and form a part of the Obligations.

Section 1.4  Attachment.

(1) The Corporation and the Lender hereby acknowledge that value has been given; the Corporation has rights in the Collateral (other than after-acquired Collateral); they have not agreed to postpone the time of attachment of the Security Interest; and the Corporation has received a copy of this debenture.

(2) The Corporation agrees to promptly inform the Lender in writing of the acquisition by the Corporation of any personal property which is not adequately described herein, and the Corporation agrees to execute and deliver at its own expense from time to time amendments to this debenture or the schedules hereto or additional security or schedules as may be required by the Lender in order that the Security Interest shall attach to such personal property.

Section 1.5  Scope of Security Interest.

(1) To the extent that the creation of the Security Interest would constitute a breach or permit the acceleration of any agreement right, licence or permit to which the Corporation is a party, the Security Interest shall not attach thereto but the Corporation shall hold its interest therein in trust for the Lender, and shall assign such agreement, right, license or permit to the Lender or as it may direct forthwith upon obtaining the consent of the other party thereto.

(2) Until the Security Interest shall have become enforceable, the grant of the Security Interest in the Intellectual Property shall not affect in any way the Corporation's rights to commercially exploit the Intellectual Property, to defend the Intellectual Property, to enforce the Corporation's rights therein or with respect thereto against third parties in any court or to claim and be entitled to receive any damages with respect to any infringement thereof.

(3)       The Security Interest shall not extend to consumer goods.

(4) The Security Interest shall not extend or apply to the last day of any term of years reserved by a lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Corporation in respect of real property but the Corporation shall stand possessed of any such reversion upon trust to assign and dispose thereof as the Bank may direct.

(5) The Lender will not be deemed in any manner to have assumed any obligation of the Corporation under any of the Licences or Contracts nor shall the Lender be liable to any Governmental Authorities or Contractors by reason of any default by any party under the Licences or Contracts. The Corporation agrees to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur by reason of any claim or demand against it based on its alleged assumption of the Corporation's duty and obligation to perform and discharge the terms, covenants and agreements in the Licences and Contracts.

Section 1.6  Lender's Care and Custody of Collateral.

(1) The Lender shall not be bound to collect, dispose of, realize, protect or enforce any of the Corporation's right, title and interest in and to the Collateral or to institute proceedings for the purpose thereof and, without limiting the generality of the foregoing, the Lender shall not be required to take any steps necessary to preserve rights against prior parties in respect of any Negotiable Collateral.

(2) The Lender shall have no obligation to keep identifiable Collateral in its possession consisting of tangible personal property.

(3) The Lender may, both before and after the Security Interest shall have become enforceable, notify any person obligated on an account or on chattel paper or any obligor on an instrument to make payment thereunder to the Lender whether or not the Corporation was theretofore making collections thereon; and assume control of any proceeds arising from the Collateral.

Section 1.7  Filings and Registrations.

          The Corporation shall cause this debenture, and financing statements and financing change statements under the PPSA in respect thereof, to be registered and filed at all times in such manner and in such places within the Province of Ontario as may be required by law fully to evidence, perfect, secure and preserve the Security Interest and shall pay all registration and filing fees in connection therewith.


                                   ARTICLE 2
                                  ENFORCEMENT

SECTION 2.1  DEFAULT.

          The Security Interest shall be and become enforceable against the Corporation if and when it shall fail to pay or perform any of the Obligations on demand or otherwise when due and payable or to be performed, as the case may be.

Section 2.2  Remedies.

          Whenever the Security Interest has become enforceable, the Lender may realize upon the Collateral and enforce the rights of the Lender by:

          (a) Entry onto any premises, including the Real Property, where Collateral consisting of tangible personal property may be located;

          (b) Entry into possession of the Collateral by any method permitted by law;

          (c) Sale or lease of the Collateral;

          (d) Collection of any proceeds arising in respect of the Collateral;

          (e) Collection, realization or sale of or other dealing with the accounts;

          (f) The appointment by instrument in writing of a receiver (which term as used in this debenture includes a receiver and manager) or agent of the Collateral;

          (g) The institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral;

          (h) The institution of proceedings in any court of competent jurisdiction for sale or foreclosure of the Collateral;

          (i) Filing proofs of claim and other documents to establish claims in any proceeding relating to the Corporation; and

          (j) Any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Lender however created. The Lender shall not be bound to exercise any such right or remedy, and the exercise of such rights and remedies shall be without prejudice to the rights of the Lender in respect of the Obligations including the right to claim for any deficiency.

Section 2.3  Additional Rights.

          In addition to the remedies of the Lender set forth in Remedies., the Lender may, whenever the Security Interest has become enforceable:

          (a) Require the Corporation, at the Corporation's expense, to assemble the Collateral consisting of tangible personal property at a place or places designated by notice in writing given by the Lender to the Corporation;

          (b) Require the Corporation, by notice in writing given by the Lender to the Corporation, to disclose to the Lender the location or locations of the Collateral consisting of tangible personal property;

          (c) Repair, process, modify, improve, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Corporation or otherwise;

          (d) Carry on all or any part of the business or businesses of the Corporation and, to the exclusion of all others including the Corporation, enter upon, occupy and use all or any of the premises, buildings, plant, undertaking and other property of or used by the Corporation, including the Real Property, for such time as the Lender sees fit, free of charge, and the Lender shall not be liable to the Corporation for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection therewith or resulting therefrom;

          (e) Borrow for the purpose of carrying on the business of the Corporation or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment; and

          (f) Demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give valid and effectual receipts and discharges therefor and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Corporation.

Section 2.4  Concerning the Receiver.

(1) Any receiver appointed by the Lender shall be vested with the rights and remedies which could have been exercised by the Lender in respect of the Corporation or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any instrument or instruments supplemental thereto. The identity of the receiver, any replacement thereof and any remuneration thereof shall be within the sole and unfettered discretion of the Lender.

(2) Any receiver appointed by the Lender shall act as agent for the Lender for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Corporation. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Corporation or as agent for the Lender as the Lender may determine in its discretion. The Corporation agrees to ratify and confirm all actions of the receiver acting as agent for the Corporation, and to release and indemnify the receiver in respect of all such actions.

(3) The Lender, in appointing or refraining from appointing any receiver shall not incur liability to the receiver, the Corporation or otherwise and shall not be responsible for any misconduct or negligence of such receiver.

Section 2.5  Appointment of Attorney.

          The Corporation hereby irrevocably appoints the Lender (and any officer thereof) as attorney of the Corporation (with full power of substitution) to exercise in the name of and on behalf of the Corporation, for so long as the Security Interest has become enforceable against the Corporation, any of the Corporation's right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement and delivery of any agreements, documents, instruments, securities, documents of title and chattel paper and any notices, receipts, assignments or verifications of the accounts. All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own negligence or wilful misconduct.

Section 2.6  Dealing with the Collateral and the Security Interest.

(1) The Lender shall not be obliged to exhaust its recourse against the Corporation or any other person or persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Lender may consider desirable.

(2) The Lender may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and with other parties, sureties or securities as the Lender may see fit without prejudice to the Obligations or the rights of the Lender in respect of the Collateral.

(3) The Lender shall not be liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral; bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of the Lender, the Corporation or any other parties in respect thereof; responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal therewith; and bound to protect the Collateral from depreciating in value or becoming worthless.

Section 2.7  Standards of Sale.

          Without prejudice to the ability of the Lender to dispose of the Collateral in any manner which is commercially reasonable, the Corporation acknowledges that a disposition of Collateral by the Lender which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

          (a) Collateral may be disposed of in whole or in part;

          (b) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

          (c) Any purchaser or lessee of such Collateral may be a customer of the Lender;

          (d) A disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Lender, in its sole discretion, may deem advantageous; and

          (e) The Lender may establish an upset or reserve bid or price in respect of the Collateral.

Section 2.8   Dealings by Third Parties.

          No person dealing with the Lender or its agent or a receiver shall be required to determine whether the Security Interest has become enforceable; to determine whether the powers which the Lender or its agent is purporting to exercise have become exercisable; to determine whether any money remains due to the Lender by the Corporation; to determine the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made; to determine the propriety or regularity of any sale or of any other dealing by the Lender with the Collateral; or to see to the application of any money paid to the Lender.


                                   ARTICLE 3
                                    GENERAL

SECTION 3.1  DISCHARGE.

          The Security Interest shall be discharged upon, but only upon, full payment of the Obligations and at the request and at the expense of the Corporation. The Lender shall execute and deliver to the Corporation such releases and discharges as the Corporation may reasonably require.

Section 3.2  No Merger, etc.

          No judgment recovered by the Lender shall operate by way of merger of or in any way affect the Security Interest, which is in addition to and not in substitution for any other security now or hereafter held by the Lender in respect of the Obligations.

Section 3.3  Waivers, etc.

          No amendment, consent or waiver by the Lender shall be effective unless made in writing and signed by an authorized officer of the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 3.4  Further Assurances.

          The Corporation shall from time to time, whether before or after the Security Interest shall have become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Lender may reasonably require for protecting the Collateral or perfecting the Security Interest and for exercising all powers, authorities and discretions hereby conferred upon the Lender, and the Corporation shall, from time to time after the Security Interest has become enforceable do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Lender may require for facilitating the sale of the Collateral in connection with any realization thereof.

Section 3.5  Successors and Assigns.

          This debenture shall be binding upon the Corporation, its successors and assigns, and shall enure to the benefit of the Lender and its successors and assigns. All rights of the Lender hereunder shall be assignable and in any action brought by an assignee to enforce any such right, the Corporation shall not assert against such assignee any claim or defence which the Corporation now has or hereafter may have against the Lender.

Section 3.6  Headings, etc.

          The division of this debenture into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 3.7  Severability.

          If any provision of this debenture shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Section 3.8  Negotiable Instrument.

          This debenture is a negotiable instrument and all holders hereof from time to time are invited by the Corporation to treat it accordingly.

Section 3.9  Governing Law.

          This debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as an Ontario contract.

IN WITNESS WHEREOF the Corporation has executed this Demand Debenture.



                                      AMERICAN COLOR GRAPHICS, INC.



                                      By:____________________________________
                                              Authorized Signing Officer

                                      By:____________________________________
                                               Authorized Signing Officer



                                 SCHEDULE "A"

                    LEGAL DESCRIPTION OF THE REAL PROPERTY


FIRSTLY:

That certain parcel or tract of land and premises situate, lying and being in the Town of Fort Erie, Regional Municipality of Niagara (formerly in the Township of Bertie, in the County of Welland) and Province of Ontario and being composed of part of Lot 12, Concession 11 N.R. of the said Township and premising that the northerly limit of said Lot has a bearing of N88degrees 22' 30" E. and relating all bearings herein thereto, the said parcel being particularly described as follows:

COMMENCING at an iron bar in the northerly limit of said lot distant therein
195.0 feet measured on a bearing of N88degrees 22' 30"E. from the northwesterly angle of said Lot;

THENCE N88degrees 22' 30"E. along the northerly limit of said Lot 2229.85 feet to an iron bar;

THENCE S1degree 12' E., being parallel to the westerly limit of said Lot,
665.93 feet to an iron bar planted in the northerly limit of the right-of-way of the Penn Central Railway;

THENCE N78degrees 23' 30"W. along said northerly limit 794.54 feet to an iron bar planted at the beginning of a curve to the left having a radius of 11,499 feet;

THENCE northwesterly in the arc of said curve 846.27 feet to an iron bar planted at the end thereof, said arc having a chord of 846.08 feet measured on a bearing of N80degrees 30'W;

THENCE N82degrees 36' 30"W. continuing along said northerly limit 27.96 feet to an iron bar marking an angle therein;

THENCE N1degree 12' W. continuing along said northerly limit 50.57 feet to an iron bar marking an angle therein;

THENCE N82degrees 36' 30"W. continuing along said northerly limit 602.77 feet to an iron bar planted in a line drawn through the Point of Commencement on a bearing of S1 12'E.;

THENCE N1degree 12' W. continuing along said line 171.36 feet more or less to the Point of Commencement.

As set out in Instrument No. 98908B registered March 28, 1969.

SAVE AND EXCEPT that part of Lot 12, Concession 11 N.R., designated as Part 2 on Reference Plan 59R-1744.


SECONDLY:

That part of Lot 12, Concession 11 N.R., Town of Fort Erie, Regional Municipality of Niagara (formerly in the Township of Bertie, County of Welland, and Province of Ontario, designated as Part 1 on Reference Plan 59R-4382.



                                 SCHEDULE "B"

                                   LOCATIONS

1.  3565 Eagle Street, P.O. Box 130, Stevensville, Ontario LOS 1S



                                                                   EXHIBIT H-2

                        DEBENTURE PLEDGE AGREEMENT
                        --------------------------

          Debenture Pledge Agreement dated as of August 15, 1995 and amended and restated as of May 8, 1998, made by AMERICAN COLOR GRAPHICS, INC. (the "Corporation"), a corporation duly incorporated, organized and existing under the laws of the State of New York and having its chief executive office at 100 Winners Circle, Brentwood, Tennessee, U.S.A., 37027, to and in favour of BT COMMERCIAL CORPORATION (the "Collateral Agent"), for the Secured Creditors (as defined below).

          WHEREAS the Corporation, ACG Holdings, Inc., the financial institutions from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., as Syndication Agent (the "Syndication Agent"), GE Capital Corporation, as Documentation Agent and Bankers Trust Company, as Administrative Agent (the "Administration Agent") have entered into a Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as the same may be further amended, modified or supplemented from time to time the "Credit Agreement") providing for the making of Loans and the issuance of, and participation in Letters of Credit as contemplated therein (with the Lenders from time to time party to the Credit Agreement, the Collateral Agent, the Issuing Bank, the Swingline Bank, the Syndication Agent and the Administration Agent being herein called the "Bank Creditors");

          AND WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the "Interest Rate Agreements", and each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bankers Trust Company, in its individual capacity ("BTCo"), any Lender or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Secured Interest Rate Agreement (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Bank Creditors, collectively, the "Secured Creditors");

           AND WHEREAS the Corporation has heretofore entered into a debenture pledge agreement dated as of August 15, 1995 (as amended, modified or supplemented to the date hereof, the "Original Debenture Pledge Agreement");

          AND WHEREAS the Corporation desires to amend and restate the Original Debenture Pledge Agreement in the form of this Debenture Pledge Agreement;

          AND WHEREAS capitalized terms used in this Debenture Pledge Agreement, but not defined herein, are intended to have the respective meanings ascribed thereto in the Credit Agreement, except for the term "Obligations", which shall have the meaning ascribed thereto in the Security Agreement and except for the term "Event of Default", which shall have the meaning ascribed thereto in the Security Agreement;

          AND WHEREAS it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Corporation shall have executed and delivered to the Collateral Agent this Debenture Pledge Agreement;

          AND WHEREAS the Corporation desires to execute this Debenture Pledge Agreement to satisfy the conditions described in the preceding paragraph;

          NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by the Collateral Agent to the Corporation and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby agrees as follows:

1. Pledge, etc. The Corporation hereby pledges and hypothecates to and deposits with the Collateral Agent, for its own benefit and as Collateral Agent for the benefit of the Secured Creditors, the debentures created by the Corporation, copies of which are attached hereto as Schedule 'A', together with all renewals thereof, substitutions therefor, accretions thereto, interest thereon and proceeds thereof (collectively, the "Debentures").

2. Obligations Secured. (1) The pledge and hypothecation granted hereby secures payment to the Collateral Agent and the Secured Creditors and performance of all of the Obligations.

     (2) All expenses, costs and charges incurred by or on behalf of the Secured Creditors in connection with this Debenture Pledge Agreement, the Credit Agreement, the Secured Interest Rate Agreements, the Debentures or the realization of the Debentures or the Collateral (as defined in the Debentures), including all legal fees, court costs, receiver's or Collateral Agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral shall be added to and form a part of the Obligations.

3. Realization Upon Default. If an Event of Default shall occur, and for so long as it is continuing, the Collateral Agent may realize upon or otherwise dispose of the Debentures or either of them by sale, transfer or delivery or exercise and enforce all rights and remedies of a holder of either of the Debentures as if the Collateral Agent were absolute owner thereof, without notice to or control by the Corporation and any such remedy may be exercised separately or in combination and shall be in addition to and not in substitution for any other rights the Collateral Agent may have, however created.

4. Payment of Interest. Payment to the Collateral Agent of interest for any period in respect of the Obligations shall be deemed to be payment in satisfaction of the interest payment for the same period under the Debentures in such manner as the Collateral Agent shall deem appropriate.

5. Application of Proceeds. The proceeds of the Debentures may be applied by the Collateral Agent in accordance with the provisions of
     Section 7.4 of the Security Agreement.

6. No Merger. The Debentures shall not operate by way of merger of any of the Obligations and no judgment recovered by the Collateral Agent shall operate by way of merger of or in any way affect the security of the Debentures which are in addition to and not in substitution for any other security now or hereafter held by the Collateral Agent in respect of the Obligations.

7. Dealing with the Debentures. (1) The Collateral Agent shall not be obliged to exhaust its recourse against the Corporation or any other person or persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Debentures in such manner as the Collateral Agent may consider desirable.

     (2) The Collateral Agent may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and with other parties, sureties or securities as the Collateral Agent may see fit without prejudice to the Obligations or the rights of the Collateral Agent in respect of the Debentures.

     (3) The Collateral Agent shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Debentures; (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Debentures or for the purpose of preserving any rights of the Collateral Agent, the Corporation or any other parties in respect thereof; (iii) responsible for any loss occasioned by any sale or other dealing with the Debentures or by the retention of or failure to sell or otherwise deal therewith; or (iv) bound to protect the Debentures from depreciating in value or becoming worthless.

8. Further Assurances. The Corporation shall from time to time, whether before or after the Collateral Agent shall have become entitled to realize upon or otherwise dispose of the Debentures, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Collateral Agent may reasonably require for perfecting the security constituted by the Debentures and for exercising all powers, authorities and discretions hereby conferred upon the Collateral Agent, and the Corporation shall, from time to time after the Collateral Agent shall have become entitled to realize upon or otherwise dispose of the Debentures, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Collateral Agent may require for facilitating the sale of the Debentures in connection with any realization thereof.

9. Successors and Assigns. This Debenture Pledge Agreement shall be binding upon the Corporation, its successors and assigns, and shall enure to the benefit of the Collateral Agent and its successors and assigns. All rights of the Collateral Agent hereunder shall be assignable and in any action brought by an assignee to enforce any such right, the Corporation shall not assert against such assignee any claim or defence which the Corporation now has or hereafter may have against the Collateral Agent.

10. Severability. Any provision of this Debenture Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Headings, etc. The division of this Debenture Pledge Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

12. Governing Law. This Debenture Pledge Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as an Ontario contract.

          IN WITNESS WHEREOF the Corporation has duly executed this Debenture Pledge Agreement as of the date first above written.

                               AMERICAN COLOR GRAPHICS, INC.
------------------------------

                               Per

                                  -------------------------------------------
                                  Authorized Signing Officer            c/s



                                                                     EXHIBIT I

                      FORM OF COMPLIANCE CERTIFICATE
                      ------------------------------

               [Letterhead of the American Color Graphics, Inc.]

                                                        ________________, ____

To:  Bankers Trust Company, as Administrative Agent
        (the "Administrative Agent"), and each of the financial institutions party to the Credit
        Agreement referred to below (the "Lenders")

Ladies and Gentlemen:

          I hereby certify to you as follows:

     (a) I am the duly elected [Title] of American Color Graphics, Inc., a New York corporation (the "Borrower"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG Holdings, Inc. ("Holdings"), the Borrower, the Lenders, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Bankers Trust Company, as Administrative Agent (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement")

     (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Holdings, the Borrower, and each of their respective Subsidiaries during the immediately preceding [fiscal year/fiscal quarter].

     (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such [fiscal year/fiscal quarter], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this paragraph (c) listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Holdings, the Borrower or any of their respective Subsidiaries has taken, is taking, or proposes to take with respect to such condition or event.

          I further certify that, based on the review described in paragraph (b) above, neither the Borrower nor Holdings at any time during or at the end of such [fiscal year/fiscal quarter], except as specifically described on Schedule II attached hereto or as permitted by the Credit Agreement, did any of the following:

               (i) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Credit Agreement.

               (ii) Changed the location of its chief executive office, or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of inventory in the ordinary course of its business or as otherwise permitted by Section 8.1 of the Credit Agreement), or established any new asset locations.

               (iii) Materially changed the terms upon which it sells goods
                     (including sales on consignment) or provides services, nor has any vendor or trade supplier to the Borrower or Holdings during or at the end of such period materially adversely changed the terms upon which it supplies goods to the Borrower or Holdings.

               (iv) Permitted or suffered to exist any Liens on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

               (v) Received any materially adverse notices from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters.

               (vi) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by Holdings, the Borrower or any of their respective Subsidiaries.

          (d) Attached hereto as Schedule III are (i) the calculations used in determining, as of the end of such [fiscal year/fiscal quarter] whether the Borrower was in compliance with Section 2.6(i) and the covenants set forth in Articles 7 and 8 of the Credit Agreement for such [fiscal year/fiscal quarter], (ii) a statement of the Leverage Ratio as at the last day of such [fiscal year/fiscal quarter] and the calculations used in determining same, (iii) a statement of the Retained Excess Cash Flow Amount, the Retained Equity Amount and the Available Basket Amount on the date hereof and the calculations used in determining the same [and (iv) the amount of Excess Cash Flow for such fiscal year and the calculations used in determining the same].

          The foregoing certifications are made and delivered this ___________ day of ___________, ____.

                                   Very truly yours,

                                   AMERICAN COLOR GRAPHICS, INC.

                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                                                    Schedule I
                                                                    ----------

                      DEFAULTS AND EVENTS OF DEFAULT
                      ------------------------------




                                                                   SCHEDULE II
                                                                   -----------




                                                                  SCHEDULE III
                                                                  ------------

                               CALCULATIONS
                               ------------



                                                                     EXHIBIT J

                    FORM OF COLLATERAL ACCESS AGREEMENT
                    -----------------------------------


                  [American Color Graphics, Inc. Letterhead]

                                                             __________, 19__




[Landlord's Address]

                            [Property Address]

Dear Landlord:

          As you know, American Color Graphics, Inc. (the "Company") is the tenant at the above location (the "Property").

          We have arranged for financing from the group of financial institutions (the "Lenders") pursuant to the Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998, among ACG Holdings, Inc., the Company, Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), General Electric Capital Corporation, as Documentation Agent (the "Documentation Agent"), and Morgan Stanley Senior Funding, Inc., as Syndication Agent (the "Syndication Agent"). As a condition of such financial accommodations, the Company has granted to BT Commercial Corporation, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors under, and as defined in, the Amended and Restated Security Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (the "Amended and Restated Security Agreement"), among the Company, certain subsidiaries of the Company signatory thereto and the Collateral Agent, a first priority lien on any inventory and accounts that are now or in the future may be located in our properties. The Collateral Agent has asked that we notify you and have you agree to this letter and return it to us in the enclosed postage-paid envelope.

          By signing this letter, you confirm that you are the landlord under our lease, that our lease of the Property is in full force and effect and has not been modified and that to the best of your knowledge, we are not in default under the lease.

          You also agree that any lien of any kind that you may have or obtain on our accounts or inventory shall be junior to the Collateral Agent's lien, that any claim you may have on the accounts or inventory shall be subordinated to the prior payment in full of our obligations to the Collateral Agent and the Lenders, and that prior to taking any action to enforce any lien, you will give the Collateral Agent at least thirty
(30) business days' prior notice of your intent to take action. If we should default to the Lenders, you agree that in all circumstances the Collateral Agent may have access to the Property for the purpose of removing or selling the accounts or inventory. The Collateral Agent agrees to pay you for any physical damage to the Property caused by the Collateral Agent in connection with any removal or sale.

          You also agree to send to the Collateral Agent (at the address indicated below) any notice of default that you deliver to our Company under the lease covering the Property.

          Since these loans are important for the future of our Company and since the Lenders and the Collateral Agent will be relying on this letter, we would greatly appreciate it if you would sign the enclosed copy of this letter and return it to me in the enclosed envelope. If you have any questions, please feel free to contact me at ______.

          Thank you in advance for your cooperation.

                                             Sincerely,





Acknowledged and agreed as of
the date first above written:

[Landlord's Name]


By:
   --------------------------------
              (Signature)



-----------------------------------
       (Print or Type Name)



-----------------------------------
       (Print or Type Title)



BT COMMERCIAL CORPORATION,
  as Collateral Agent for
  the Lenders

By:
   --------------------------------



-----------------------------------
       (Print or Type Name)


-----------------------------------
      (Print or Type Title)


c/o Bankers Trust Company
130 Liberty Street
New York, New York  10006
Attn:  David Bell



                                                                     EXHIBIT K

                FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                -------------------------------------------


                                                     Date _____________, ____


          Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. _________________ (the "Assignor") and ________________
(the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, (x) in the case of any assignment of outstanding A Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A Term Loans, (y) in the case of any assignment of outstanding B Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding B Term Loans and (z) in the case of any assignment of all or any portion of the Total Revolving Loan Commitments, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitments and of all then outstanding Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Revolving Loan Commitment and the amount of the outstanding Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings, the Borrower or any of their respective Subsidiaries or the performance or observance by Holdings, the Borrower or any of their respective Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a parent company or an affiliate of the Assignor which is at least 50% owned by the Assignor or its parent company or an Eligible Transferee under Section 11.6 of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Documentation Agent, the Syndication Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (v) represents and warrants that it is duly authorized to enter into and perform the terms of this Agreement and Assumption Agreement [and] (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vii) represents that (I) no part of its acquisition of its Loans or Commitments is made out of assets of any employee benefit plan, or (II) after consultation, in good faith, with the Borrower and provision by the Borrower of such information as may be reasonably requested by the Assignee, the acquisition and holding of such Commitments and Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code or (III) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and, as of the date of the transfer, there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the Assignee](1)[; and [(vii)][(viii)] attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty](2).


-----------
(1)  Include if the Assignee is not a commercial bank.
(2) Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.


          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be (x) the date upon which all of the following conditions have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) the receipt of the consent of the Administrative Agent and the Borrower to the extent required by Section 11.6 of the Credit Agreement, (iii) receipt by the Administrative Agent of the assignment fee referred to in Section
11.6 of the Credit Agreement and (iv) the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in
Section 11.12 of the Credit Agreement or (y) such later date as is otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the outstanding A Term Loans, B Term Loans and/or Revolving Loans at the rates specified in Item 6 of Annex I; (y) all Unused Line Fees (if applicable) on the Assigned Share of the Total Revolving Loan Commitments at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Unused Line Fees and Letter of Credit Fees, to be paid by the Administrative Agent upon receipt thereof from the Borrower directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the outstanding A Term Loans, B Term Loans and/or Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the outstanding A Term Loans, B Term Loans and/or Revolving Loans which are outstanding on the Settlement Date, net of any closing costs. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day            [NAME OF ASSIGNOR]
______________, ____               as Assignor


                                   By
                                      ---------------------------
                                      Name:
                                      Title:

                                   [NAME OF ASSIGNEE]
                                   as Assignee

                                   By
                                      ---------------------------
                                      Name:
                                      Title:

Acknowledged and Agreed:

[BANKERS TRUST COMPANY,
  as Administrative Agent

By
   ---------------------------
   Name:
   Title:](3)


------------
(3) The consent of each of the Administrative Agent is required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of Section 11.6(b) of the Credit Agreement.


[AMERICAN COLOR GRAPHICS,
  INC.

By
   ---------------------------
   Name:
   Title:](4)

------------
(4) The consent of the Borrower is required in connection with any assignment of Revolving Loan Commitment to an Eligible Transferee pursuant to clause (y) of Section 11.6(b) of the Credit Agreement (which consent shall not be unreasonably withheld or delayed).

                                                                       ANNEX I
                                                                       -------
               ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT
               ---------------------------------------------


1.   Borrower:  American Color Graphics, Inc.

2.   Name and Date of Credit Agreement:

     Credit Agreement, among ACG Holdings, Inc., the Borrower, the Lenders from time to time party thereto, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, dated as of August 15, 1995 and amended and restated as of May 8, 1998, as so amended and restated and as the same may be further amended, restated, modified or supplemented from time to time.

3.   Date of Assignment and Assumption Agreement:

4.   Amounts (as of date of item #3 above):

                           Outstanding       Outstanding       Total Revolv-
                          Principal of       Principal of        ing Loan
                          A Term Loans       B Term Loans       Commitments
                         ---------------    --------------    ---------------

a.  Aggregate Amount for   $__________       $___________       $__________
    all Lenders

b.   Assigned Share         __________%       ___________%       __________%

c.   Amount of Assigned    $__________       $___________       $__________
     Share


5.   Settlement Date:

6.    Rate of Interest to the          As set forth in Sections 4.1
      Assignee:                        and 4.2 of the Credit Agreement
                                       (unless otherwise agreed to
                                       by the Assignor and the
                                       Assignee)(5)

7.    Unused Line Fee:                 As set forth in Section 4.6
                                       of the Credit Agreement
                                       (unless otherwise agreed to
                                       by the Assignor and the
                                       Assignee)(6)

8.    Letter of Credit Fees            As set forth in Section 4.7(a) of
      to the Assignee                  the Credit Agreement (unless
                                       otherwise agreed to by the Assignor
                                       and the Assignee)(7)

------------
(5) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rates set forth in Sections 4.1 and 4.2 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of the interest through payments by the Assignee to the Assignor.


(6) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitments are being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Unused Line Fees to the Assignee at the rate set forth in
     Section 4.6 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Unused Line Fees through payment by the Assignee to the Assignor.

(7) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitments are being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in
     Section 4.7(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Letter of Credit Fees through payment by the Assignee or the Assignor.

9.   Notice:

          ASSIGNOR:

               _____________________

               _____________________

               _____________________

               _____________________
               Attention:
               Telephone:
               Telecopier:
               Reference:

          ASSIGNEE:

               _____________________

               _____________________

               _____________________

               _____________________
               Attention:
               Telephone:
               Telecopier:
               Reference:



10.  Payment Instructions:

          ASSIGNOR:

               _____________________

               _____________________

               _____________________

               _____________________
               Attention:
               Reference:

          ASSIGNEE:

               _____________________

               _____________________

               _____________________

               _____________________
               Attention:
               Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                   [NAME OF ASSIGNOR]


By_______________________            By______________________


  _______________________              ______________________
   (Print Name and Title)              (Print Name and Title)



                                                                     EXHIBIT L

                    FORM OF SECTION 4.11(e) CERTIFICATE
                    -----------------------------------


          Reference is hereby made to the Credit Agreement, dated as of August 15, 1995, and amended and restated as of May 8, 1998, among ACG Holdings, Inc., American Color Graphics, Inc., various financial institutions, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.11(e) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                              [NAME OF BANK]

                              By
                                 -------------------------------
                                 Name:
                                 Title:


Date:  _______________, ____